                      SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the
                    Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        Trans Global Services, Inc.
        (Name of Registrant as Specified In Its Charter)

                                N.A.
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)
        (2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.
1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:

2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

4)  Date Filed:

                         Trans Global Services, Inc.
                       1393 Veterans Memorial Highway
                         Hauppauge, New York 11788

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                August 13, 1998

NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Trans Global Services, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 1393 Veterans Memorial Highway, Hauppauge, New York 11788 on August 13, 1998, at 9:00 A.M. local time, for the purpose of considering and acting upon the following matters:

(1) The election of five (5) directors to serve until the 1999 Annual Meeting of Stockholders and until their successors shall be elected and qualified;

(2) The approval of an amendment to the Company's certificate of incorporation to decrease the number of shares of authorized preferred stock, par value $.01 per share, from 20,000,000 shares to 5,000,000 shares and to decrease the number of shares of authorized common stock, par value $.01 per share, from 50,000,000 shares to 25,000,000 shares.

(3) The approval of the 1998 Long-Term  Incentive Plan.

(4) The approval of Moore Stephens, P.C. as the Company's independent certified public accountants for the year ending December 31, 1998; and

(5) The transaction of such other and further business as may properly come before the meeting.

The Board of Directors of the Company has fixed the close of business on June 22, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the 1998 Annual Meeting. A list of stockholders eligible to vote at the 1998 Annual Meeting will be available for inspection during normal business hours for purposes germane to the meeting during the ten days prior to the meeting at the offices of the Company, 1393 Veterans Memorial Highway, Hauppauge, New York 11788.

The enclosed Proxy Statement contains information pertaining to the matters to be voted on at the Annual Meeting. A copy of the Company's Annual Report to Stockholders for 1997 is being mailed with this Proxy Statement.

                                     By order of the Board of Directors

                                     Glen R. Charles

Hauppauge, New York
July 8, 1998

THE MATTERS BEING VOTED ON AT THE ANNUAL MEETING ARE IMPORTANT TO THE COMPANY, AND CERTAIN OF THE MATTERS REQUIRE THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK. IN ORDER THAT YOUR VOTE IS COUNTED AT THE ANNUAL MEETING, PLEASE EXECUTE, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING IF THE PROXY IS REVOKED IN THE MANNER SET FORTH IN THE PROXY STATEMENT

                                    PROXY STATEMENT
                        1998 Annual Meeting of Stockholders

                                 GENERAL INFORMATION

The accompanying proxy and this Proxy Statement are furnished in connection with the solicitation by the Board of Directors of Trans Global Services, Inc., a Delaware corporation (the "Company"), of proxies for use at the Company's 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company, 1393 Veterans Memorial Highway, Hauppauge, New York 11788, on August 13, 1998 at 9:00 A.M. or at any adjournment thereof. This Proxy Statement and the related proxy and the 1996 Annual Report to Stockholders (the "Annual Report") are being mailed to stockholders of the Company on or about July 10, 1998.

At the Annual Meeting, stockholders will vote on (a) the election of five (5) directors to serve until the 1999 Annual Meeting of Stockholders and until their successors shall be elected and qualified, (b) the approval of an amendment to the Company's certificate of incorporation to decrease the number of shares of authorized preferred stock, par value $.01 per share, from 20,000,000 shares to 5,000,000 shares and to decrease the number of shares of authorized common stock, par value $.01 per share, from 50,000,000 shares to 25,000,000 shares,
(c) the approval of the 1998 Long-Term Incentive Plan, (d) the approval of Moore Stephens, P.C. as the Company's independent certified public accountants for the year ending December 31, 1998, and (e) the transaction of such other and further business as may properly come before the meeting. The Board of Directors does not know of any other matters which will be voted upon at the Annual Meeting.

Stockholders are encouraged to review the detailed discussion presented in this Proxy Statement and either return the completed and executed proxy or attend the Annual Meeting.

Record Date; Outstanding Shares; Voting Rights and Proxies

Stockholders of record at the close of business on June 22, 1998 (the "Record Date"), are entitled to notice and to vote at the Annual Meeting. As of the close of business on the Record Date there were outstanding 3,819,716 shares of common stock of the Company ("Common Stock"). The holders of the Common Stock are entitled to one vote for each share owned of record on the Record Date.

The presence in person or by proxy of holders of a majority of the shares of voting stock of the Company entitled to be voted will constitute a quorum for the transaction of business at the Annual Meeting. If a stockholder files a proxy or attends the Annual Meeting, his or her shares are counted as being present at the Annual Meeting for purposes of determining whether there is a quorum, even if the stockholder abstains from voting on all matters. The vote required for the election of directors and approval of other proposals is set forth in the discussion of each proposal.

Each stockholder of the Company is requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that his or her shares are voted at the Annual Meeting. The return of a signed proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving a written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting and voting in person. There is no required form for a proxy revocation. All properly executed proxies not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

If a proxy is signed and returned, but no specification is made with respect to any or all of the proposals listed therein, the shares represented by such proxy will be voted for all the proposals, including the Election of Directors. Abstentions and broker non-votes are not counted as votes "for" or "against" a proposal, but where the affirmative vote on the subject matter is required for approval, abstentions and broker non-votes are counted in determining the number of shares present or represented.

Anticipated Vote of Principal Stockholders

SIS Capital Corp. ("SISC"), the Company's principal stockholder,  and Mr. Joseph
G. Sicinski, president and chief executive officer of the Company, hold, in the aggregate, 1,804,993 shares of Common Stock, representing 47.25% of the outstanding Common Stock on the Record Date. Such stockholders have advised the Company that they intend to vote their shares in favor of all of the proposals submitted by the Board of Directors at the Annual Meeting. SISC is a wholly-owned subsidiary of Consolidated Technology Group Ltd. ("Consolidated"), which is a public corporation. See "Beneficial Ownership of Securities and Security Holdings of Management"

Cost of Solicitation

The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by mail, directors, officers and employees of the Company, who will receive no compensation in addition to their regular salary, may solicit proxies by mail, telecopier, telephone or personal interview. The Company will request that brokers and other custodians, nominees and fiduciaries forward proxy material to the beneficial holders of the Common Stock held of record by such persons, where appropriate, and will, upon request, reimburse such persons for their reasonable out-of-pocket expenses incurred in connection therewith.


    BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY HOLDINGS OF MANAGEMENT

Set forth below is information as of May 31, 1998, as to each person owning of record or known by the Company, based on information provided to the Company by the persons named below, to own beneficially at least 5% of the Company's Common Stock and all officers and directors as a group.

Beneficial Ownership of Securities and Security Holdings of Management
   [Continued]
Name and Address-1                 Shares               Percent of Outstanding
                                                        Common Stock
SIS Capital Corp.
Consolidated Technology Group Ltd.
160 Broadway
New York, NY 10038                1,529,994             40.1%

Joseph G. Sicinski
1393 Veterans Memorial Highway
Hauppauge, NY 11788                 609,944-2           14.7%

Lewis S. Schiller
249 Saw Mill River Road
Elmsford, NY 10523                  316,668-3            8.0%

James L. Conway                       2,000              *

Edwart D. Bright                         --              --

Donald Chaifetz                          --              --

Seymour Richter                          --              --

All directors and officers as
a group (three individuals owning
stock or warrants)                  648,610-2,4        16.0%

*       Less than 1%.

1 Unless otherwise indicated, each person has the sole voting and sole investment power and direct beneficial ownership of the shares.

2  Represents  (a) 274,999  shares of Common  Stock owned by Mr.  Sicinski,  (b)
184,945  shares of Common Stock  issuable  pursuant to stock options held by Mr.
Sicinski to the extent  that such  options are  presently  exercisable,  and (b)
150,000 shares issuable upon exercise of a warrant held by Mr. Sicinski.

3 Includes  158,333  shares  issuable  upon the exercise of warrants held by Mr.
Schiller.  Does not include any shares owned by DLB, Inc., which is owned by Mr.
Schiller's wife. Mr. Schiller disclaims beneficial interest in DLB, Inc. or any securities owned by DLB, Inc.

4 Includes 36,666 shares of Common Stock issuable upon exercise of an incentive stock option held by one other officer.

                           ELECTION OF DIRECTORS

Directors of the Company are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. The bylaws of the Company provide that the number of directors comprising the whole board shall be determined from time to time by the Board of Directors. The Board of Directors has established the size of the board for the ensuing year at five directors and is recommending that the five incumbent directors of the Company be re-elected. If any nominee becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the Board of Directors, and any share represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of director.

The Board of Directors is presently comprised of five individuals, Messrs. Joseph G. Sicinski, Edward D. Bright, Donald Chaifetz, James L. Conway and Seymour Richter. Mr. Sicinski was elected at the 1997 Annual Meeting of Stockholders, for which proxies were solicited. Messrs. Bright, Chaifetz and Richter were elected to the board in April 1998, effective upon the resignation of Messrs. Lewis S. Schiller, Norman J. Hoskin and E. Gerald Kay, who were elected at the 1997 Annual Meeting. Mr. Conway was elected to the board in June 1998.

The following table sets forth certain information concerning the nominees for director:

Name                       Age             Position with the Company

Joseph G. Sicinski         66              President, chief executive officer
                                           and director
Edward D. Bright-1         61              Chairman of the board and director
Donald Chaifetz-1          65              Director
James L. Conway-2          49              Director
Seymour Richter-1,2        61              Director

1       Member of the compensation committee.
2       Member of the audit committee.

Mr. Joseph G. Sicinski has been president and a director of the Company and its predecessor since September 1992 and chief executive officer since April 1998.
For more than eight years prior thereto, he was executive vice president of corporate marketing for Interglobal Technical Services, Inc., which was engaged in providing technical temporary staffing services. Mr. Sicinski is also a director of Netsmart Technologies, Inc. ("Netsmart"), a publicly-held company that markets medical information systems of which SISC, the Company's principal stockholder, is a major stockholder.



Mr. Edward D. Bright has been a director of the Company since April 1998. In April 1998, Mr. Bright was also elected as chairman, secretary, treasurer and a director of Consolidated, the parent company of SISC, and a director of Netsmart. Consolidated, through SISC, is the principal stockholder of the Company and, through another subsidiary, offers telecommunications services. From January 1996 until April 1998, Mr. Bright was an executive officer of or advisor to Creative Socio Medics Corp. ("CSM"), a subsidiary of Netsmart which was acquired by Netsmart from Advanced Computer Techniques, Inc. ("ACT") in June 1994. From June 1994 until January 1996, he was chief executive officer of Netsmart. He was a senior executive officer and a director of CSM and ACT for more than two years prior to June 1994.

Mr. Donald Chaifetz has been a director of the Company since April 1998. Mr. Chaifetz is a principal of Maldon Co., Inc., an importing company. Mr. Chaifetz has been in the importing business for more than the past five years. He was also elected as a director of Consolidated in April 1998.

Mr. James L. Conway has been a director of the Company since June 1998. He has been president and a director of Netsmart since January 1996 and chief executive officer of Netsmart since April 1998. From 1993 until April 1998, he was president of S-Tech Corporation, which, until April 1998, was a wholly-owned subsidiary of Consolidated which manufactures specialty vending equipment for postal, telecommunication and other industries. From 1990 to 1993, he was a consultant to General Aero Products Corp., a Long Island based defense manufacturing firm as debtor in possession following its filing under Chapter 11 of the Federal Bankruptcy Act in 1989.

Mr. Seymour Richter has been a director of the Company since April 1998. In April 1998, he was also elected president, acting chief executive officer and a director of Consolidated and a director of Netsmart. From July 1995 until April 1998, Mr. Richter was employed by Patterson Travis Operating Account Inc., a private company that makes investments for its own account. For more than five years prior thereto, he was the chief executive officer of Touch Base Ltd., an independent selling organization in the apparel industry.

During 1997, Mr. Lewis Schiller, Consolidated and SISC did not file Form 4 or Form 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to their acquisition of certain securities. Mr. Schiller is no longer a director or officer of the Company.

The Company's certificate of incorporation provides that, to the fullest extent permitted under Delaware law, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty of a director. These provisions do not affect the liability of any director under Federal or applicable state securities laws.

Approval Required

Provided that a quorum is present at the Annual Meeting, the five directors receiving the most votes are elected as directors for a term of one year and until their successors are elected and qualified.

The Board of Directors recommends a vote FOR the nominees listed above.

Meetings, Committees of the Board of Directors and Directors Compensation

In 1997, the Board of Directors created audit and compensation committees. The audit committee has the authority to approve the Company's audited financial statements, to meet with the Company's independent auditors, to review with the auditors and with management any management letter issued by the auditors and to generally exercise the power normally accorded an audit committee of a public corporation.

     In addition, any transactions between the Company or its subsidiaries, on the one hand, and any officer, director or principal stockholder or any affiliate of any officer, director or principal stockholder, on the other hand, requires the prior approval of the audit committee.

The  compensation  committee  serves  as the  stock  option  committee  for  the
Company's   stock   option  plans  and  reviews  and  approves  any  changes  in compensation for the Company's executive officers.

During 1997, the compensation committee had one meeting and the audit committee did not have any meetings.

Excluding actions by unanimous written consent, during 1997 the Board of Directors held three meetings. Mr. Joseph G. Sicinski, the only current director who was a director during 1997, attended all of such meetings.

During 1997, the Company paid those directors who are not employees of the Company or its subsidiaries a fee of $500 per month, which rate is continuing in effect during 1998. See "Approval of the 1998 Long Term Incentive Plan" for information as to options granted to directors who are not employed by the Company.

                          EXECUTIVE OFFICERS

Set forth below are the executive officers of the Company and information concerning those officers who are not also directors of the Company.


Name                            Position
----                            --------
Joseph G. Sicinski             President and chief executive officer
Edward D. Bright               Chairman of the Board
Glen R. Charles                Chief financial officer, treasurer and secretary
Frank J. Vincenti              Vice President

Mr. Glen R. Charles, 44, has been chief financial officer and treasurer of the Company and its predecessor since November 1994 and secretary of the Company since April 1998. From 1992 to November 1994, he was engaged in the private practice of accounting. For more than five years prior thereto, he was chief financial officer of Telephone Support Systems, Inc., a manufacturer of telecommunications peripheral equipment.

Mr. Frank Vincenti, 45, has been vice president of the Company since June 1998. From 1997 until May 1998, he was regional vice president for Actuim, Inc., an information technology company. For eleven years prior thereto he was vice president of CDI Corporation, technical temporary staffing and information technology company.

EXECUTIVE COMPENSATION

Set forth below is information with respect to compensation paid or accrued by the Company for 1997, 1996 and 1995 to its chief executive officer and to each other officer whose compensation exceeded $100,000 for 1997.

                           Summary Compensation Table

                         Annual Compensation   Long-Term
                                               Compensation        (Awards)
Name and Principal                             Restricted Stock  Options,SARS
  Position           Year   Salary    Bonus    Awards (Dollars)    (Number)

Lewis S. Schiller,
  CEO-1             1997    --        --       --                  25,000-2
                    1996    --        --       --                  92,499-2
                    1995    --        --       --                  --

Joseph G. Sicinski,
  President         1997  243,000    96,000    --                  90,000-3
                    1996  195,500     --       --                 199,999-3
                    1995  178,000     --       --                  41,666-3

1 Mr. Schiller resigned as an officer and director of the Company in April 1998. Mr. Schiller has received no compensation from the Company. During the years ended December 31, 1997, 1996 and 1995, the total compensation paid or accrued by Consolidated to Mr. Schiller was $974,000, $340,000 and $250,000, respectively.

2 Represents, in 1997, an incentive stock option to purchase 25,000 shares of Common Stock at $3.875 per share. Represents, in 1996, warrants to purchase 66,666 shares of Common Stock at $7.50 per share, an incentive stock option to purchase 25,000 shares of Common Stock at $6.75 per share and a non-qualified stock option to purchase 833 shares at $6.186 per share. Such options and warrants were granted at the fair market value on the date of grant. In April 1998, in connection with his resignation as an officer and director of the Company, the options held by Mr. Schiller were canceled. The warrants held by Mr. Schiller were not affected by his resignation.

3 Represents, in 1997, an incentive stock option to purchase 90,000 shares of Common Stock at $3.875 per share. Represents, in 1996, warrants to purchase 66,666 shares of Common Stock at $7.50 per share and a non-qualified stock option to purchase 133,333 shares of Common Stock at $6.75 per share. Represents, in 1995, an incentive stock option to purchase 41,666 shares of Common Stock at $12.75 per share. The options granted in 1995 were canceled in connection with the grant of stock options in 1996. Such options and warrants were granted at the fair market value on the date of grant.

Employment Contracts, Compensation Agreements and Termination of Employment and Change in Control Arrangements

In October 1997, Mr. Joseph G. Sicinski entered into a five-year employment agreement with the Company pursuant to which he received annual compensation of $260,000, subject to an annual cost of living increase. In addition, he is entitled to a bonus of 5% of the Company's income before taxes, all non-cash adjustments and all payments to Consolidated, provided, that such bonus shall not exceed 200% of his annual salary. The Company also provides Mr. Sicinski with an automobile which he may use for personal use. This agreement replaced his prior employment agreement dated September 1, 1996, which provided him with an annual base salary of $234,000 and a bonus of 5% of the Company's income before income taxes, but not more than 200% of his salary. The September 1996 agreement replaced an employment agreement dated January 1995, which provided him with an annual base salary of $180,000 and a bonus of 5% of the Company's income before income taxes, but not more than 200% of his salary.

The annual salary payable by Consolidated to Mr. Schiller pursuant to his employment agreement with Consolidated was $250,000, subject to a cost of living increase, prior to September 1, 1996. Effective September 1, 1996, Mr. Schiller's annual salary from Consolidated was increased to $500,000. In addition, Mr. Schiller's employment agreement provided him with incentive compensation from Consolidated based on the results of Consolidated's operations and Mr. Schiller owned 10% of Consolidated's or SISC's equity interest in each of their operating subsidiaries and investments. Mr. Schiller has received 10% of SISC's equity interest in the Company for nominal consideration. Mr. Schiller has also received 10% of other securities owned by SISC, including securities of other subsidiaries of SISC. In April 1998, in connection with his resignation as an officer and director of Consolidated and its subsidiaries, including the Company, Consolidated purchased Mr. Schiller's employment contract, as a result of which the agreement is no longer in effect.

Option Exercises and Outstanding Options

The following table sets forth information concerning the exercise of options and warrants during the year ended December 31, 1997 and the year-end value of options held by the Company's officers named in the Summary Compensation Table. No stock appreciation rights ("SARs") have been granted.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

                                           Number of
                                           Securities        Value of
                                           Underlying        Unexercised In-
                                           Unexercised       the- Money
                                           Options at Fiscal Options at Fiscal
                                           Year End -1       Year End-2

                 Shares Acquired  Value    Exercisable/      Exercisable/
Name             Upon Exercise   Realized  Unexercisable     Unexercisable
----              -------------  --------  -------------     -------------
Lewis S. Schiller       --           --     209,166-3         $ 53,000/
                                             --                 --
Joseph G. Sicinski      --           --     334,945-4/         110,000/
                                             38,388             82,000

1 Includes options which became exercisable on January 1, 1998.

2 Based on the closing price per share of Common Stock on December 31, 1997, which was $6.00.

3 Represents warrants to purchase 158,333 shares of Common Stock at $7.50 per share, incentive stock options to purchase 25,000 shares of Common Stock at $6.75 per share and 25,000 shares at $3.875 per share, and non-qualified stock options to purchase 833 shares of Common Stock at $6.186 per share. The stock options were canceled in April 1998. The warrants owned by Mr. Schiller include warrants transferred to him by SISC.

4 Represents warrants to purchase 150,000 shares of Common Stock at $7.50 per share, a non-qualified stock option to purchase 133,333 shares of Common Stock at $6.75 per share, and an incentive stock option to purchase 51,612 shares of Common Stock at $3.875 per share.

See "Approval of the 1998 Long-Term Incentive Plan" for information concerning the Company's stock option plans, including option grants made subsequent to December 31, 1997.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company holds 1,000 shares of a series of preferred stock of Consolidated (the "Consolidated Preferred Stock"), which were issued by Consolidated in September 1995 in connection with the transfer by the Company to SISC of the stock of WWR Technology, Inc. ("WWR"), which was a subsidiary of the Company in a business not related to the Company's principal business. The shares of Consolidated Preferred Stock were issued by Consolidated to the Company in satisfaction of obligations of approximately $2.1 million due by WWR to the Company. At December 31, 1997, such shares of Consolidated Preferred Stock were automatically convertible at September 30, 2000 into such number of shares of Consolidated's common stock as has a value on such date of $2.1 million. In April 1998, the terms of the Consolidated Preferred Stock were amended, with the consent of the Company, to eliminate the provision for an automatic conversion and to provide Consolidated with the right to redeem the Consolidated Preferred Stock for $2.1 million and give the Company the right to require Consolidated to redeem the Consolidated Preferred Stock for $2.1 million. As of the date of this Proxy Statement, neither Consolidated nor the Company has taken any action relating to the redemption of such preferred stock.

The Company has from time to time made advances to three subsidiaries of SISC which are not owned or controlled by the Company (the ASISC Affiliates@). Such advances were approximately $1.7 million and $1.5 million at December 31, 1997 and 1996, respectively. The amounts outstanding on such dates represent the largest amounts outstanding during the respective periods ending on such dates. The Company cannot estimate whether or when the SISC Affiliates will pay the amounts due the Company because of their lack of available working capital, and, accordingly, are treated as long term receivables. Advances to the SISC
Affiliates may continue, although the Company has no plans to make any such advances and has not made any such advances during 1998. In addition, during 1997, the Company paid the compensation and benefits of certain non-executive employees who perform services for both the Company one of the SISC Affiliates which shared common space with the Company. The amount allocated to such SISC Affiliate, which is approximately $150,000 per annum, is included in the amount due from the SISC Affiliates. As of December 31, 1997, the Company was no longer providing such services.

The Company has an agreement dated January 1, 1995 with Consolidated, through a subsidiary, pursuant to which the Company paid such subsidiary $10,000 per month during 1997 for management services. Effective February 1, 1998, the monthly payment was increased to $15,000. Neither SISC, Consolidated nor any of their employees, including Mr. Lewis S. Schiller, who was chairman of the board and chief executive officer of the Company until his resignation in April 1998, received any compensation from the Company.

In July 1997, SISC sold 258,333 shares of Common Stock to Mr. Sicinski for $1.625 per share, which was the market price on the date of sale. Mr. Sicinski issued his five-year non-recourse promissory note in payment of the shares. In August 1997, SISC transferred to Mr. Sicinski a warrant to purchase 83,334 shares of Common Stock at $7.50 per share. SISC and Mr. Sicinski also canceled, ab initio, an option granted by SISC to Mr. Sicinski to purchase 133,333 shares of Common Stock from SISC at $1.50 per share.

In July 1997, SISC also transferred 85,006 shares of Common Stock to three key employees of Consolidated and certain of its subsidiaries, including Mr. Lewis
S. Schiller, who was then chairman of the board and chief executive officer of the Company and Consolidated, who received 24,172 shares, and Ms. Grazyna B. Wnuk, who was then the secretary of the Company and secretary and a director of Consolidated, who received 35,834 shares of Common Stock.

In connection with the resignation in April 1998 of Mr. Lewis S. Schiller as an officer and director, Messrs. Norman J. Hoskin and E. Gerald Kay as directors and Ms. Grazyna B. Wnuk as secretary, the Company and such persons exchanged general releases.

Conflicts of Interest

Messrs. Edward D. Bright, Donald Chaifetz and Seymour Richter, who are directors of the Company, are the only directors of Consolidated. The Consolidated Preferred Stock, which is owned by the Company, may be redeemed by Consolidated for $2.1 millions by action by Consolidated's board of directors and redemption may be demanded by the Company by action of its Board of Directors. In addition, of the money owed by the SISC Affiliates, approximately $340,000 is owed by Consolidated directly and approximately $1.1 million is owed by Arc Networks, Inc. ("Arc"), a subsidiary of Consolidated which had a negative working capital at March 31, 1998 and does not presently have the funds to make such payment. As a result, such individuals have the power to determined when and whether the Consolidated Preferred Stock is redeemed by Consolidated or redemption is demanded by the Company as well as the timing of payment of the money due to the Company by Consolidated on its own behalf of on behalf of Arc.

Performance Graph

The following graph, based on data provided by the Center for Research in Security Prices, shows changes in the value of $100 invested in February 1994, when the Company completed its initial public offering, of: (a) shares of Company Common Stock; (b) the Nasdaq stock index (US companies); and (c) an SIC peer group consisting of companies in the personnel supply services industry. The year-end values of each investment are based on compounded daily returns that include all dividends. Total stockholder returns from each investment can be calculated from the year-end investment values shown beneath the graph provided below.

COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURNS

                                1992    1993    1994    1995    1996    1997
Trans Global Services, Inc.                     57.7    32.1   32.01     17.1
Nasdaq Market Index             85.7    98.4    96.2   136.0   167.3    205.4
Peer Group Index               101.9    92.9   101.7   156.1   202.6    239.2

The index level for all indices was set at 100.0 on February 15, 1994.

          APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The Board of Directors has proposed an amendment to the Company's certificate of incorporation which would amend the Company's certificate of incorporation by decreasing the number of authorized shares of preferred stock, par value $.01 per share, from 20,000,000 shares to 5,000,000 shares and decreasing the number of authorized shares of Common Stock, par value $.01 per share, from 50,000,000 shares to 25,000,000 shares. The adoption of the amendment would not effect any change in the Company's outstanding Common Stock.

Financial Statements

The audited financial statements for the year ended December 31, 1997 and 1996 together with the related Management's Discussion and Analysis of Financial Condition and Results of Operations, which are included in the Annual Report, and unaudited financial statements together with the related Management's Discussion and Analysis of Financial Condition and Results of Operations, which are included in the Company's Form 10-Q Quarterly Report for the three months ended March 31, 1998, are incorporated by reference in this Proxy Statement

Vote Required

The amendment to the certificate of incorporation requires the approval of the holders of a majority of the outstanding shares of Common Stock.

Discussion of the Amendment

At the 1997 Annual Meeting of Stockholders, the stockholders also approved a one-for-six reverse split of the Common Stock, which became effective in June 1997 and reduced the number of outstanding shares of Common Stock from 22,918,331 shares to 3,819,716 shares and the number of shares of Common Stock reserved for issuance was reduced from approximately 7,700,000 shares to approximately 1,300,000 shares. There are presently no shares of Preferred Stock outstanding, and the Company has no commitments or understandings with respect to the issuance of any shares of Preferred Stock or the creation of any series of Preferred Stock. The Board of Directors believes that the reduced number of authorized shares of Preferred Stock and Common Stock will provide it with sufficient shares of Common Stock to satisfy its presently anticipated requirements for Common Stock. In the event that the board deems it appropriate to issue shares of Preferred Stock in excess of 5,000,000 or shares of Common Stock in excess of the 25,000,000 authorized shares, it will seek stockholder approval for such increase.

In addition, the Board of Directors believes that the reduction in authorized shares of Common Stock could provide the Company with considerable savings in franchise taxes.

The rights of the holders of Common Stock will not be affected by the amendment.

The Board of Directors recommends a vote FOR the amendment to the Company's certificate of incorporation.

                APPROVAL OF THE 1998 LONG-TERM INCENTIVE PLAN

The Board of Directors believes that in order to attract and retain the services of executive and other key employees, it is necessary for the Company to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies. Accordingly, in June 1998, the Board of Directors adopted, subject to stockholder approval, the 1998 Long-Term Incentive Plan (the "1998 Plan"), covering 350,000 shares of Common Stock.

The Company has three other stock option plans, two of which have been terminated. In 1993, the Company adopted the 1993 Stock Incentive Plan (the "1993 Plan"), covering an aggregate of 25,000 shares of Common Stock. Options to purchase 20,683 shares of Common Stock were granted at exercise prices of $18.00 as to 9,083 shares, $30.00 as to 2,433 shares and $30.00 as to 9,166 shares. The exercise price of all of such options was reduced to $13.50 per share in February 1995. As of December 31, 1997, options to purchase 1,691 shares had expired unexercised. No options under the 1993 Plan had been exercised. The 1993 Plan was terminated in June 1998. In January 1995, the Board of Directors adopted the 1995 Stock Incentive Plan (the "1995 Plan"), pursuant to which stock options and stock appreciation rights can be granted with respect to 50,833 shares of Common Stock. At December 31, 1997, options to purchase 48,333 shares of Common Stock were granted pursuant to the 1995 Plan, of which options to purchase 42,500 shares had been exercised and options to purchase 5,833 shares at an exercise price of $3.00 per share were outstanding. The 1995 Plan was terminated in June 1998. The termination of the 1993 Plan and the 1995 Plan did not affect any options which were outstanding under the plans.

In May 1995, the Board of Directors adopted, and, in March 1996, the stockholders approved the 1995 Long-Term Incentive Plan (the "1995 Incentive Plan"), initially covering 83,333 shares of Common Stock. In April 1996, the Board of Directors approved, and in November 1996, the stockholders approved, an amendment to the 1995 Incentive Plan which increased the number of shares of Common Stock currently subject to the 1995 Incentive Plan to 434,333 shares. The number of shares of Common Stock subject to the 1995 Incentive Plan automatically increased by 5% of any shares of Common Stock issued by the Company other than shares issued pursuant to the 1995 Incentive Plan. At December 31, 1997, options to purchase 434,333 shares of Common Stock were outstanding under the 1995 Incentive Plan. During 1998, options to purchase 50,833 shares of Common Stock, which were held by Mr. Lewis S. Schiller, formerly chairman of the board and chief executive officer of the Company, were canceled, and options to purchase 50,000 shares of Common Stock were granted.

The Company's stock option plans are administered by a committee (the "Committee") of at least two non-employee directors appointed by the board. The compensation committee serves as the Committee under the various stock option plans. Any member or alternate member of the Committee shall not be eligible to receive options or stock under the 1995 Incentive Plan (except as to the annual automatic grant of options to directors) or the 1998 Plan (except for the initial option grants as provided in the 1998 Plan and the annual automatic grant of options to non-employee directors). The Committee has broad discretion in determining the persons to whom stock options or other awards are to be granted and the terms and conditions of the award, including the type of award, the exercise price and term and restrictions and forfeiture conditions. If no Committee is appointed, the functions of the Committee shall be performed by the Board of Directors. The compensation committee consists of Messrs. Edward D. Bright, Donald Chaifetz and Seymour Richter.

Set forth below is a summary of the 1998 Plan, but this summary is qualified in its entirety by reference to the full text of the 1998 Plan, as amended, a copy of which is included as Exhibit A to this Proxy Statement. The Plan, which expires in June 2008 unless terminated earlier by the Board of Directors, gives the Board of Directors broad authority to modify the Plan, and, in particular, to eliminate any provisions which are not required in order to meet the requirements of Rule 16b-3 of the Securities and Exchange Commission pursuant with the Securities Exchange Act of 1934, as amended.

The 1998 Plan is authorized for 350,000 shares of the Common Stock. If shares subject to an option under the 1998 Plan cease to be subject to such option, or if shares awarded under the 1998 Plan are forfeited or otherwise terminate without a payment being made to the participant in the form of stock, such shares will again be available for future issuance under the 1998 Plan. The 1998 Plan imposes no limit on the number of officers and other key employees to whom awards may be made.

Awards under the 1998 Plan may be made to key employees, including officers and directors of the Company and its subsidiaries, consultants and others who perform services for the Company and its subsidiaries, except that directors who are not employed by the Company or its subsidiaries or are not otherwise engaged by the Company are not eligible for options under the 1998 Plan, except that the 1998 Plan provides for (i) the grant on June 3, 1998, the date the 1998 Plan was adopted by the Board of Directors, to each non-employee director other than the chairman of the board of a non-qualified stock option to purchase 10,000 shares of Common Stock, (ii) the grant on June 3, 1998 to the chairman of the board of a non-qualified stock option to purchase 20,000 shares of Common Stock, and
(iii) the automatic grant to each non-employee directors of a nonqualified options to purchase 5,000 shares of Common Stock on April 1st of each year, commencing April 1, 1999. The options granted to non-employee directors as well as the options to be granted pursuant to the annual grant have a term of five years from the date of grant and become exercisable as to 50% of the shares of Common Stock subject to the option six months from the date of grant and as to the remaining shares of Common Stock twelve months from the date of grant. The options granted to the non-employee directors on June 3, 1998 have an exercise price of $4.00 per share, which was the fair market value such date. Messrs. Edward D. Bright, Donald Chaifetz, James L. Conway and Seymour Richter are the directors who qualify as non-employee directors under the 1998 Plan as of the date of this Proxy Statement.

In June 1998, incentive stock options to purchase 115,000 shares at $4.00 per share were granted under the 1998 Plan (65,000 shares) and the 1995 Incentive Plan (50,000 shares), of which options to purchase an aggregate of 40,000 shares were granted to two officers, and a non-qualified stock option to purchase 60,000 shares of Common Stock at $4.00 per share was granted to Mr. Joseph G. Sicinski, president, chief executive officer and a directorof the Company. All such options become exercisable as to 50% of the shares of Common Stock subject to the option six months from the date of grant and as to the remaining shares of Common Stock twelve months from the date of grant.

Both the initial option grants and the annual automatic option grants to non-employee directors are non-qualified stock options and have a term of five years and become fully exercisable six months from the date of grant provided that the option holder is a director on such date, except that they become immediately exercisable if a change of control, as defined in the 1998 Plan, should occur.

The Committee has the authority to grant the following types of awards under the 1998 Plan: incentive or nonqualified stock options; stock appreciation rights; restricted stock; deferred stock; stock purchase rights and/or other stockbased awards. The 1998 Plan is designed to provide the Company with broad discretion to grant incentive stockbased rights.

Tax consequences of awards provided under the 1998 Plan are dependent upon the type of award granted. The grant of an incentive or non-qualified stock options does not result in any taxable income to the recipient or deduction to the Company. Upon exercise of a non-qualified stock option, the recipient recognizes income in the amount by which the fair market value on the date of exercise exceeds the exercise price of the option, and the Company receives a corresponding tax deduction. In the case of an incentive stock option, no income is recognized to the employee, and no deduction is available to the Company, if the stock issued upon exercise of the option is not transferred within two years from the date of grant or one year from the date of exercise, whichever occurs later. However, the exercise of an incentive stock option may result in additional taxes through the application of the alternative minimum tax. In the event of a sale or other disqualifying transfer of stock issued upon exercise of an incentive stock option, the employee realizes income, and the Company receives a tax deduction, equal to the amount by which the lesser of the fair market value at the date of exercise or the proceeds from the sale exceeds the exercise price. The issuance of stock pursuant to a stock grant results in taxable income to the recipient at the date the rights to the stock become nonforfeitable, and the Company receives a deduction in such amount. However, if the recipient of the award makes an election in accordance with the Internal Revenue Code of 1986, as amended, the amount of his or her income is based on the fair market value on the date of grant rather than the fair market value on the date the rights become nonforfeitable. When compensation is to be recognized by the employee, appropriate arrangements may be required to be made with respect to the payment of withholding tax.

The following table sets forth information concerning options granted during the year ended December 31, 1997 pursuant to the Company's 1995 Incentive Plan. No SARs were granted.

                Option Grants in Year Ended December 31, 1997
                                             Percent of
                            Number of        Total Options
                            Shares           Grant to
                            Underlying       Employees in    Exercise Price
Name                        Options Granted  Fiscal Year     Per Share       Expiration Date

Lewis S Schiller              25,000         11.4%          $3.875            10/28/02
Joseph G.Sicinski             90,000         41.2%           3.875            10/28/02
All current executive
 officers-1                  110,000         50.3%           3.875            10/28/02
All non-officer directors-2    2,499          1.1%           6.186             1/31/07
All other employees           81,000         37.1%           3.875            10/28/02

1 Includes Mr. Sicinski and does not include Mr. Schiller, who resigned on April
2, 1998.

2 These options were automatically  granted pursuant to the 1995 Incentive Plan.
None of such non-officer directors is currently a director of the Company.

The following table sets forth information concerning options granted pursuant to the 1998 Plan as of June 30, 1998. No SARs were granted.

                      1998 Long-Term Incentive Plan
                                Number of Shares              Exercise Price Per
Name and Position             Underlying Options Granted       Share
-----------------          --------------------------       ------------------
Joseph G. Sicinski, president      60,000                      $4.00
 and chief executive officer
All current executive officers    100,000                       4.00
Edward D. Bright                   20,000                       4.00
Donald Chaifetz                    10,000                       4.00
James L. Conway                    10,000                       4.00
Seymour Richter                    10,000                       4.00
All other employees-1              75,000                       4.00

1 Includes options to purchase 50,000 shares of Common Stock issued pursuant to the 1995 Incentive Plan contemporaneously with the grant of options pursuant to the 1998 Plan.

Vote Required

The proposal to approve the 1998 Plan requires the approval of a majority of the shares of Common Stock present and voting, provided that a quorum is present.

The Board of Directors recommends a vote FOR the proposal.


                      SELECTION OF INDEPENDENT AUDITORS

It is proposed that the stockholders approve the selection of Moore Stephens, P.C. as the independent public accountants for the Company for the year ending
December 31, 1998.  The Board of Directors  has approved the  selection of Moore
Stephens, P.C. as the Company's independent public accountants. However, in the event approval of the proposal is not obtained, the selection of the independent auditors will be reconsidered by the Board of Directors.

Moore Stephens, P.C., previously named Mortenson and Associates,  P.C., has been
the  independent   certified   public   accountants  for  the  Company  and  its
predecessors  since  December  1992,  and their report is included in the Annual
Report.  At no time since their  engagement have they had any direct or indirect financial  interest  in or  any  connection  with  the  Company  or  any  of its subsidiaries other than as independent accountants.

Representatives of Moore Stephens, P.C. are expected to be present at the Annual
Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Vote Required

The proposal to approve the selection of Moore Stephens, P.C., as the Company's independent accountants requires the approval of a majority of the shares of Common Stock present and voting, provided that a quorum is present.

The Board of Directors recommends a vote FOR the proposal.

                       INCORPORATION BY REFERENCE

The Company incorporates into this Proxy Statement the audited financial statements for the years ended December 31, 1997 and 1996 together with the related Management's Discussion and Analysis of Financial Condition and Results of Operations, which are included in the Annual Report, and unaudited financial statements for the quarter ended March 31, 1998, together with the related Management's Discussion and Analysis of Financial Condition and Results of Operations, which are included in the Company's Form 10-Q for the three months ended March 31, 1998. A copy of the Annual Report is being mailed to stockholders of record on the Record Date concurrently with the mailing of this Proxy Statement. Additional copies of the Annual Report and copies of the Form 10-Q will be provided by the Company without charge upon request. Requests for copies of the Annual Report or Form 10-Q should be made as provided under "Other Matters."



OTHER MATTERS

Any proposal which a stockholder wishes to present at the 1999 Annual Meeting of Stockholders must be received by the Company at its executive offices at 1393 Veterans Memorial Highway, Hauppauge, New York 11788, not later than March 31, 1999.

Copies of the Company's Form 10-K for the year ended December 31, 1997 and Form 10-Q for the quarter ended March 31, 1998, without exhibits, may be obtained without charge by writing to Mr. Glen R. Charles, Chief Financial Officer, Trans Global Services, Inc., 1393 Veterans Memorial Highway, Hauppauge, New York 11788. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents the Company's reasonable cost on furnishing such exhibits.

The Board of Directors does not know of any other matters to be brought before the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.


                                          By Order of the Board of Directors

                                          Joseph G. Sicinski
                                          President

July 8, 1998

EXHIBIT A
                          TRANS GLOBAL SERVICES, INC.
                        1998 Long-Term Incentive Plan

1.       Purpose; Definitions.

The purpose of the Trans Global Services, Inc. 1998 Long-Term Incentive Plan (the "Plan") is to enable Trans Global Services, Inc. (the "Company") to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates, and others who provide services to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and such other persons and the Company's stockholders, by offering such key employees and such other persons incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) "Affiliate" means any corporation, partnership, limited liability company, joint venture or other entity, other than the Company and its Subsidiaries, that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) "Board" means the Board of Directors of the Company.

(c) "Book Value" means, as of any given date, on a per share basis (i) the stockholders' equity in the Company as of the last day of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date, as adjusted by the Committee for subsequent events.

(d) "Cause" means a felony conviction of a participant, or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, or breach of trust or other action by which the participant obtains personal gain at the expense of or to the detriment of the Company or, if the participant has an employment agreement with the Company, a Subsidiary or Affiliate, an event which constitutes "cause" as defined in such employment agreement.

(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f) "Commission" means the Securities and Exchange Commission or any successor thereto.

(g) "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(h) "Company" means Trans Global Services, Inc., a Delaware corporation, or any successor corporation.

(i) "Deferred Stock" means an award made pursuant to Section 8 of the Plan of the right to receive Stock at the end of a specified deferral period.

(j) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

(k) "Early Retirement" means retirement, with the express consent for purposes of the Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such entity.

(l) "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor thereto.

(m) "Fair Market Value" means, as of any given date, the market price of the Stock as determined by or in accordance with the policies established by the Committee in good faith; provided, that, in the case of an Incentive Stock Option, the Fair Market Value shall be determined in accordance with the Code and the Treasury regulations under the Code.

(n) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

(o) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 of the Commission pursuant to the Exchange Act or any successor definition adopted by the Commission; provided that in the event that said rule (or successor rule) shall not have such a definition, the term Non-Employee Director shall mean a director of the Company who is not otherwise employed by the Company or any Subsidiary or Affiliate.

(p) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(q) "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

(r) "Other Stock-Based Award" means an award under Section 10 of the Plan that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(s) "Plan" means this Trans Global Services, Inc. 1998 Long-Term Incentive Plan, as hereinafter amended from time to time.

(t) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 of the Plan.

(u)  "Retirement" means Normal Retirement or Early Retirement.

(v) "Stock" means the Common Stock, par value $.01 per share, of the Company or any class of common stock into which such common stock may hereafter be converted or for which such common stock may be exchanged pursuant to the Company's certificate of incorporation or as part of a recapitalization, reorganization or similar transaction.

(w) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 of the Plan to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such award or Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Paragraph 6(b)(ii) of the Plan and (ii) the aggregate exercise price of such Stock Option or base price with respect to such award (or the portion thereof which is surrendered).

(x) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 of the Plan.

(y) "Stock Purchase Right" means the right to purchase Stock pursuant to Section 9 of the Plan.

(z) "Subsidiary" means any corporation or other business association, including a partnership (other than the Company) in an unbroken chain of corporations or other business associations beginning with the Company if each of the corporations or other business associations (other than the last corporation in the unbroken chain) owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations or other business associations in the chain.

In addition, the terms "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Paragraphs 11(b), (c) and (d) of the Plan.

2.       Administration.

(a) The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If and to the extent that no Committee exists which has the authority to so administer the Plan, the functions of the Committee specified in the Plan shall be exercised by the Board. Notwithstanding the foregoing, in the event that the Company is not subject to the Exchange Act or in the event that the administration of the Plan by a Committee of Non-Employee Directors is not required in order for the Plan to meet the test of Rule 16b-3 of the Commission under the Exchange Act, or any subsequent rule, then the Committee need not be composed of Non-Employee Directors.

(b) The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other persons eligible under Section 4 of the Plan:
Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards. In particular, the Committee shall have the authority:

(i) to select the officers and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted pursuant to the Plan;

(ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted pursuant to the Plan, to one or more eligible persons;

(iii) to determine the number of shares to be covered by each such award granted pursuant to the Plan;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan, including, but not limited to, the share price or exercise price and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall, in its sole discretion, determine;

(v) to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Paragraph 5(b)(x) or (xi) of the Plan, as applicable, instead of Stock;

(vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis with other awards under the Plan and/or cash awards made outside of the Plan in a manner whereby the exercise of one award precludes, in whole or in part, the exercise of another award, or on an additive basis;

(vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant, including any provision for any determination or method of determination of the amount (if any) deemed be earned on any deferred amount during any deferral period;

(viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights; and

(ix) to determine an aggregate number of awards and the type of awards to be granted to eligible persons employed or engaged by the Company and/or any specific Subsidiary, Affiliate or division and grant to management the authority to grant such awards, provided that no awards to any person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act may be granted awards except by the Committee.

(c) The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan and any agreements relating thereto, and otherwise to supervise the administration of the Plan.

(d) All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

3.       Stock Subject to Plan.

(a) The total number of shares of Stock reserved and available for distribution under the Plan shall be three hundred fifty thousand (350,000) shares of Common Stock. In the event that awards are granted in tandem such that the exercise of one award precludes the exercise of another award then, for the purpose of determining the number of shares of Stock as to which awards shall have been granted, the maximum number of shares of Stock issuable pursuant to such tandem awards shall be used.

(b) Subject to Paragraph 6(b)(v) of the Plan, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted under the Plan are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

(c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, stock distribution, reverse split, combination of shares or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the base number of shares, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

4.       Eligibility.

(a) Officers and other key employees and directors of, and consultants and independent contractors to, the Company and its Subsidiaries and Affiliates (but excluding, except as to Paragraph 4(b) of the Plan, Non-Employee Directors) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

(b) (i) On the date of the adoption of the Plan, there shall be granted (A) to each person who is a Non- Employee Director, other than the chairman of the board of the Company, a non-qualified stock option to purchase ten thousand (10,000) shares of Common Stock and (B) to the chairman of the board a non-qualified stock option to purchase twenty thousand (20,000) shares of Common Stock. Such options shall have an exercise price per share equal to the Fair Market Value of one share of Common Stock on the date of grant.

(ii) On each April 1 of each year, commencing April 1, 1999, each person who is a Non-Employee Director on such date shall automatically be granted a nonqualified option to purchase five thousand (5,000) shares of Common Stock (or such lesser number of shares of Common Stock as remain available for grant at such date under the Plan, divided by the number of Non-Employee Directors at such date). Such options shall be exercisable at a price per share equal to the greater of the Fair Market Value on the date of grant or the par value of one share of Common Stock.

(iii) The non-qualified options granted pursuant to Paragraphs 4(b)(i) and (ii) of the Plan shall become exercisable cumulatively as to fifty percent (50%) of the shares of Common Stock subject to the option six (6) months from the date of grant and shall become exercisable as to the remaining fifty percent (50%) of such shares twelve (12) months from the date of grant, and shall expire on the earlier of (i) five years from the date of grant, or (ii) twelve (12) months from the date such Non-Employee Director ceases to be a director of the Company if such Non-Employee Director ceases to be a director because of his death or Disability or (iii) seven (7) months from the date such Non-Employee Director ceases to be a director if such Non-Employee Director ceases to be a director other than as a result of his death or Disability. The provisions of this Paragraph 4(b) may not be amended more than one (1) time in any six (6) month period other than to comport with changes in the Code or the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.


5.       Stock Options.

(a) Administration. Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

(b) Option Grants. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

(i) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

(iii) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall, in its sole discretion, determine.

(iv) Method of Exercise.
(A) Subject to whatever installment exercise provisions apply under Paragraph 5(b)(iii) of the Plan, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument, securities or property as the Committee may accept. As and to the extent determined by the Committee, in its sole discretion, at or after grant, payments in full or in part may also be made in the form of Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee).

(B) If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the Stock issuable upon such exercise (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

(C) No shares of Stock shall be issued until full payment therefor has been received by the Company. In the event of any exercise by note or other instrument, the shares of Stock shall not be issued until such note or other instrument shall have been paid in full, and the exercising optionee shall have no rights as a stockholder until such payment is made.

(D) Subject to Paragraph 5(b)(iv)(C) of the Plan, an optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Paragraph 14(a) of the Plan.

(v) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

(vi) Termination by Death. Subject to Paragraph 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(vii) Termination by Reason of Disability or Retirement. Subject to Paragraph 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of a Disability or Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability or Normal or Early Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(viii) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the optionee is involuntarily terminated by the Company or any Subsidiary or Affiliate without Cause, including a termination resulting from the Subsidiary, Affiliate or division in which the optionee is employed or engaged, ceasing, for any reason, to be a Subsidiary, Affiliate or division of the Company, such Stock Option may be exercised, to the extent otherwise exercisable on the date of termination, for a period of three months (or seven months in the case of a person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever is shorter.

(ix) Incentive Stock Options.

(A) Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such
Section 422.

(B) To the extent required for "incentive stock option" status under Section 422(d) of the Code (taking into account applicable Treasury regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 425 of the Code) shall not exceed $100,000. If Section 422 is hereafter amended to delete the requirement now in Section 422(d) that the plan text expressly provide for the $100,000 limitation set forth in Section 422(d), then this Paragraph 5(b)(ix)(B) shall no longer be operative and the Committee may accelerate the dates on which the incentive stock option may be exercised.

(C) To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

(I) If (x) a participant's employment is terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Paragraphs 5(b)(vi) and (vii) of the Plan, applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

(II) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

(x) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

(xi) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

6.       Stock Appreciation Rights.

(a) Grant and Exercise.

(i) Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

(ii) A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

(iii) A Stock Appreciation Right may be exercised by an optionee, subject to Paragraph 6(b) of the Plan, in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in said Paragraph 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of this Section 6 and Section 5 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder to the extent applicable.

(ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares of Stock, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be based upon the Fair Market Value of the Stock on the date of exercise, determined in a manner not inconsistent with Section 16(b) of the Exchange Act and the rules of the Commission thereunder.

(iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Paragraph 5(b)(v) of the Plan.

(iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

(v) In its sole discretion, the Committee may grant Stock Appreciation Rights that become exercisable only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant; provided that any such Stock Appreciation Rights shall be settled solely in cash.

(vi) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

7. Restricted Stock.

(a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, subject to Paragraph 7(b) of the Plan, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may, in its sole discretion, determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b) Awards and Certificates.

(i) The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

(ii) The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero.

(iii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying the price, if any, required under Paragraph 7(b)(ii).

(iv) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

(v) The Committee shall require that (A) the stock certificates evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and (B) as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such award.

(c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii) Except as provided in this paragraph 7(c)(ii) and Paragraph 7(c)(i) of the Plan, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any regular cash dividends paid out of current earnings. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Paragraph 14(e) of the Plan, in additional Restricted Stock to the extent shares are available under Section 3 of the Plan, or otherwise reinvested. Stock dividends, splits and distributions issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued, and the Committee may require the participant to deliver an additional stock power covering the shares issuable pursuant to such stock dividend, split or distribution. Any other dividends or property distributed with regard to Restricted Stock, other than regular dividends payable and paid out of current earnings, shall be held by the Company subject to the same restrictions as the Restricted Stock.

(iii)  Subject to the  applicable  provisions  of the award  agreement  and this
Section 7, upon termination of a participant"s employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares, and other property held by the Company with respect to such Restricted Shares, shall be delivered to the participant promptly.

(d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem Stock Option or performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

8. Deferred Stock.

(a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Paragraph 8(b). The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall, in its sole discretion, determine. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

(b) Terms and Conditions.  The shares of Deferred Stock awarded pursuant to this
Section 8 shall be subject to the following terms and conditions:

(i) Subject to the provisions of the Plan and the award agreement referred to in Paragraph 8(b)(vi) of the Plan, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Paragraph 8(b)(v) of the Plan, where applicable), share certificates representing the shares covered by the Deferred Stock award shall be delivered to the participant or his legal representative.

(ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

(iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

(iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

(v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve months prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

(vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

(c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem Stock Option or performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a deferred stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

9. Stock Purchase Rights.

(a) Awards and Administration. The Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

(i) at its Fair Market Value on the date of grant;

(ii) at a percentage of such Fair Market Value on such date, such percentage to be determined by the Committee in its sole discretion;

(iii) at an amount equal to Book Value on such date; or

(iv) at an amount equal to the par value of such Stock on such date.

The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof. The terms of Stock Purchase Rights awards need not be the same with respect to each participant. Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.

(b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed sixty
(60) days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for ten trading days at the purchase price specified by the Committee in accordance with Paragraph 9(a) of the Plan.

10. Other Stock-Based Awards.

(a) Administration.

(i) Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock (to the extent a series of preferred stock has been or may be created by, or in accordance with a procedure set forth in, the Company's certificate of incorporation), convertible debentures, warrants, exchangeable securities and Stock awards or options valued by reference to Fair Market Value, Book Value or performance of the Company or any Subsidiary, Affiliate or division, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.

(ii) Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such award shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

(b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

(i) Subject to the provisions of the Plan and the award agreement referred to in Paragraph 10(b)(v) of the Plan, shares of Stock subject to awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii) Subject to the provisions of the Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(iii) Any award under Section 10 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

(iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations (if any) imposed with respect to any or all of an award pursuant to this Section-10.

(v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

(vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration.

11.      Change in Control Provisions.

(a) Impact of Event. In the event of a "Change in Control," as defined in Paragraph 11(b) of the Plan, or a "Potential Change in Control," as defined in Paragraph 11(c) of the Plan, except to the extent otherwise determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

(i) Any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

(ii) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase rights and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

(iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards, in each case to the extent vested, shall be purchased by the Company ("cashout") in a manner determined by the Committee, in its sole discretion, on the basis of the "Change in Control Price" as defined in Paragraph 11(d) of the Plan as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

(b) Definition of "Change in Control". For purposes of Paragraph 11(a) of the Plan, a "Change in Control" means the happening of any of the following:

(i) When any "person" (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary and any trustee of such plan acting as trustee) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities; provided, however, that a Change of Control shall not arise if such acquisition is approved by the board of directors or if the board of directors or the Committee determines that such acquisition is not a Change of Control or if the board of directors authorizes the issuance of the shares of Common Stock (or securities convertible into Common Stock or upon the exercise of which shares of Common Stock may be issued) to such persons; or

(ii) When, during any period of twenty-four consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death, Disability or Retirement to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph 11(b)(ii); or

(iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

(c) Definition of Potential Change in Control. For purposes of Paragraph 11(a) of the Plan, a "Potential Change in Control" means the happening of any one of the following:

(i)  The  approval  by  stockholders  of  an  agreement  by  the  Company,   the
consummation of which would result in a Change in Control of the Company as defined in Section 11(b) of the Plan; or

(ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan or any trustee of such plan acting as such trustee) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

(d) Change in Control Price. For purposes of this Section 11, "Change in Control Price" means the highest price per share paid in any transaction reported on the principal stock exchange on which the Stock is traded or the average of the highest bid and asked prices as reported by NASDAQ, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation
Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cashout occurs under Paragraph 11(a)(iii).

12.      Amendments and Termination.

(a) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right (or Limited Stock Appreciation Right), Restricted or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent, and no amendment will be made without approval of the stockholders if such amendment requires stockholder approval under state law or if stockholder approval is necessary in order that the Plan comply with Rule 16b-3 of the Commission under the Exchange Act or any substitute or successor rule or if stockholder approval is necessary in order to enable the grant pursuant to the Plan of options or other awards intended to confer tax benefits upon the recipients thereof.

(b) The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights or any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

(c) Subject to the provisions of Paragraphs 12(a) and (b) of the Plan, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments, and, in particular, without limiting in any way the generality of the foregoing, to eliminate any provisions which are not required to included as a result of any amendment to Rule 16b-3 of the Commission pursuant to the Exchange Act.

13.      Unfunded Status of Plan.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained in this Plan shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards under this Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

14.      General Provisions.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates or shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) Neither the adoption of the Plan nor the grant of any award pursuant to the Plan shall confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 of the Plan for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

15.      Effective Date of Plan.

The Plan shall be effective as of the date the Plan is approved by the Board, subject to the approval of the Plan by a majority of the votes cast by the holders of the Company's Common Stock at the next annual or special meeting of stockholders. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders.

16.      Term of Plan.

Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock-Based Award may be granted pursuant to the Plan, until ten (10) years from the date the Plan was approved by the Board, unless the Plan shall be terminated by the Board, in its discretion, prior to such date, but awards granted prior to such termination may extend beyond that date.

PROXY

                           TRANS GLOBAL SERVICES, INC.

               1998 Annual Meeting of Stockholders -- August 13, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph G. Sicinski and Glen R. Charles or either one of them acting in the absence of the other, with full power of substitution or revocation, proxies for the undersigned, to vote at the 1998 Annual Meeting of Stockholders of Trans Global Services, Inc. (the "Company"), to be held at 9:00 a.m., local time, on Thursday, August 13, 1998, at the offices of the Company, 1393 Veterans Memorial Highway, Hauppauge, New York 11788, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1)    To elect the following five (5) directors:

Joseph G. Sicinski, Edward D. Bright, Donald Chaifetz, James L. Conway and
 Seymour Richter

 [ ]    FOR all nominees listed above (except as marked to the contrary below).

 [ ]    Withhold authority to vote for all nominees listed above.

INSTRUCTION:  To withhold authority to vote for any individual nominee, print that nominee's name below.


(2) To approve an amendment to the Company's certificate of incorporation to decrease the number of shares of authorized preferred stock, par value $.01 per share, from 20,000,000 shares to 5,000,000 shares and to decrease the number of shares of authorized common stock, par value $.01 per share, from 50,000,000 shares to 25,000,000 shares.


FOR [ ]              AGAINST [ ]                ABSTAIN [ ]

(3)  To approve the 1998 Long-Term Incentive Plan.

FOR [ ]              AGAINST [ ]                ABSTAIN [ ]


(4) To approve the selection of Moore Stephens, P.C. as the independent certified public accountants of the Company for the year ending December 31, 1998:

all as set forth in the Proxy Statement, dated July 8, 1998.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
PROXY STATEMENT [Continued]

The shares represented by this proxy will be voted on Items 1, 2, 3 and 4 as directed by the stockholder, but if no direction is indicated, will be voted FOR Items 1, 2, 3 and 4.

If you plan to attend the meeting please indicate below:

I plan to attend the meeting [ ]

Dated:                              , 1998



--------------------------------------


--------------------------------------
(Signature(s))

Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please date, sign and mail this proxy in the enclosed envelope, which requires no postage if mailed in the United States.

To our stockholders:

We are pleased to report that Trans Global Services, Inc., (TGSI) continued its dramatic improvement in its results for 1997 by turning the corner to profitability. The Company reported net income of over $1 million, or $.27 per share. For 1997, TGSI had revenue of $75.7 million reflecting an increase of 21 % over the revenue for 1996. The Company increased its gross margin to 8.8% on those revenues in addition to maintaining control of selling, general and administrative costs. The results of the first quarter of 1998, showed a modest loss of under $85,000, or $.02 per share, which compares favorably to prior year's first quarter. The first calendar quarter is traditionally the poorest performing quarter for the Company, when the cost of services is greatest, when Federal Social Security taxes and state unemployment and related taxes, which are based on a specific level of compensation, are due.

For 1998, the Company's strategic plan embraces several developments which individually and collectively will support continued growth in revenue and profitability.

First, having initiated a new business segment during the latter part of 1997 to provide staffing to the Information Technology (IT) industry, the Company recently opened a second branch office to support the growing demand for IT staffing.

Second, during the second quarter of 1998, the Company was successful in negotiating a traditional lending agreement with Citizen's Capital Credit which provides TGSI with a $7.5 million credit facility which will result in reduced interest on our borrowings.

Third, the Company recently entered into an agreement with VERO International, Inc., a leading designer and distributor of Computer Aided Design and Manufacture (CAD/CAM) software, Under the agreement, TGSI has exclusive distribution rights in the aerospace and automotive industries in the USA and Canada. The Company plans to provide a unique concept of a "VIRTUAL OFFICE" by providing clients with the aforementioned software, a personal computer (PC) and the appropriate designer.

Last, and certainly not least, we will continue to focus on keeping our administrative expenses relatively constant, in addition to growing our revenue base, while reducing interest cost.

We appreciate and thank our loyal employees and stockholders for the support given to us during the years and look forward to continued support.

Sincerely,

Joseph G. Sicinski
Chief Executive Officer

Statements in this Annual Report that are not descriptions of historical facts may be forward-looking statement that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those described in TGSIs filings with the Securities and Exchange Commission.

                           TRANS GLOBAL SERVICES, INC.
                           1393 Veterans Memorial Hwy
                           Hauppauge, New York 11788

April 15, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Dear Sirs:

Pursuant to regulations of the Securities and Exchange Commission, submitted herewith for filing on behalf of Trans Global Services, Inc. (the "Company") is the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

This filing is being effected by direct transmission to the Commission's EDGAR System.

Very truly yours,

Glen R. Charles
Chief Financial Officer

                        SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                          ___________________
                                FORM 10-K
(Mark One)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM ______ TO ________

                        Commission File No. 0-23382
                        Trans Global Services, Inc.
                (Exact name of Company as Specified in its Charter)

     Delaware                                    62-1544008
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)                identification no.)

1393 Veterans Memorial Hwy.,
   Hauppauge, New York                            11788
(Address of principal executive offices)        (Zip Code)

Issuer's telephone number, including area code:  (516) 724-0006

Securities registered pursuant to Section 12(b) of the Act:  None
Securities registered pursuant to Section 12(g) of the Act:

        Title of Each Class
Common Stock, par value .01 per share Indicate by a check mark whether the Company (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months (or such shorter period that the Company was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No

Indicate by a check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Company's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

State the aggregate market value of the voting stock held by non-affiliates computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock as of March 31, 1998: $9,666,860

State the number of shares outstanding of each of the Company's classes of common stock as of March 31, 1998: 3,819,716 shares of Common Stock, par value $.01 per share.

        DOCUMENTS INCORPORATED BY REFERENCE

None

        PART I

Item 1. Business.

Trans Global Services, Inc. (the "Company"), is engaged in providing technical temporary staffing services. In performing such services, the Company addresses the current trend of major corporations in "downsizing" and "outsourcing" by providing engineers, designers and technical personnel on a temporary contract assignment basis pursuant to contracts with major corporations. The engagement may relate to a specific project or may cover an extended period based on the client's requirements. The Company believes that the market for outsourcing services such as those offered by the Company results from the trend in employment practices by major corporations in the aircraft, aerospace, electronics, energy, engineering and telecommunications industries to reduce their permanent employee staff and to supplement their staff with temporary personnel on an as-needed basis. The Company seeks to offer its clients a cost-effective means of work force flexibility and the elimination of the inconvenience associated with the employment of temporary personnel, such as advertising, initial interviewing, fringe benefits and record keeping. Although the employees provided by the Company are on temporary contract assignment, they work with the client's permanent employees; however, they receive different compensation and benefits than permanent employees.

In providing its services, the Company engages the employees, pays the payroll and related costs, including FICA, worker's compensation and similar Federal and state mandated insurance and related payments. The Company charges its clients for services based upon the hourly payroll cost of the personnel. Each temporary employee submits to the Company a weekly time sheet with work hours approved by the client. The employee is paid on the basis of such hours, and the client is billed for those hours at agreed upon billing rates.

The Company also offers its clients a range of integrated logistical support services which are performed at the Company's facilities. These services, which are ancillary to a project, include the management of technical documents involving technical writing, preparation of engineering reports, parts provisioning documents and test equipment support documents, establishing maintenance concepts and procedures, and providing manpower and personnel support. In performing these services, the Company hires the necessary employees for its own account and may work with the client in developing and preparing the documentation. Payments are made pursuant to a purchase order from the client on a project basis and not as a percentage of the cost of the employees. To date, the integrated logistics support business has not generated more than nominal revenue, and no assurance can be given that the Company will generate any significant revenue or profit from such services.

The Company's strategy has been directed at increasing its customer base and providing additional services, such as integrated logistics support, to its existing customer base. The Company believes that the key to profitability is to provide a range of services to an increased customer base. In this connection, the Company is increasing its marketing effort both through its own personnel and in marketing efforts with other companies that offer complementary services.

Item 1. Business [Continued]

Forward Looking Statements

Statements in this Form 10-K that are not descriptions of historical facts may be forward-looking statements that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified in this Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission.

Organization of the Company

The Company is a Delaware corporation which was incorporated in September 1993 under the name Concept Technologies Group, Inc. ("Concept"). The Company's executive offices are located at 1393 Veterans Memorial Hwy., Hauppauge, New York 11788, telephone (516) 724-0006

In May 1995, Concept acquired all of the issued and outstanding stock of Trans Global Services, Inc., a Delaware corporation now known as TGS Services Corp. ("TGS"), in exchange for a controlling interest in the Company. Such transaction is referred to as the "Trans Global Transaction." In March 1996, the Company changed its corporate name to Trans Global Services, Inc. Prior to May 1995, the Company's primary business was the operation, through WWR Technology, Inc. ("WWR"), of the Klipsch professional loudspeaker business. As a result of the Trans Global Transaction, the Company's principal business became the provision of technical temporary staffing services. As of September 30, 1995, the Company sold the stock of WWR to an affiliated party.

TGS is a Delaware corporation which was incorporated in January 1995 to hold the stock of its two subsidiaries, Avionics Research Holdings, Inc. ("Holdings") and Resource Management International, Inc. ("RMI"). Prior to January 1995, the stock of Holdings and RMI was held by SIS Capital Corp. ("SISC"), which is a wholly-owned subsidiary of Consolidated Technology Group Ltd. ("Consolidated"). Consolidated is a public company whose businesses include, a range of telecommunications services, and computerized health information systems and related services which are offered to health care providers, in addition to that of the Company. Holdings was formed to acquire the stock of two related companies, Avionics Research Corporation of New York and Avionics Research Corp. of Florida (collectively, "Avionics") in December 1993. RMI was formed in 1994 to acquire assets of Job Shop Technical Services, Inc. ("Job Shop") in November 1994. RMI conducts business under the name The RMI Group. Avionics has been engaged in the contract engineering business since its organization in 1954, and RMI commenced such business in November 1994, with the acquisition of assets from Job Shop.

References to the Company refer to the Company and TGS and its subsidiaries, unless the context indicates otherwise. References to Concept relate to the Company prior to the consummation of the Trans Global Transaction in May 1995.

At April 8, 1997, SISC was the owner of approximately 40.1% of the Company's outstanding Common Stock. The Trinity Group, Inc., ("Trinity"), a wholly-owned subsidiary of Consolidated, has an agreement with the Company pursuant to which the Company pays Trinity fees of $15,000 per month through March 2000.

Item 1.  Business [Continued]

In April 1998, Mr. Lewis S. Schiller, who was chairman of the board, chief executive officer and a director of Consolidated, the Company and other subsidiaries of Consolidated, resigned as an officer and director of Consolidated and each of its present subsidiaries, including the Company. Messrs. Norman J. Hoskin and E. Gerald Kay, who were directors of Consolidated, the Company and other subsidiaries of Consolidated, resigned as directors of Consolidated and such subsidiaries, including the Company. Contemporaneously with the effectiveness of such resignations, Messrs. Edward D. Bright, Seymour Richter and Donald Chaifetz were elected as directors to fill the vacancies created by the resignation of Messrs. Schiller, Hoskin and Kay. Messrs. Bright, Richter and Chaifetz were also elected as directors of Consolidated.

Markets and Marketing

The market for the Company's services is comprised of major corporations in such industries as aircraft, aerospace, electronics, energy, engineering, computer services and telecommunications, where "downsizing" and "outsourcing" have become an increasingly important method of cost reduction. Typically, a client enters into an agreement with one or a small number of companies to serve as employer of record for its temporary staff, and its agreements are terminable by the client without significant notice.

The Company maintains a computerized data base of technical personnel based upon their qualifications and experience. The data base, which contains more than 100,000 names, is generated through employees previously employed by the Company, referrals and responses to advertisements placed by the Company in a variety of local media, including newspapers, yellow pages, magazines and trade publications. Part of the Company's responsibilities for any engagement is the recruitment and initial interviewing of potential employees, with the client conducting any final interviews it deems necessary. The majority of work performed by the Company's employees is performed at the client's premises and under the client's direction, although the Company is the employer of record.

The Company markets its services to potential clients through its officers, management and recruitment personnel who seek to provide potential clients with a program designed to meet the client's specific requirements. The marketing effort utilizes referrals from other clients, sales calls, mailings and telemarketing. The Company also conducts an ongoing program to survey and evaluate the clients' needs and satisfaction with the Company's services, which it uses as part of its marketing effort.

Although the Company has eight offices, including its main office in Long Island, New York, throughout the United States, there is no limited geographic markets for the Company's services. The Company has in the past established offices in new locations when it receives a contract in the area and it cannot effectively service such contract from its existing offices. The Company intends to continue to establish new offices as necessary to meet the needs of its customers.

Item 1.  Business [Continued]

A client will utilize contract engineering services such as those provided by the Company when it requires a person with specific technical knowledge or capabilities which are not available from the client's permanent staff or to supplement its permanent staff for a specific project or to meet peak load requirements. When the client requires personnel, it provides the Company with a detailed job description. The Company then conducts an electronic search in its computerized resume data base for candidates matching the job description. In addition, each branch office maintains a file of active local resumes for candidates available for assignment in the vicinity of the branch office. The candidates are then contacted by telephone by the Company's recruiters, who interview interested candidates. If a candidate is acceptable to the Company and interested in the position, the Company refers the candidate to the client. An employment agreement is executed with the Company prior to the commencement of employment.

The Company serves primarily the aircraft, aerospace and electronics industries as well as the telecommunications, banking and computer science industries and public utilities along with numerous manufacturing companies. The Company is expanding its effort to address the general trend of "downsizing" and "outsourcing" by major corporations on a national basis. To meet this goal, the Company has commenced a national sales campaign addressing a broad spectrum of Fortune 500 companies, offering a managed staffing service to those companies in the process of downsizing and outsourcing specific functions. Since a company engaged in downsizing seeks to focus on its core business needs with its in-house staff, the Company seeks to identify and address the needs of a specific task or department not part of the core business for which outsourcing would be an appropriate method of addressing those needs. In addressing these needs, the Company has conducted marketing efforts with Manpower International, Inc., Adecco and Olsten Corporation.

The Company's contracts are generally terminable by the client on short notice.

Trans Global Services' largest customers for 1997 were Boeing, Northrop Grumman, Lockheed, Gulfstream Aerospace and Bell Helicopter Textron which accounted for approximately $20 million, $15 million, $13 million, $7 million and $6 million or 25.9%, 19.9%, 17.4%, 8.6% and 7.5% of revenue, respectively. The Company's largest customers for 1996 were Boeing, Lockheed, Northrop Grumman, Gulfstream Aerospace Corp. and Bell Helicopter Textron, which accounted for approximately $16 million, $13 million, $9 million, $5 million and $4 million, or 25.6%, 20.8%, 14.4%, 8% and 6.4% of revenue, respectively. For the year ended December 31, 1995, Northrop Grumman, Lockheed and Boeing accounted for $19.4 million, $10.2 million and $9.6 million, or 30.7%, 16.1% and 15.2% of revenue, respectively. No other client accounted for 5% or more of the Company's revenues in 1997, 1996 or 1995.

Item 1.   Business [Continued]



Competition

The business of providing employees on either a permanent or temporary basis is highly competitive and is typically local in nature. The Company competes with numerous technical service organizations, a number of which are better capitalized, better known, have more extensive industry contacts and conduct extensive advertising campaigns aimed at both employers and job applicants. The Company believes that the ability to demonstrate a pattern of providing reliable qualified employees is an important aspect of developing new business and retaining existing business. Furthermore, the ability of the Company to generate revenues is dependent not only upon its ability to obtain contracts with clients, but also to provide its clients with qualified employees. The market for qualified personnel is highly competitive, and the Company competes with other companies in attracting employees. The ability of the Company to increase its business with existing clients or to attract other clients will be affected by its working capital. Accordingly, the failure of the Company to increase its working capital may adversely effect its ability to expand its business.

Government Regulations

The technical temporary staffing industry,in which the Company is engaged, does not require licensing as a personnel or similar agency. However, as a provider of personnel for other corporations, the Company is subject to Federal and state regulations concerning the employment relationship, including those relating to wages and hours and unemployment compensation. The Company also maintains a 401(k) plan for its employees and is subject to regulations concerning such plan.

The Company does not have contracts with any government agencies. However, the Company does have contracts with clients, including major defense contractors, that have contracts with government agencies. The Company's contracts with its clients are based on hourly billing rates for each technical discipline. Many of the clients' contracts with government agencies are subject to renegotiation or cancellation for the convenience of the government. Since the manpower needs of each of the Company's clients are based on the clients own requirements and the client's needs are affected by any modification in requirements, any reduction in staffing by a client resulting from cancellation or modification of government contracts could adversely impact the business of the Company.

Employees

At December 31, 1997, the Company had 931 employees, of which 879 were contract service employees who performed services on the clients' premises and 52 were executive and administrative employees. Each of the Company's offices is staffed by recruiters and sales managers. Each contract service employee enters into a contract with the Company which sets forth the client for whom and the facility at which the employee's services are to be performed and the rate of pay. If an employee ceases to be required by the Company's clients for any reason, the Company has no further obligation to the employee. Although assignments can be for as short as 90 days, in some cases, they have been for several years. The average assignment is in the range of six to nine months. The Company's employees are not represented by a labor union, and the Company considers its employee relationship to be good.

Item 1.    Business [Continued]

Executive Officers of the Company

The following are the executive officers of the Company as of April 8, 1998:


     Name            Age       Position with the Company
    -----            ----      -------------------------
Joseph G. Sicinski   66        Chief Executive Officer, President and director
Glen R. Charles      44        Chief financial officer, secretary and treasurer

Mr. Joseph G. Sicinski has been president and a director of the Company since the consummation of the Trans Global Transaction in May 1995. He served in the same capacities for TGS since its organization in January 1995, and served as president of a predecessor of TGS since September 1992. He has been chief executive oficer of the Company since April 1998. For more than eight years prior thereto, he was executive vice president of corporate marketing for Interglobal Technical Services, Inc., which was engaged in providing technical temporary staffing services.

Mr. Glen R. Charles has been chief financial officer and treasurer of the Company since May 1995 and of TGS since its organization in January 1995. He has been secretary of the Company since April 1998. Mr. Charles served as chief financial officer of RMI since its acquisition in November 1994. From 1992 to November 1994, he was engaged in the private practice of accounting. For more than five years prior thereto, he was chief financial officer of Telephone Support Systems, Inc., a manufacturer of telecommunications peripheral equipment.

Item 2. Description of Property.

The Company leases approximately 7,500 square feet of office facilities at its location in Long Island, New York, where it maintains its executive offices. It also rents modest office space in Houston, Texas, Phoenix, Arizona, Arlington, Texas, Los Angeles, California, Seattle, Washington, Orlando, Florida and Wichita, Kansas. The aggregate annual rent payable by the Company is approximately $210,000, which is subject to annual increases. The Company believes that its present office space is adequate for its present needs and that additinal office space is readily available on commercially reasonable terms.

Item 3. Legal Proceedings.


In May 1991, prior to the acquisition of Avionics by the Company, the Government Printing Office wrote the Company asking for reimbursement of approximately $300,000 for allegedly unauthorized work on two programs. The Company believes that these claims are without merit and intends to contest these claims vigorously if reasserted. The Company believes that the ultimate disposition of this matter will not have a material adverse affect on the Company's consolidated financial position.

Item 1.    Business [Continued]


In November 1997, an action was commenced in the Supreme Court of the State of New York, County of Suffolk, by Ralph Corace against RMI seeking damages of approximately $1.1 million for an alleged breach of contract by the Company. Mr. Corace was the president of Job Shop Technical Services, Inc., from which RMI purchased assets in November 1994. The Company believes that the action is without merit, will vigorously contest this matter and has filed counterclaims against Mr. Corace.


Item 4.  Submission of Matters to a vote of Security Holders.

         No matters were voted upon during the fourth quarter of 1997.

                                        PART II

Item 5. Market for Common Equity and Related Stockholder Matters.

The Company's Common Stock is traded on The Nasdaq SmallCap Market under the symbol TGSI.

On June 20, 1997, the Company effected a one-for-six reverse split in its Common Stock. All share and per share information give effect, retroactively, to such reverse split.

The high and low closing price for the Company's Common Stock since January 1996 are as follows:
                                                      Common Stock
                                                    ---------------
                                                      High      Low
1996
  First Quarter                                     10-1/8      5-5/8
  Second Quarter                                    10-1/2      7-5/16
  Third Quarter                                     11-13/16    8-1/4
  Fourth Quarter                                    13-1/2      8-5/8

1997
  First Quarter                                     12-9/16     6-3/4
  Second Quarter                                     9-3/16     1-5/8
  Third Quarter                                      4-3/4      1-9/16
  Fourth Quarter                                     6-9/16     3-7/8

1998
  First Quarter                                      6           5

The closing price for the Common Stock on March 31, 1998 was $5 3/4 . These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

As of February 28, 1998, the Company believes that there were approximately 1,500 beneficial holders of the Common Stock.

The Company has paid no dividends on its Common Stock since inception, and does not expect to pay any dividends for the foreseeable future.

Item 6.  Selected Financial Data.

                             TRANS GLOBAL SERVICES, INC.
                              SELECTED FINANCIAL DATA
                        (In thousands, except per share amounts)

Set forth below is selected financial data with respect to the Company for the years ended December 31, 1997, 1996, 1995, and 1994. The selected financial data has been derived from the financial statements which appear elsewhere in this Report. This data should be read in conjunction with the financial statements of the Company and the related notes which are included elsewhere in this Report.

Statement of Operations Data 1:
------------------------------

                                                              Year Ended December 31,
                                                         -----------------------------
                                                       1997        1996         1995       1994
        Revenue                                       $75,725     $62,594     $63,152     $25,287
        Net income/(loss) from continuing operations    1,023        (681)     (4,413)       (411)
        Net income/(loss)                               1,023        (681)     (4,696)       (411)
        Net income/(loss) per share of Common Stock       .27       ( .27)      (8.88)      (4.08)
        Weighted average number of shares of
         Common Stock outstanding                       3,820       2,530         529         100

        Balance Sheet Data:
                                                                   December 31,
                                                         -----------------------------
                                                       1997        1996         1995       1994

        Working capital (deficiency)                 $    257     $  (755)      $(2,401)   $(1,805)
        Total assets                                   13,942      13,100        12,763     10,345
        Total liabilities                               5,943       6,274         8,511      9,033
        Accumulated deficit                            (4,765)     (5,788)       (5,106)      (411)
        Stockholders' equity                            7,999       6,826         4,252      1,312



Item 7.  Management's Discussion and Analysis of Financial Condition and
         Results of Operations.

Results of Operations

The following information relates to the business of the Company and TGS for the periods covered. The only business conducted by the Company is the technical temporary staffing services business, which was conducted by TGS and its affiliated companies prior to the completion of the Trans Global transaction.
the business conducted by the Company prior to the Trans Global Transaction is no longer conducted by the Company and is treated as discontinued operations.
References to the Company's operations prior to January 1995, when the company was organized, relate to the operations of Avionics and RMI as subsidiaries of SISC.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations [Continued].

Years ended December 31, 1997, 1996 and 1995

Revenue from technical temporary staffing services is based on the hourly cost of payroll plus a percentage. The success of the Company's business will be dependent upon its ability to generate sufficient revenue to enable it to cover its fixed costs and other operating expenses, and to reduce its variable costs, principally its interest. Under its agreements with its clients, the Company is required to pay its employees and pay all applicable Federal and state withholding and payroll taxes prior to the receipt of payment from the clients. Furthermore, the Company's payments from its clients are based upon the hourly rate paid to the employee, without regard to when payroll taxes are payable with respect to the employee. Accordingly, the Company's cost of services are greater during the first part of the year, when Federal Social Security taxes and state unemployment and related taxes, which are based on a specific level of compensation, are due. Thus, until the Company satisfies its payroll tax obligations, it will have a lower gross margin than after such obligations are satisfied. Furthermore, to the extent that the Company experiences turnover in employees, its gross margin will be adversely affected. For example, in 1998, Social Security taxes are payable on the first $68,400 of compensation. Once that level of compensation is paid with respect to any employee, there is no further requirement for the Company to pay Social Security tax for such employee. Since most of the Company's employees receive compensation in excess of that amount, the Company's costs with respect to any employee are significantly higher during the period when it is required to pay Social Security taxes than it is after such taxes have been paid.

For 1997, the Company had revenue of $75.7 million reflecting an increase of 21% over the revenue for 1996. Revenue for 1996 decreased approximately 1% from 1995 because of the loss in January 1996 of one of the Company's largest customers. The increase in 1997 reflects the success of the Company's sales and placement efforts, although its growth was hampered by its modest level of working capital. The Company's revenue has been derived principally from the aerospace industry. During 1997, approximately 63% of the Company's revenue was derived form its three largest clients and approximately 79% of such revenue was derived from its five largest clients. In 1996, approximately 61% of the Company's revenue was derived from its three largest clients and approximately 75% of such revenue was derived from its five largest clients. The same clients, all of which are in the aerospace industry, were the Company's three and five largest clients in both 1997 and 1996. In 1995, 62% of the Company's revenue was derived from its largest three clients, all of which are in the aerospace industry. The trend toward consolidation in the defense industry in general and the aerospace industry in particular has accentuated the concentration of major clients within the aerospace industry, and the Company may be adversely affected by any factors which affect the defense and aerospace industries.

The Company's gross margin for 1997, 1996 and 1995 was 8.8%, 8.2% and 6.3%, respectively. The improvement in gross margin reflects both the success of the Company's efforts to expand its customer base to include companies in the information technology sector, which have generated a higher gross margin than its traditional client base, and to terminate client relationships or reduce the scope of services for clients that did not generate an acceptable gross margin.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations [Continued].

Years ended December 31, 1997, 1996 and 1995

Selling, general and administrative expenses exclusive of related party expenses increased by 5.7% compared to 1996 and decreased by 30.2% compared to 1995. The increase in 1997 can be attributed to costs of $320,000 that were incurred in connection with a proposed public offering which was not completed. The Company is continuing its efforts to control selling, general and administrative costs. The decrease in selling, general and administrative expenses in 1996 from the level of such expenses in 1995 is due to the high level of expenses in 1995 resulting from the issuance of securities to consultants ($2.3 million) and penalties for late withholding taxes ($1 million). The Company completed its payment schedule with the Internal Revenue Service in July 1997 and is presently current with regard to all of its taxes.

During 1995, the Company incurred $528,000 of acquisition expenses relating to the issuance of securities in connection with the Trans Global Transaction. The acquisition expenses reflect the value of Common Stock issued to a finder in connection with the Trans Global Transaction and in consideration of agreements by certain of the Company's stockholders to enter into lock-up agreements. The delivery of such shares of Common Stock was deferred until after the Company's certificate of incorporation was amended to increase its authorized Common Stock. No comparable expenses were incurred in 1997 or 1996.

The Company finances its payroll obligations by borrowing from a non-affiliated asset-based lender at an interest rate of 2% in excess of prime. The Company also pays a fee of .30% of the face amount of the invoices financed, regardless of the amount borrowed against the invoice. This reflects a reduction in the financing charges resulting from a June 1995 amendment to its borrowing agreement. Prior to the amendment, the Company paid interest at a rate of 4% in excess of prime and a fee of 1% of its borrowings relating to RMI's operations. The Company's agreement with its asset-based lender continues through December 31, 1998. The borrowings are secured by a security interest in all of the Company's assets. At December 31, 1997, such borrowings from the asset-based lender were approximately $3.6 million. The ability of the Company to increase profits is dependent in part upon its ability to reduce its financing costs. The interest rates (exclusive of the fee) payable by the Company at December 31, 1997 was 10.50% and at December 31, 1996 and 1995 was 10.25%. During 1997, the
interest expense was approximately $775,000 as compared to $712,000 in 1996 and $963,000 in 1995. The increase of 8.8% from 1996 to 1997 reflects increased borrowing during the year as a result of the increase in revenue. The decrease in interest expense in 1996 of 20% compared to 1995 reflects the reduced borrowing rates which were effective June 1995.

Amortization of customer lists and other intangible assets was reduced in 1997 by 26.6% as compared to 1996 and 1995 due to certain intangible assets related to Avionics Research Holdings having been fully amortized during the year.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations [Continued].

During 1996 the Company established a $300,000 reserve in connection with the claim by the DOL arising from the acquisition of Job Shop assets. In 1997, the Company reached an agreement with the DOL and the independent trustee of the Job Shop technical Services, Inc., 401(k) Plan (collectively "DOL"). The Company agreed to pay the DOL an aggregate of $300,000 in 18 monthly installments, of which $150,000, plus interest was outstanding at December 31, 1997.

Net Income (Loss)

The Company had net income from continuing operations of approximately $1,023,000, or $.27 per share for 1997, as compared with a loss of $681,000 or $.27 per share, in 1996 and a loss of $4.4 million, or $8.35 per share, in 1995. The Company also incurred a loss from discontinued operations of approximately $283,000 or $.53 per share in 1995.

Liquidity and Capital Resources

At December 31, 1997, the Company had $257,000 of working capital. The Company's principal source of cash during 1997 was the cash flow generated from operations and its credit facility with its asset-based lender. Cash flow from operating activity was $1,072,461 in 1997 compared to ($1,109,899) in 1996 and $526,837 in
1995. The increased cash flow in 1997 was primarily due to the Company's net income of $1,022,881 as compared with losses of $681,000 in 1996 and $4.7 million in 1995.

Investing and financing activities required $519,723 and $280,485, primarily for capital expenditures of $171,288, advances to affiliates of $167,453, deferred acquisition costs of $160,645, deferred offering costs of $168,938 and payments to the Company's asset-based lender to reduce its outstanding loan. The advances to affiliates was affected by rent and compensation for office space and services rendered, that was paid by the Company for a subsidiary of SISC. Such payments ceased during 1997.

The Company believes that as profits increase its working capital will increase as well. However, unless the Company can improve its working capital, it may be unable to increase its revenue from certain major clients or to attract clients requiring greater working capital.

In the long term, the Company relies on its ability to generate sufficient cash flows from operating activity through its asset-based lender, to fund investing and financing requirements. The principal source funds, other than its asset-based lender, has been from the sale of securities.

At December 31, 1997, the Company owed approximately $3.6 million to its asset-based lender pursuant to an agreement that continues until December 31, 1998. The Company is presently in negotiations with lenders to replace the existing lender at financing rates more favorable than the Company presently has. However, no assurance can be given that the Company can or will be successful in these efforts.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations [Continued].


In May 1991, prior to the acquisition of Avionics by the Company, the Government Printing Office wrote Avionics asking for reimbursement of approximately $300,000 for allegedly unauthorized work on two programs. Although the Company believes that these claims are without merit and intends to contest these claims vigorously if reasserted, it believes that the ultimate disposition of this matter will not have a material adverse affect on the Company's consolidated financial position.

Year 2000 Issue

Many existing computer programs use only two digits to identify a year in a date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. This issue is referred to as the "Year 2000 issue". A significant portion of the Company's computer software, particularly the software relating to payroll and other employee records, is performed for the Company by an outside service company which has advised the Company that it will be year 2000 compliant. The Company is in the process of evaluating the potential cost to it in addressing the Year 2000 issue with respect to its other software and the potential consequences of an incomplete or untimely resolution of the Year 2000 issue. Although the Company believes that it will not incur significant expenses to become Year 2000 compliant, no assurance can be given that the Company will not incur significant cost in addressing the Year 2000 issue or that the failure to adequately address the Year 2000 issue will not have a material adverse effect upon the Company.


Item 7A.   Quantitative and Qualitative Disclosure About Market Risk.

   Not Applicable.

Item 8. Financial Statements.

The Financial Statements begin on Page F-1.


Item 9. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

        None

                                        PART III

Item 10. Directors and Executive Officers of the Company.

The following table sets forth certain information concerning the directors and the executive officers of the Company as of April 8, 1998:

   Name                 Age                  Position with the Company
  -----                -----                -----------------------------
Joseph G. Sicinski      66            Chief executive officer, President
                                      and director
Glen R. Charles         44            Chief financial officer, secretary and
                                      treasurer
Edward D. Bright-1      61            Director
Donald Chaifetz-1       65            Director
Seymour Richter         61            Director
----------
-1  Members of the audit and compensation committee.

Mr. Joseph G. Sicinski has been president and a director of the Company since the consummation of the Trans Global Transaction in May 1995. He served in the same capacities for TGS since its organization in January 1995, and served as president of a predecessor of TGS since September 1992. He has been chief executive officer of the Company since April 1998. For more than eight years prior thereto, he was executive vice president of corporate marketing for Interglobal Technical Services, Inc., which was engaged in providing technical temporary staffing services.

Mr. Glen R. Charles has been chief financial officer and treasurer of the Company since May 1995 and of TGS since its organization in January 1995. He has been secretary of the Company since April 1998. He served as chief financial officer of RMI since its acquisition in November 1994. From 1992 to November 1994, he was engaged in the private practice of accounting. For more than five years prior thereto, he was chief financial officer of Telephone Support Systems, Inc., a manufacturer of telecommunications peripheral equipment.

Mr. Edward D. Bright has been a director of the Company since April 1998. In April 1998, Mr. Bright was also elected as chairman, secretary, treasurer and a director of Consolidated and a director of Netsmart Technologies, Inc. ("Netsmart"), a publicly-held subsidiary of Consolidated that markets medical information systems. From January 1996 until April 1998, Mr. Bright was an executive officer of or advisor to Creative Socio Medics Corp. ("CSM"), a subsidiary of Netsmart which was acquired by Netsmart from Advanced Computer Techniques, Inc. ("ACT") in June 1994. From June 1994 until January 1996, he was chief executive officer of Netsmart. He was a senior executive officer and a director of CSM and ACT for more than two years prior to June 1994.

Item 10.  Directors and Executive Officers of the Company [Continued].

Mr. Donald Chaifetz has been a director of the Company since April 1998. Mr. Chaifetz is a principal of Maldon Co., Inc., an importing company. Mr.Chaifetz has been in the importing business for more than the past five years.

Mr. Seymour Richter has been a director of the Company since April 1998. From July 1995 until April 1998, Mr. Richter was employed by Patterson Travis Operating Account Inc., a private company that makes investments for its own account. For more than five years prior thereto, he was the chief executive officer of Touch Base Ltd., an independent selling organization in the apparel industry.

Messrs. Bright, Chaifetz and Richter were elected to the board following the resignation of Messrs. Lewis S. Schiller, Norman J. Hoskin and E. Gerald Kay.

In 1997, the board of directors created audit and compensation committees. The audit committee has the authority to approve the Company's audited financial statements, to meet with the Company's independent auditors, to review with the auditors and with management any management letter issued by the auditors and to generally exercise the power normally accorded an audit committee of a public corporation. In addition, any transactions between the Company or its subsidiaries, on the one hand, and any officer, director or principal stockholder or any affiliate of any officer, director or principal stockholder, on the other hand, requires the prior approval of the audit committee.

The compensation committee serves as the stock option committee pursuant to the Company's stock option plans. In addition, it reviews and approves any changes in compensation for the Company's executive officers.

Directors are elected for a term of one year.

None of the Company's officers and directors are related.

The Company's Certificate of Incorporation provides that to the fullest extent provided by Delaware law, a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation also contains broad indemnification provisions. These provisions do not affect the liability of any director under Federal or applicable state securities laws.

During 1997, Mr. Lewis Schiller, Consolidated and SISC did not file Form 4 or Form 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to their acquisition of certain securities.

Item 11.  Executive Compensation.

Set forth below is information with respect to compensation paid or accrued by the Company for 1997, 1996 and 1995 to its chief executive officer and to each other officer whose compensation exceeded $100,000 for 1997.

                             Annual Compensation      Long-Term Compensation
                                                                (Awards)
                             -------------------      ----------------------
                                                      Restricted   Options SARs
                                                      Stock Awards  (Number)
Name and Principal Position   Year  Salary    Bonus   (Dollars)
---------------------------   ----  ------    -----  ------------ -----------
Lewis S. Schiller, CEO -1     1997      --       --           --     25,000-2
                              1996      --       --           --     92,499-2
                              1995      --       --           --           --

Joseph G. Sicinski, President 1997 243,000   96,000           --     90,000-3
                              1996 195,500       --           --    199,999-3
                              1995 178,000       --           --     41,666-3


1 Mr. Schiller resigned as an officer and director of the Company in April 1998. Mr. Schiller has received no compensation from the Company. During the years ended December 31, 1997, 1996 and 1995, the Company has been advised by Consolidated that the total compensation paid or accrued by Consolidated to Mr. Schiller was $974,000, $340,000 and $250,000, respectively.

2 Represents, in 1997, an incentive stock option to purchase 25,000 shares of Common Stock at $3.875 per share. Represents, in 1996, warrants to purchase 66,666 shares of Common Stock at $7.50 per share, an incentive stock option to purchase 25,000 shares of Common Stock at $6.75 per share and a nonqualified stock option to purchase 833 shares at $6.18 per share. Such options and warrants were granted at the fair market value on the date of grant. In April 1998, in connection with his resignation as an officer and director of the Company, the options held by Mr. Schiller were canceled. The warrants held by Mr. Schiller were not affected by his resignation.

3 Represents, in 1997, an incentive stock option to purchase 90,000 shares of Common Stock at $3.875 per share. Represents, in 1996, warrants to purchase 66,666 shares of Common Stock at $7.50 per share and an incentive stock option to purchase 133,333 shares of Common Stock at $6.75 per share. Represents, in 1995, an incentive stock option to purchase 41,666 shares of Common Stock at $12.75 per share. The options granted in 1995 were canceled in connection with the grant of incentive stock options in 1996. Such options and warrants were granted at the fair market value on the date of grant.

The annual salary payable by Consolidated to Mr. Schiller pursuant to his employment agreement with Consolidated was $250,000, subject to a cost of living increase, prior to September 1, 1996. Effective September 1, 1996, Mr. Schiller's annual salary from Consolidated was increased to $500,000. In addition, Mr. Schiller's employment agreement provided him with incentive compensation from Consolidated based on the results of Consolidated's operations and Mr. Schiller owned 10% of Consolidated's or SISC's equity interest in each of their operating subsidiaries and investments. Mr. Schiller has received 10% of SISC's equity interest in the Company for nominal consideration. Mr. Schiller has also received 10% of other securities owned by SISC, including securities of other subsidiaries of SISC. In April 1998, in connection with his resignation as an officer and director of Consolidated and its subsidiaries, Consolidated purchased Mr. Schiller's employment contract, as a result of which the agreement is no longer in effect.

Item 11.  Executive Compensation [Continued]

In October 1997, Mr. Joseph G. Sicinski entered into a five-year employment agreement with the Company pursuant to which he received annual compensation of $260,000, subject to an annual cost of living increase. In addition, he is entitled to a bonus of 5% of the Company's income before tax, all non-cash adjustments and all payments to Consolidated, provided, that such bonus shall not exceed 200% of his annual salary. The Company also provides Mr. Sicinski with an automobile which he may use for personal use. This agreement replaced his prior employment agreement dated September 1, 1996, which provided him with an annual base salary of $234,000 and a bonus of 5% of the Company's income before income taxes, but not more than 200% of his salary. The September 1996 agreement replaced an employment agreement dated January 1995, which provided him with an annual base salary of $180,000 and a bonus of 5% of the Company's income before income taxes, but not more than 200% of his salary.

The Company pays its non-management directors a fee of $500 per month.

The following table sets forth information concerning the exercise of options and warrants during the year ended December 31, 1997 and the year-end value of options held by the Company's officers named in the remuneration table. No SARs have been granted.

        Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End
                                            Option Value

                                             Number of
                                             Securities         Value of
                                             Underlying         Unexercised In-
                                             Unexercised        the-Money
                                             Options at Fiscal Options at Fiscal
                                             Year End -1        Year End - 2
                   Shares Acquired  Value    Exercisable/       Exercisable/
Name               Upon Exercise   Realized  Unexercisable      Unexercisable
------------------  --------------- --------  -------------   -------------
Lewis S. Schiller        --             --      209,166-3         $   ,000/
                                                       --               --

Joseph G. Sicinski       --             --      193,998-4/            ,000/
                                                 179,335              ,000
----------------
     1 Includes options which became exercisable on January 1, 1997.

     2 Based on the closing price per share of Common Stock on December 31,1997, which was $6.00.

     3 Represents warrants to purchase 158,333 shares of Common Stock at $7.50 per share, incentive stock options to purchase 25,000 shares of Common
     Stock at $6.75 per share and 25,000 shares at $3.875 per share, and nonqualified stock options to purchase 833 shares of Common Stock at $6.186 per share. The stock options were canceled in April 1998. The warrants owned by Mr. Schiller include warrants transferred to him by SISC.

     4 Represents warrants to purchase 150,000 shares of Common Stock at $7.50 per share and an incentive stock options to purchase 43,998 shares of Common Stock at $6.75 per share, which are currently exercisable.

Item 11.  Executive Compensation [Continued]

Stock Option Plans

The Company has three stock option plans. In 1993, the Company adopted the 1993 Stock Incentive Plan (the "1993 Plan"), covering an aggregate of 25,000 shares of Common Stock. Options to purchase 20,683 shares of Common Stock were granted at exercise prices of $18.00 as to 9,083 shares, $30.00 as to 2,433 shares and $30.00 as to 9,166 shares. The exercise price of all of such options was reduced to $13.50 per share in February 1995. As of August 31, 1996, options to purchase 1,691 shares had expired unexercised. No options under the 1993 Plan had been exercised. In January 1995, the board of directors adopted the 1995 Stock Incentive Plan (the "1995 Plan"), pursuant to which stock options and stock appreciation rights can be granted with respect to 50,833 shares of Common Stock. At December 31, 1996, options to purchase 48,333 shares of Common Stock were granted pursuant to the 1995 Plan, of which options to purchase 42,500 shares had been exercised and options to purchase 5,833 shares at an exercise price of $3.00 per share were outstanding.

In May 1995, the board of directors adopted, and, in March 1996, the stockholders approved the 1995 Long Term Incentive Plan (the "1995 Incentive Plan"), initially covering 83,333 shares of Common Stock. In April 1996, the board of directors approved, and in November 1996, the stockholders approved, an amendment to the 1995 Incentive Plan which increased the number of shares of Common Stock currently subject to the 1995 Incentive Plan to 415,388 shares. The number of shares of Common Stock subject to the 1995 Incentive Plan automatically increased by 5% of any shares of Common Stock issued by the Company other than shares issued pursuant to the 1995 Incentive Plan.

Awards under the Plans may be made to key employees, including officers, and directors of the Company and its subsidiaries. Members and alternate members of the stock option committee are not eligible for options under the 1995 Incentive Plan, except that the 1995 Incentive Plan provides for the automatic grant to outside directors of non-qualified options to purchase 833 shares on February 1st of each year, commencing February 1, 1996. Messrs. E. Gerald Kay and Norman
J. Hoskin are the directors who qualify as non-management directors under the 1995 Plan. Pursuant to the 1995 Incentive Plan, Messrs. Schiller, Kay and Joel
S. Kanter, who was a director of the Company until February 1997, were non-management directors on February 1, 1996, each received an option to purchase 833 shares of Common Stock at $6.185 per share, and Messrs. Hoskin, Kay, and Kanter, who were nonmanagement directors on February 1, 1997, each received an option to purchase 833 shares of Common Stock at $11.25 per share. The Plans impose no limit on the number of officers and other key employees to whom awards may be made.

The Plans are administered by a committee of at least two disinterested directors appointed by the board (the "Committee"). Any member or alternate member of the Committee shall not be eligible to receive options or stock under the 1995 Incentive Plan (except as to the automatic grant of options to directors) or under any plan of the Company or any of its affiliates. The Committee has broad discretion in determining the persons to whom stock options or other awards are to be granted and the terms and conditions of the award, including the type of award, the exercise price and term and restrictions and forfeiture conditions. If no committee is appointed, the functions of the committee shall be performed by the board of directors. The Compensation
Committee which is presently comprised of Messrs. Edward Bright and Donald Chaifetz administers the stock option plans.

Item 11.  Executive Compensation [Continued].

The Committee has the authority to grant the following types of awards under the 1995 Incentive Plan: incentive or non-qualified stock options; stock appreciation rights; restricted stock; deferred stock; stock purchase rights and/or other stock-based awards. The 1995 Incentive Plan is designed to provide the Committee with broad discretion to grant incentive stock-based rights. All officers, including Mr.Joseph G. Sicinski, who is also a director, are eligible for awards under the 1995 Incentive Plan.

Tax consequences of awards provided under the 1995 Plan are dependent upon the type of award granted. The grant of incentive or nonqualified stock options does not result in any taxable income to the recipient or deduction to the Company. Upon exercise of a nonqualified stock option, the recipient recognizes income in the amount by which the fair market value on the date of exercise exceeds the exercise price of the option, and the Company receives a corresponding tax deduction. In the case of incentive stock options, no income is recognized to the employee, and no deduction is available to the Company, if the stock issued upon exercise of the option is not transferred within two years from the date of grant or one year from the date of exercise, whichever occurs later. However, the exercise of an incentive stock option may result in additional taxes through the application of the alternative minimum tax. In the event of a sale or other disqualifying transfer of stock issued upon exercise of an incentive stock option, the employee realizes income, and the Company receives a tax deduction, equal to the amount by which the lesser of the fair market value at the date of exercise or the proceeds from the sale exceeds the exercise price. The issuance of stock pursuant to a stock grant results in taxable income to the recipient at the date the rights to the stock become nonforfeitable, and the Company receives a deduction in such amount. However, if the recipient of the award makes an election in accordance with the Internal Revenue Code of 1986, as amended, the amount of his or her income is based on the fair market value on the date of grant rather than the fair market value on the date the rights become nonforfeitable. When compensation is to be recognized by the employee, appropriate arrangements are to be made with respect to the pay- ment of withholding tax.

In August 1995, the Company granted to Mr. Joseph G. Sicinski, president of the Company, a six-year stock option to purchase an aggregate of 41,666 shares of Common Stock pursuant to the 1995 Plan at an exercise price of $12.75 per share, being the fair market value on the date of grant. The option was immediately exercisable as to 7,833 shares of Common Stock and becomes exercisable as to an additional 7,833 shares of Common Stock on each of January 1, 1996, 1997, 1998 and 1999 and becomes exercisable as to the remaining 2,500 shares of Common Stock on January 1, 2000.

In March 1996, the committee granted incentive stock options to purchase an aggregate of 218,333 shares of Common Stock at $6.75 per share, being the fair market value on the date of grant. Such options were granted to Mr. Joseph G. Sicinski, president of the Company, who received an option to purchase 133,333 shares of Common Stock, Mr. Lewis S. Schiller, chairman of the board of the Company, who received an option to purchase 25,000 shares of Common Stock, Mr. Glen R. Charles, chief financial officer of the Company, who received an option to purchase 16,666 shares of Common Stock and sixteen other employees who received options to purchase an aggregate of 43,333 shares of Common Stock. In connection with the grant to Mr. Sicinski, he agreed to the cancellation of the previously granted incentive stock options.

Item 11.  Executive Compensation [Continued].

The options granted to Messrs. Schiller and Sicinski have a ten-year term, and the other options have five year terms. Except for the options granted Messrs. Schiller, Sicinski and Charles, all options are immediately exercisable. The options granted to Messrs. Schiller and Charles are immediately exercisable as to 14,666 shares and become exercisable as to the remaining shares on January 1, 1997. The option granted to Mr. Sicinski is immediately exercisable as to 14,666 shares and becomes exercisable cumulatively as to an additional 14,666 shares on January 1 of each year from 1997 to 2004 and becomes exercisable as to the remaining 1,333 shares on January 1,2005. The options granted to Mr. Schiller were cancelled in April, 1998 in connection with his resignation as an officer and director of the Company.

In October 1997, the committee granted incentive stock options to purchase an aggregate of 216,000 shares of Common Stock at $3.875 per share, being the fair market value on the date of grant. Messrs. Schiller, Sicinski, Charles and twenty other employees who received options to purchase 25,000, 90,000, 20,000 and 81,000 shares of Common stock respectively. All options have a five-year term. Except for the options granted to Mr. Sicinski, all options are immediately exercisable. The option granted to Mr. Sicinski is immediately exercisable as to 25,000 shares and becomes exercisable cumulatively as to an additional 25,000 shares on January 1 of each year from 1998 to 1999 and becomes exercisable as to the remaining 15,000 shares on January 1, 2000. The options granted to Mr. Schiller were canceled in April, 1998 in connection with his resignation as an officer and director of the Company.

The following table sets forth information concerning options granted during the year ended December 31, 1997 pursuant to the Company's 1995 Incentive Plan. No SARs were granted.

                        Option Grants in Year Ended December 31, 1997

                                Percent of
                  Number of     Total Options
                  Shares        Granted to
                  Underlying    Employees in   Exercise Price
                  Options       Fiscal Year    Per Share           Expiration
 Name             Granted                                          Date
-----------        ----------    -------------  --------------      ---------
Lewis S. Schiller     25,000         11.5%         $3.875            10/22/03


Joseph G. Sicinski    90,000         41.3%          3.875            10/22/03

All current executive
    officers-2       135,000         62.5%          3.875            10/22/03


All non-officer
    directors          1,666-1        0.8%         11.625             1/31/07

All other employees   81,000         37.2%          3.875            10/22/03

Item 11.  Executive Compensation [Continued].

-------------
1: These options are automatically granted pursuant to the 1995 Incentive Plan.

2: Including Messrs. Schiller and Sicinski.

Item 12.  Security Ownership of Certain Beneficial Owners and Management.

Set forth below is information as of April 8, 1998 as to each person owning of record or known by the Company, based on information provided to the Company by the persons named below, to own beneficially at least 5% of the Company's Common Stock and for all officers and directors as a group.
                                                       Percent of Outstanding
Name and Address-1                  Shares             Common Stock
--------------------              ----------          -----------------------

SIS Capital Corp.
Consolidated Technology Group Ltd.
160 Broadway
New York, NY 10038                 1,529,994                  40.1%

Joseph G. Sicinski
1393 Veterans Memorial Hwy.
Hauppauge, NY 11788                  468,997-2                 11.7%

Lewis S. Schiller
333 Rector Place
New York, New York 10280             316,668-3                  8.0%

Edward D. Bright
Netsmart Technologies, Inc.
146 Nassau Avenue
Islip, NY 11751                           --                     --

Donald Chaifetz
580 Fifth Avenue
New York, New York 10036                  --                     --

Seymour Richter
160 Broadway, Suite 901
New York, New York 10038                  --                     --

All directors and officers
as a group (two individuals owning
stock, warrants or options)          505,663-2,3,4             12.5%

1 Unless otherwise indicated, each person has the sole voting and sole investment power and direct beneficial ownership of the shares.

2 Represents (a) 274,999 shares of Common Stock owned by Mr. Sicinski, (a) 43,998 shares of Common Stock issuable pursuant to an incentive stock option to the extent that such option is presently exercisable and (b) 150,000 shares issuable upon exercise of a warrant held by Mr. Sicinski.

3 Includes (a) 158,333 shares issuable upon the exercise of warrants held by Mr. Schiller. Does not include 50,000 shares of Common Stock held by DLB, Inc., which is owned by Mr. Schiller's wife. Mr. Schiller disclaims beneficial interest in DLB, Inc. or any securities owned by DLB, Inc.

4 Includes 36,666 shares of Common Stock issuable upon exercise of an incentive stock option held by one other officer.

Item 13.  Certain Relationships and Related Transactions.

The Company has an agreement dated January 1, 1995 with the Trinity Group, Inc., a wholly-owned subsidiary of Consolidated, pursuant to which the Company paid Trinity $10,000 per month during 1997 for management services. Effective February 1, 1998, the monthly payment was increased to $15,000. Neither SISC, Consolidated nor any of their employees, including Mr. Lewis S. Schiller, who was chairman of the board and chief executive officer of the Company until his resignation in April 1998, received any compensation from the Company.

The Company has from time to time made advances to three subsidiaries of SISC which are not owned or controlled by the Company (the "SISC Affiliates"). Such advances were approximately $1.7 million and $1.5 million at December 31, 1997 and 1996 respectively. The amounts outstanding on such dates represent the largest amounts outstanding during the respective periods ending on such dates. The Company cannot estimate whether or when the SISC Affiliates will pay the amounts due the Company because of their lack of available working capital, and, accordingly, are treated as long term receivables. Advances to the SISC
Affiliates may continue. In addition, during 1997, the Company paid the compensation and benefits of certain non-executive employees who perform services for both the Company one of the SISC Affiliates which shared common space with the Company. The amount, which is approximately
$150,000 per annum, is included in the amount due from the SISC Affiliates. As of December 31, 1997, the Company was no longer providing such services. In July 1997, SISC also transferred 85,005 shares of Common Stock to key employees of Consolidated and certain of its subsidiaries, including Ms. Grazyna B. Wnuk, who was then the secretary of the Company, who received 40,834 shares of Common Stock.

In connection with the resignation in April 1998 of Mr. Lewis S. Schiller as an officer and director, Messrs. Norman J. Hoskin and E. Gerald Kay as directors and Ms. Grazyna B. Wnuk as secretary, the Company and such persons exchanged general releases.

The Company holds 1,000 shares of a series of preferred stock of Consolidated, which were issued by Consolidated in September 1995 in connection with the transfer by the Company of stock of WWR to a subsidiary of Consolidated. The shares were issued to the Company in satisfaction of obligations of approximately $2.1 million due by WWR to the Company. At December 31, 1997, such shares of preferred stock were automatically convertible at September 30,2000 into such number of shares of Consolidated's common stock and has a value on such date of $2.1 million. In March 1998, the terms of the preferred stock were amended, with the consent of the Company, to eliminate the provision for an automatic conversion and to provide Consolidated with the right to redeem the preferred stock for $2.1 million and give the Company the right to require Consolidated to redeem the preferred stock for $2.1 million.

In July 1997, SISC sold 258,333 shares of Common Stock to Mr. Sicinski for $1.625 per share, which was the market price on the date of sale. Mr. Sicinski issued his five-year non-recourse promissory note in payment of the shares. In August 1997, SISC transferred to Mr. Sicinski a warrant to purchase 83,334 shares of Common Stock at $7.50 per share. SISC and Mr. Sicinski also canceled, ab initio, an option granted by SISC to Mr. Sicinski to purchase 133,333 shares of Common Stock from SISC at $1.50 per share.

                                    PART IV

Item 14. Exhibits, Financial Statement Schedules and Reports on Form 8-K.

(a)     Financial Statements.

The following financial statements are filed as part of this Form 10-K:

Trans Global Services, Inc. and Subsidiaries

Report of Independent Certified Public Accountants
Consolidated Balance Sheets as of December 31, 1997 and 1996
Consolidated Statements of Operations for the years ended December 31, 1997, 1996, and 1995
Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1997, 1996, and 1995
Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996, and 1995

Notes to Financial Statements

(b)     Financial Statement Schedules.
    None

(c)     Exhibits

3.1-1  Restated Certificate of Incorporation.
3.2-1  Certificate of Designation for the Series F Preferred Stock.
3.3-2  By-Laws.
10.1 Employment agreement dated October 15, 1997,, between the Company and Joseph G. Sicinski.
10.2-2 Management services agreement dated January 1, 1995 between Trans
       Global Services, Inc. and The Trinity Group, Inc.
10.3 Amendment dated February 15, 1998 to the management services agreement between the Company and The Trinity Group, Inc.
10.4-3 1995 Long-Term Incentive Plan.
10.5-4 1993 Stock Option Plan.
10.6-4 1995 Incentive Stock Plan.
10.7-2 Agreement dated as of September 30, 1995 between SIS Capital Corp.
       and the Company.
10.8-2 Form of Series A Common Stock Purchase Warrants.
10.9-1 Form of Series D Common Stock Purchase Warrants.
10.10-1 Payment agreement between the Internal Revenue Services and Resource
        Management International, Inc.
10.11-1 Agreement dated February 3, 1995 between the Company and Metro Factors,
        Inc. ("Metro").
10.12-1 Letter agreements dated January 29, 1997 and February 5, 1997 between the Company and Metro.
10.13   Letter agreement dated January 29, 1998, between the Company and Metro.
10.14 Voluntary settlement agreement between Resource Management Corporation, the Secretary of Labor and the court appointed independent trustee of the Job Shop Technical Services, Inc. 401(k) Plan.

Part IV [Continued]


11.1    Computation of loss per share.
21.1-5  Subsidiaries of the Registrant
24.1    Consent of Moore Stephens, P.C.
25.1    Powers of attorney (See Signature Page).
27.1    Financial data schedule.

1 Filed as an exhibit to the Company's registration statement on Form S-1, File No. 333-14289, and incorporated herein by reference.
2 Filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and incorporated herein by reference.
3 Filed as an exhibit to the Company's definitive proxy material for its special meeting of stockholders for November 1996 and incorporated herein by reference.
4 Filed as an exhibit to the Company's Registration Statement on Form SB-2, File No. 33-73178 and incorporated herein by reference.
5. Filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 and incorporated herein by reference.
(d)     Reports on Form 8-K.

None

        SIGNATURES


In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           TRANS GLOBAL SERVICES, INC.


Date: April      , 1997                    By:
                                           Joseph G. Sicinski
                                           President, Chief Executive Officer


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons on behalf of the Company and in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Lewis S. Schiller and Joseph G. Sicinski or either of them acting in the absence of the others, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


Signature                              Title                       Date



                         President, Chief Executive            April  , 1998
Joseph G. Sicinski       Officer and Director
                         (Principal Executive Officer)

                         Treasurer and Chief Financial         April  , 1998
Glen R. Charles          Officer (Principal Financial and
                         Accounting Officer)

                         Director                              April  , 1998
Edward D. Bright


                         Director                              April  , 1998
Donald Chaifetz


                         Director                              April  , 1998
Seymour Richter

                        INDEX TO FINANCIAL STATEMENTS


TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES                     PAGE

Report of Independent Certified Public Accounts                   F-3

Consolidated Balance Sheets as of December 31, 1997 and 1996      F-4

Consolidated Statements of Operations for the years ended
December 31,  1997, 1996 and 1995                                 F-6

Consolidated Statements of Changes in Stockholders' Equity
for the years ended December 31, 1997, 1996,and 1995              F-7

Consolidated Statements of Cash Flows for the years ended
December 31,  1997, 1996 and 1995                                 F-9

Notes to Financial Statements                                     F- 12

                      INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors of Trans Global Services, Inc. Hauppauge, New York


We have audited the accompanying consolidated balance sheets of Trans Global Services, Inc. and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Trans Global Services, Inc. and its subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




MOORE STEPHENS, P.C.
Certified Public Accountants

Cranford, New Jersey
March 19, 1998

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                           December 31,
                                                     1 9 9 7         1 9 9 6

Assets:
Current Assets:
Cash and Cash Equivalents                    $      328,484    $     56,231
Accounts Receivable - Net                         5,470,353       5,190,056
Loans Receivable - Officer                           47,500          42,500
Deferred Tax Asset-Current Portion                  177,000              --
Prepaid Expenses and Other Current Assets           176,353         230,074
                                                 ----------      ----------
Total Current Assets                              6,199,690       5,518,861
                                                 ----------       ---------
Property and Equipment - Net                        194,513          74,581
                                                 ----------       ---------
Other Assets:
Due from Affiliates                               1,675,955       1,508,502
Customer Lists                                    2,613,564       2,838,535
Goodwill - Net                                      775,545         824,125
Covenant Not-to-Compete                                  --          60,381
Deferred Offering Costs                                  --         151,307
Deferred Acquisition Costs                          160,645              --
Deferred Tax Asset-Non Current                      178,000              --
Other Assets                                         43,232          22,958
Investment in Preferred Stock of Affiliate        2,100,730       2,100,730
                                                 ----------        --------
Total Other Assets                                7,547,671       7,506,538
Total Assets                               $     13,941,874      13,099,980
                                           ================      ==========


See Notes to Financial Statements.


TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                       December 31,
                                                   1 9 9 7         1 9 9 6

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts Payable and Accrued Expenses          $    591,614      $   283,356
Accrued Income Taxes Payable                         76,357               --
Accrued Payroll and Related Taxes and Expenses    1,416,134        1,784,061
Accrued Payroll Tax Penalties                           -0-           77,000
Voluntary Settlement Agreement                      150,000          300,000
Loans Payable - Asset-Based Lender                3,570,828        3,690,875
Note Payable - Other                                138,230          138,230
                                                  ---------         --------
Total Current Liabilities                         5,943,163        6,273,522
                                                   ---------        --------

Commitments and Contingencies [10]                      --               --
                                                  ---------        --------
Stockholders' Equity:

Common Stock, $.01 Par Value, 50,000,000 Shares
Authorized, Issued and Outstanding [3,819,716 -
December 31, 1997, 3,816,888 - December 31, 1996]   38,197            38,168

Capital in Excess of Par Value                  12,887,851         12,879,380

Deferred Consulting Fees                          (162,601)          (303,473)

Accumulated Deficit                             (4,764,736)        (5,787,617)
                                                ----------          ---------
Total Stockholders' Equity                       7,998,711          6,826,458
                                                ----------           --------
Total Liabilities and Stockholders' Equity     $13,941,874       $ 13,099,980
                                               ===========         ==========

See Notes to Financial Statements.


TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

                                               Y e a r s   e n d e d
                                                D e c e m b e r  31,
                                          1 9 9 7      1 9 9 6     1 9 9 5
Revenues                            $ 75,724,759   $  62,594,051   $ 63,151,995

Cost of Services Provided             69,077,544      57,436,052     59,157,016
                                      ----------      ----------     ----------
Gross Profit                           6,647,215       5,157,999      3,994,979
                                      ----------      ----------     ----------
Operating Expenses:
Selling, General and
Administrative Expenses                 4,791,674      4,396,503      6,358,030
Related Party Administrative Expenses     120,000        120,000         90,000
Amortization - Intangibles                333,995        455,200        455,197
Acquisition Expenses                           --             --        528,578
                                        ---------      ---------        -------
Total Operating Expenses                5,245,669      4,971,703      7,431,805
                                        ---------      ---------      ---------
Operating Profit (Loss)                 1,401,546        186,296     (3,436,826)
                                        ---------      ---------      ---------
Other Income (Expenses):
Interest Expense                         (775,437)      (712,289)      (963,211)
Other Income (Expense)                    121,409        144,743        (12,890)
Settlement Costs                               --       (300,000)            --
                                        ---------       --------        -------
Total Other Expenses - Net               (654,028)      (867,546)      (976,101)
                                        ---------       --------       --------
Income(Loss)From Continuing Operations    747,518       (681,250)    (4,412,927)
                                        ---------      ---------      ---------
Discontinued Operations:
Loss from Discontinued Operations             --              --       (247,076)
Loss on Sale of Discontinued Segment          --              --        (35,742)
                                       ---------       ---------     ----------
Total Discontinued Operations                 --              --       (282,818)
                                       ---------       ---------     ----------
Income(Loss)before Benefit for
 income taxes                            747,518      (  681,250)    (4,695,745)
Benefit for income taxes                 275,363              --             --
                                       ---------        --------      ---------
Net Income (Loss)                     $1,022,881        (681,250)   $(4,695,745)
                                       =========     ===========    ===========
Basic Earnings (Loss) Per Share
 Continuing Operations                $      .27      $ (    .27)   $     (8.35)
 Discontinued Operations                      --              --           (.53)
                                       ---------      ----------     ----------
Net Income (Loss)                     $      .27      $ (    .27)   $     (8.88)

Weighted Average Number of Shares      3,819,574       2,530,495        528,782

Diluted Earnings (Loss) Per Share:
  Incremental Shares from Assumed
  Conversion of Options and Warrants      69,415               0              0
                                       ---------      ----------     ----------

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS [continued]

                                               Y e a r s   e n d e d
                                                D e c e m b e r  31,
                                          1 9 9 7      1 9 9 6     1 9 9 5

Weighted Average Number of
  Shares Assuming Dilution             3,888,989       2,530,495        528,782

Diluted Earnings Per Share
  Continuing Operations                $     .26       $ (   .27)    $   (8.35)
  Discontinued Operations                     --              --         ( .53)
                                       ---------       ---------     ---------
  Net Income (Loss)                    $     .26       $ (   .27)    $   (8.88)



Trans Global Services, Inc.
Consolidated Statement of Stockholders' Equity

                                                       Shares         Amounts

Preferred stock $0.01 Par Value Series "A"
Convertible participating Authorized 25,000
shares
Balance - December 31,1994                               25,000        $ 250
Balance - December 31,1995                               25,000          250
Conversion of Series "A"  Preferred Stock
to Common                                               (25,000)        (250)
                                                       --------      -------
Balance - December 31, 1996                                   0            0
                                                       ========      =======
Preferred Stock $.01 Par Value Series
"B" & C"
Convertible Authorized 25,000 shares each
Balance - December 31,1994                               50,000          500
Balance - December 31,1995                               50,000          500
Cancelled in SISC Recapitalization                      (50,000)        (500)
                                                        -------        -----
Balance - December 31,1996                                    0            0
                                                         ======        =====
Preferred stock $.01 Par Value Series "D"
Convertible 6.25% Redeemable Authorized 20,000 shares
Balance - December 31,1994                             20,000            200
Balance - December 31,1995                             20,000            200
Cancelled in SISC Recapitalization                    (20,000)          (200)
                                                      -------          -----
Balance December 31, 1996                                   0          $   0
                                                      =======          =====

Preferred stock $0.01 Par Value Series "E"
Convertible participating Authorized 5,000 shares
Balance - December 31,1994                                 --             --
Issuance of shares of Preferred Stock to Repay Debt     5,000          $  50
                                                       ------          ------
Balance - December 31,1995                              5,000             50
Conversion of shares of Series "E" Preferred
Stock to Common Stock                                  (5,000)         (  50)
                                                       -------          -----
Balance - December 31,1996                                  0              0
                                                       =======         ======




Trans Global Services, Inc.
Consolidated Statement of Stockholders' Equity

                                                       Shares         Amounts

Preferred stock $0.01 Par Value Series "F"
Convertible participating Authorized 10,000 shares
Balance - December 31,1994                                 --              --
Balance - December 31,1995                                 --              --
Issued in SISC Recapitialization                       10,000             100
Cancelled on Conversion into Common Stock             (10,000)           (100)
                                                       ------            ----
Balance- December 31, 1996                                  0               0
                                                      =======           ======
Common Stock $.01 Par Value Authorized
50,000,000 shares
Balance - December 31,1994                            100,000           1,000
Issued on Acquisition of Concept                      247,598           2,476
Exercise of Stock Options                             127,833           1,278
Issuance of shares of Common Stock-Private Placement   25,216             252
Issuance of shares of Common Stock-Legend Stock           433               4
Issuance of shares of Common Stock-Regulation S        65,000             650
Issuance of shares of Common Stock-Sirrom Capital         520               5
Exercise of Stock Options                               4,166              42
                                                     ---------          ------
Balance - December 31,1995                            570,766           5,707
Issued on Conversion of Series "A" and "E"
 Preferred Stock                                      353,333           3,533
Issuance of shares of Common Stock -
 Regulation S                                         916,666           9,167
Issuance of shares of Common Stock-
 Sirrom Capital                                         1,040              10
Deferred Issuance of shares of Common Stock
 Related to Acquisition Stock of Concept              123,413           1,234
Deferred Issuance of shares of Common Stock
 Related to Sale of WWR                               176,666           1,767
Issued on Conversion of Series F Preferred
 Stock                                              1,666,666          16,667
Exercise of Common Stock Options                        8,333              83
                                                   ----------         -------
Balance - December 31, 1996                         3,816,883          38,168
Exercise of Common Stock Options                        2,833              29
                                                  -----------        --------
Balance - December 31, 1997                         3,819,716         $38,197

 Trans Global Services, Inc.
Consolidated Statement of Stockholders' Equity

                                                                    Amounts
Capital in Excess of Par Value
Balance - December 31,1994                                         $1,720,300
Acquisition of Concept                                                980,346
Exercise of Stock Options                                           3,232,758
Issuance of shares of Common Stock-Private Placement                  453,648
Issuance of shares of Common Stock-Legend Stock                           ( 4)
Issuance of shares of Preferred Stock to Repay Debt                   199,950
Issuance of shares of Common Stock-Regulation S                       999,350
Issuance of Below Market Options                                      178,750
Issuance of shares of Common Stock-Sale of WWR                      1,537,000
Acquisition Expenses                                                  528,578
Issuance of shares of Common Stock-Sirrom Capital                      10,525
Exercise of Stock Options                                              24,958
Reverse Merger Costs                                                 (117,854)
Forgiveness of Accrued Interest Prior Years                           111,468
                                                                     --------
Balance - December 31,1995                                          9,859,773
Conversion of Series "A" and "E" Preferred
 Stock to Common                                                      ( 3,233)
Issuance of shares of Common Stock-Regulation S                     2,315,833
Issuance of shares of Common Stock-Sirrom Capital                       9,496
Deferred Issuance of shares of Common Stock related to
Acquisition Stock of Concept                                           (1,234)
Deferred Issuance of shares of Common Stock related to
 Sale of WWR                                                          ( 1,767)
SISC Recapitalization                                                 750,600
Expiration of Below Market Options                                   (138,125)
Issuance of Below Market Options                                       79,687
Conversion of Series F Preferred Stock to Common                      (16,567)
Exercise of Common Stock Option                                        24,917
                                                                     --------
Balance - December 31,1996                                         12,879,380
Exercise of Common Stock Options                                        8,471
                                                                   ----------
Balance - December 31, 1997                                        12,887,851
                                                                   ==========
Accumulated Deficit

Balance - December 31, 1996                                        (5,787,617)
Net Income                                                          1,022,881
                                                                    ---------
Balance - December 31, 1997                                       $(4,764,736)

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                     AMOUNT
Deferred Charges
Balance - December 31, 1994                                      $         --
Exercise of Stock Options                                          (2,543,536)
Issuance of Below Market Options                                     (178,750)
Amortization of Deferred Consulting Costs                           2,213,774
                                                                    ---------
Balance - December 31, 1995                                          (508,512)
Amortization of Deferred Consulting Costs                             230,108
Expiration of Below Market Options                                    138,125
Issuance of Below Market Options                                     ( 79,687)
Recapture of Amortization on Expired Below
 Market Options                                                      ( 83,507)
                                                                    ---------
Balance - December 31, 1996                                         ( 303,473)
Amortization of Deferred Consulting Costs                             140,872
                                                                     --------
Balance - December 31, 1997                                         ( 162,601)
                                                                 ============
Total Stockholders' Equity
Balance - December 31, 1994                                         1,311,628
Acquisition of Concept                                                982,822
Exercise of Stock Options                                             690,500
Issuance of shares of Common Stock-Private Placement                  453,900
Issuance of shares of Preferred Stock to Repay Debt                   200,000
Issuance of shares of Common Stock-Regulation S                     1,000,000
Issuance of shares of Common Stock-Sale of WWR                      1,537,000
Amortization of Deferred Consulting Costs                           2,213,774
Acquisition Expenses                                                  528,578
Issuance of shares of Common Stock-Sirrom Capital                      10,530
Exercise of Stock Options                                              25,000
Reverse Merger Costs                                                 (117,854)
Forgiveness of Accrued Interest Prior Years                           111,468
Net (Loss) for the Year Ended December 31, 1995                    (4,695,745)
                                                                    ---------
Balance - December 31, 1995                                         4,251,601
Issuance of shares of Common Stock-Regulation S                     2,325,000
Issuance of shares of Common Stock-Sirrom Capital                       9,506
SISC Recapitalization                                                 750,000
Amortization Deferred Consulting Costs                                230,108
Recapture of Amortization on Expired Below
 Market Options                                                       (83,507)
Exercise of Common Stock Options                                       25,000
Net (Loss) for the Year Ended December 31,1996                       (681,250)
                                                                      -------
Balance - December 31, 1996                                         6,826,458
Exercise of Common Stock Options                                        8,500
Amortization of Deferred Consulting Costs                             140,872
Net Income for the Year Ended December 31, 1997                     1,022,881
                                                                     --------
Balance - December 31, 1997                                       $ 7,998,711
                                                                    =========

                                       F10

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                Y e a r s   e n d e d
                                                 D e c e m b e r  31,
                                           1 9 9 7         1 9 9 6       1 9 9 5

Operating Activities:
Income (Loss) from Continuing Operations  $1,022,881   $(681,250)   $(4,412,927)
Adjustments to Reconcile Net Income (Loss)
 to Net Cash Provided By (Used in)
 Continuing Operations:
  Depreciation and Amortization              385,351     477,160        466,817
 Provision for Doubtful Accounts                  --          --         67,363
  Charges from Option Exercise               140,872     230,108      2,213,774
 Deferred Offering Costs                     320,245          --             --
 Deferred Income Taxes                      (178,000)         --             --
Recapture of Amortization on
  Expired Below Market Options                    --     (83,507)            --
  Settlement Costs                                --     300,000             --
  Non-Cash Expenses Related to
   Trans Global Transaction                       --          --        528,578
  Common Stock Issued for Services
   Rendered                                       --          --         10,530
Changes in Operating Assets and Liabilities:
 (Increase) Decrease in Assets:
   Accounts Receivable-Net                  (280,297)   (320,940)       473,305
   Inventories                                    --          --         55,226
   Loan Receivable - Officer                (  5,000)    (20,000)       (22,500)
   Deferred Tax Asset-Current Portion       (177,000)         --             --
   Prepaid Expenses and Other
    Current Assets                            53,721    (149,108)       (84,852)
Increase (Decrease) in Liabilities:
  Accounts Payable and Accrued
    Expenses                                 308,258    (267,738)      (544,981)
  Accrued Payroll and Related
    Taxes and Expenses                      (367,927)     28,376      1,076,504
  Accrued Payroll Tax Penalties             ( 77,000)   (623,000)       700,000
  Accrued Income Taxes Payable                76,357          --             --
  Accrued Voluntary Settlement Agreement    (150,000)         --             --
                                           ---------   ----------      --------
Total Adjustments                             49,580    (428,649)     4,939,764
                                           ---------  ----------     ----------
Net Cash - Provided by (Used in)
  Continuing Operations                    1,072,461  (1,109,899)       526,837
                                          ----------   ---------     ----------

Net Cash - Used in Discontinued Operations        --          --        (97,170)
                                         -----------  ----------      --------
Net Cash - Provided by (Used in)
 Operating Activities   -Forward         $ 1,072,461 $(1,109,899)     $ 429,667
See Notes to Financial Statements.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 Y e a r s   e n d e d
                                                  D e c e m b e r  31,
                                          1 9 9 7        1 9 9 6       1 9 9 5

Net Cash - Provided by (Used in)
 Operating Activities Forwarded     $1,072,461     $ (1,109,899)   $ 429,667
Investing Activities:
 Capital Expenditures                 (171,288)         (55,536)    (110,384)
 Deferred Acquisition Costs           (160,645)              --           --
 Cash of Merged Company                     --               --      504,210
 Advances  to Affiliates              (167,453)        (274,074)    (791,105)
 Other, net                           ( 20,337)           2,116     ( 46,600)
                                    -----------      ---------       --------
Net Cash - Used in Investing
 Activities                           (519,723)        (327,494)    (443,879)
                                    -----------      ---------      ---------
Financing Activities:
 Net(Payments to) Advances from
  Asset-Based Lender                  (120,047)         12,173      (340,459)
Repayment of Long-Term Debt                 --              --      (125,201)
 Repayment of Subordinated Debt             --        (700,000)     (800,000)
 Payments to Affiliates                     --        (176,832)     (201,471)
 Deferred Offering Costs              (168,938)       (151,307)           --
 Issuance of shares of Common Stock         --       2,334,506     1,453,900
 Expenses Related to Merged Company         --              --      (117,154)
 Exercise of Stock Options               8,500          25,000       715,500
 Cash Overdraft                             --              --      (360,306)
 Repayment of Note Payable                  --         (60,513)           --
                                      ---------     ----------         ------
Net Cash - (Used in) Provided by
 Financing Activities                 (280,485)      1,283,027       224,809
Net Increase (Decrease)in Cash and
 Cash Equivalents                      272,253       (154,366)       210,597
Cash and Cash Equivalents
  - Beginning of Year                   56,231        210,597             --
Cash and Cash Equivalents
  - End of Year                     $  328,484     $   56,231    $   210,597
                                    ===========    ===========     ==========
Supplemental Disclosures of Cash
  Flow Information:
   Interest                         $  775,437     $  712,289    $   909,200
   Income Taxes                     $       --     $       --    $        --


See Notes to Financial Statements.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS


Supplemental Disclosures of Non-Cash Investing and Financing Activities:
During the year ended December 31, 1996, the Company had the following:

Issued preferred stock and warrants to an affiliate and reduced amounts owed to such affiliate by $750,000 plus accrued interest. A stock option granted in 1995 expired without having been exercised as to 85,000 shares. This resulted in a recapture of $83,507 of amortization expense. Additional stock options were granted and non-cash deferred charges of $79,687 were incurred which will be amortized over the 2 year life of the option.

During the year ended December 31, 1995, the Company had the following:

Acquired the net assets of Concept Technologies Group, Inc. through a reverse merger. Total net assets of such entities acquired was $982,822 including cash of $504,210 at the date of acquisition.
Issued preferred stock with a value of $200,000 to an affiliate and reduced amounts owed to such affiliate by $200,000 plus accrued interest.
Issued stock options and received exercise proceeds of $715,500 and incurred non-cash deferred charges of $2,213,774.
An affiliate forgave $111,468 of accrued interest payable which has been recorded as a contribution to capital.



See Notes to Financial Statements.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

[1] Basis of Presentation

Trans Global Services, Inc. ("the Company"), a Delaware corporation, operates through two subsidiaries, Avionics Research Holdings, Inc. , formerly known as ARC Acquisition Group, Inc.["Holdings"] and Resource Management International,Inc. ["RMI"]. The Company is engaged in providing technical temporary staffing services throughout the United States. The principal stockholder of the Company is SIS Capital Corp. ["SISC"], a wholly-owned subsidiary of Consolidated Technology Group Ltd. ["Consolidated"], a publicly held company.

On May 8, 1995, the Company acquired all of the issued and outstanding capital stock of TGS Services, Inc., ["Trans Global"] and issued (a) 1,000,000 shares of Common Stock, (b) shares of a series of preferred stock that, upon the filing of a certificate of amendment to the Company's certificate of incorporation increasing the authorized Common Stock, were converted into 2,000,0000 shares of Common Stock, (c) shares of two series of preferred stock which were convertible into an aggregate of 2,500,000 shares of Common Stock if certain levels of net income before income taxes for 1995 and 1996 were attained and (d) shares of a series of preferred stock which were not convertible, but which had an aggregate redemption price of approximately $1.7 million, and was payable from 50% of the net proceeds received by the Company from the sale of equity securities. None of such preferred stock was outstanding at December 31, 1997 or 1996 [See Notes 7 and 15].Trans Global was formed by SISC in January 1995, to hold the stock of Holdings which was acquired by SISC in December 1993, and RMI, which was formed by SISC to acquire assets of Job Shop Technical Services in November 1994. The transactions by which the Company acquired the stock of Trans Global is referred to as the "Trans Global Transaction."

The Trans Global Transaction was accounted for as a reverse merger, with Trans Global being the surviving company. In accounting for the reverse merger, the equity of Trans Global, as the surviving corporation, and Concept Technologies Group, Ltd., which, when referred to as the acquired corporation, is referred to as "Concept," was recapitalized as of March 31, 1995. The recapitalization included the reclassification of Concept's accumulated deficit of $11,060,479 as a reduction of capital in excess of par value-common stock and the reclassification of Trans Global's March 31, 1995 preferred stock and common stock to capital in excess of par value-common stock.

The Company's principal business [the "Concept business"] prior to the Trans Global Transaction was the ownership and operation of WWR Technology, Inc. ["WWR"], which conducted the Klipsch professional loudspeaker business, which has been discontinued.

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

As of September 30, 1995, the Company sold all of the issued and outstanding shares of capital stock of WWR to an affiliate, SISC, in consideration for which SISC released the Company from its obligations with respect to a $275,000 advance made to the Company and WWR in order to enable WWR to pay an outstanding debenture. As part of the transaction, the Company issued to SISC 176,666 shares of Common Stock. WWR had, at the time of the transaction, a deficiency in stockholders' equity of approximately $1.4 million. Among WWR's liabilities was approximately $2.1 million payable to the Company, which, based upon WWR's historical and current cash flow, would not likely be paid in the near future. This payable was satisfied by Consolidated, the parent of SISC, through the issuance of 1,000 shares, of a newly-created series of Series G 2% Cumulative Convertible Preferred Stock, (" Series G Preferred Stock"), which automatically converts on September 30, 2000 into such number of shares of Consolidated's common stock as has a value equaling $2.1 million. In April 1998, Consolidated amended its certificate of incorporation, with the consent of the Company as the sole holder of the Series G Preferred Stock, to change the rights, preferences and privileges of the holders of the Series G Preferred Stock. As a result of such amendment, the conversion provisions were terminated and the Series G Preferred Stock became subject to redemption at the option of either Consolidated or the holders of the Series G Preferred Stock at an aggregate redemption price of $2.1 million. The Series G Preferred Stock is reflected on the balance sheet as Investment in Preferred Stock of Affiliate based on the redemption price of the shares.


[2] Summary of Significant Accounting Policies

Principles of Consolidation - The 1997, 1996 and 1995 consolidated financial statements include the accounts of Trans Global Services, Inc. and its subsidiaries, Holdings and RMI. All intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents - The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1997 and 1996.

Prepaid Expenses and Other Current Assets - Prepaid expenses primarily consist of approximately $144,000 and $173,000 of prepaid insurance at December 31, 1997 and 1996, respectively.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using straight-line and accelerated methods over the estimated useful lives of the respective assets. Estimated useful lives range from 3 to 10 years as follows:

Furniture and Fixtures                  5 - 7   years
Leasehold Improvements                  5 - 10  years

Transportation Equipment                3 - 4   years

Equipment                               5 - 10  years

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

Expenditures for maintenance and repairs, which do not improve or extend the life of the respective assets are expensed currently while major repairs are capitalized.

Offering Costs- Deferred offering costs of $ 169,000 and $151,000 were incurred in 1997 and 1996 with respect to a proposed public offering which was not completed in 1997. These costs have been expensed to selling, general and administrative in 1997.

Deferred Acquisition Costs - Deferred acquisition costs represent legal, accounting and other costs associated with the consummation of business acquisitions by the Company. When such acquisitions are consummated, these costs will be added to other costs incurred in the acquisition of such businesses. If such acquisitions are not completed in the near term, these costs will be expensed.

Revenue Recognition - The Company records revenue as services are provided.

Stock Options and Similar Equity Instruments - On January 1, 1996, the Company adopted the disclosure requirements of Statement of Financial Accounting Standards ["SFAS"] No. 123, "Accounting for Stock-Based Compensation," for stock options and similar equity instruments [collectively, "Options"] issued to employees, however, the Company will continue to apply the intrinsic value based method of accounting for options issued to employees prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees" rather than the fair value based method of accounting prescribed by SFAS No.123. SFAS No. 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non- employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Income Taxes - The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under SFAS No. 109, the asset and liability method is used to determine deferred tax assets and liabilities based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Earnings Per Share- Earnings per share of Common Stock reflects the weighted average number of shares outstanding for each year. On June 20, 1997, the Company effected a one-for-six reverse split in its Common Stock. All share and per share information in these financial statements gives effect, retroactively, to such reverse split. The Financial Accounting Standards Board has issued Statement of Financial Accounting standard ("SFAS") No.128, "Earnings Per Share", which is effective for financial statements issued for periods ending after December 15, 1997. Accordingly, earnings per share data in the financial statements for the year ended December 31, 1997, have been calculated in accordance with SFAS No. 128. Prior years' earnings per share data have been recalculated as necessary to conform to prior years' data to SFAS No.128.

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

SFAS No. 128 supercedes Accounting Principles Board Opinion No.15, "Earnings Per Share", and replaces its primary earnings per share with a new basic earnings per share representing the amount of earnings for the period available to each share of common stock outstanding during the reporting period. SFAS No.128 also requires a dual presentation of basic and diluted earnings per share on the face of the statement of operations for all companies with complex capital structures. Diluted earnings per share reflects the amount of earnings for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities into common stock.

The computation of diluted earnings per share does not assume conversion, exercise or contingent issuance of securities that would have an antidulutive effect on earnings per share (i.e., increasing earnings per share or reducing loss per share). The dilutive effect of outstanding options and warrants and their equivalents are reflected in dilutive earnings per share by the application of the treasury stock method which recognizes the use of proceeds that could be obtained upon the exercise of options and warrants in computing diluted earnings per share. It assumes that any proceeds would be used to purchase common stock at the average market price during the period. Options and warrants will have a dilutive effect only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants.

[2] Summary of Significant Accounting Policies [Continued]

Securities that could potentially dilute earnings per share in the future are disclosed in Notes 15 and 16.

Impairment - The Company reviews certain long-term assets, including goodwill and other intangibles to determine whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards No. 121, "Accounting for the impairment of long-lived assets and for long-lived assets to be disposed of." [See Note 5]

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk - The Company extends credit to customers which results in accounts receivable arising from its normal business activities and does not require its customers to collateralize their payables to the Company. It routinely assesses the financial strength of its customers and believes that its accounts receivable credit risk exposure is limited. Such estimate of the financial strength of such customers may be subject to change in the near term. For each of the years ended December 31, 1997 and 1996, a significant portion of the Company's receivables were derived from three customers [See Note 13].

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

Due to the nature of its operations, the Company deposits, on a monthly basis, amounts in excess of the federally insured limit in financial institutions for the payment of payroll costs. Such amounts are reduced below the federally insured limit as payroll checks are presented for payment. Such reduction generally occurs over three to four business days. At December 31, 1997, the Company had amounts on deposit with two financial institutions which exceeded the federally insured limit by approximately $400,000. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash and cash equivalents.

[3] Accounts Receivable and Loan Payable - Asset Based Lender

Receivables are shown net of an allowance for doubtful accounts of $62,500 at December 31, 1997 and 1996. The Company finances a majority of its receivables from an asset-based lender under agreements entered into in February 1995 and subsequently amended. The agreements have a maximum availability of funds of $5,500,000. Funds can be advanced in an amount equal to 85% of the total face amount of outstanding and unpaid receivables, with the asset-based lender having the right to reserve 15% of the outstanding and unpaid receivables financed.

The interest rate is equal to the base lending rate of an agreed upon bank, which was 8.50% at December 31, 1997 plus 2% and a fee of .3% of the receivables financed. The asset-based lender has a security interest in all accounts receivables, contract rights, personal property, fixtures and inventory of the Company. At December 31, 1997 and 1996, the total amount advanced by the asset-based lender was $3,570,828 and $3,690,875. The weighted average interest rate on this short-term borrowing outstanding for the years ended December 31, 1997 and 1996 was approximately 10.50% and 10.25%, respectively. The agreement with its asset-based lender continues through December 31, 1998. The Company is currently seeking alternative financing sources. However, no assurance can be given that the Company can or will be able to obtain an alternate financing source by December 31, 1998,, the failure of which could have a material adverse effect upon the Company in the near term.

[4] Property and Equipment

Property and equipment at December 31, 1997 and 1996  is as follows:

                                             1 9 9 7        1 9 9 6
Equipment                                    $ 349,701     $ 288,337
Furniture and Fixtures                         189,134       171,770
Leasehold Improvements                          93,602         1,039
                                               -------       -------
Totals - At Cost                               632,437       461,146
Less: Accumulated Depreciation                 437,924       386,565
                                               -------       -------
Totals                                         194,513     $  74,581

Depreciation expense charged to operations was $51,359 in 1997, $22,160 in 1996 and $11,820 in 1995.

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

[5] Intangibles

The Company acquired its subsidiaries [See Note 2] during 1994. As part of the purchase agreements, the Company acquired customer lists, a restrictive covenant and goodwill. The intangible assets acquired and the related amortization on the straight-line method are summarized as follows:

                                               Accumulated Amortization      Net of Amortization
                 Life                               December 31,                 December 31,
                 Years    Cost                     1997        1996            1997       1996

Customer Lists    15   $3,374,477            $  760,913    $535,942         $2,613,564    $2,838,535
Goodwill          20   $  971,623            $  196,078    $147,498         $  775,545    $  824,125
Covenants
Not-to-Compete     5   $  907,257            $  907,257    $846,876         $   60,381    $   60,381

Goodwill represents the excess of the acquisition costs over the fair value of net assets of business acquired. Amortization expense is calculated on a straight-line basis over twenty years. Other intangibles are Customer Lists and Covenants Not-to-Compete. Customer Lists represent listings of customers obtained through acquisitions to which the Company can market its services. Customer Lists are recorded at cost and are amortized on a straight- line basis over the estimated useful life of fifteen years. Covenants Not-to- Compete are non-compete agreements signed with employees of acquired companies and are amortized on a straight line basis over the five year lives of such agreements. These agreements were fully amortized in 1997. The Company reviews Goodwill and other intangibles to assess recoverability from future operations using undiscounted cash flows. If the review indicates impairment, the Company will incur a charge against operations to the extent that carrying value exceeds fair value. Management has determined that fair value exceeds carrying value as of December 31, 1997.

[6]  Subordinated  Debt

The Company, having been delinquent in filing certain payroll taxes during the quarter ended March 31, 1996, entered into an agreement later that year with the Internal Revenue Service ["IRS"] to pay those taxes, interest and penalties in installments. At December 31, 1997 all taxes, interest and penalties had been paid in full and the Company was current with regard to all taxes. The Company is in the process of contesting the penalties and is seeking to recover the amount paid.

The Company, as part of its acquisition of assets of Job Shop, agreed to assume a certain debt for delinquent taxes owed by Job Shop to the IRS. The total outstanding amount of the debt was $2,000,000, of which $500,000 was paid at the closing of the acquisition of such Job Shop assets. The remaining $1,500,000 was payable in 15 monthly installments of $100,000 commencing May 31, 1995. This obligation was paid in 1996.

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

[7] Related Party Transactions

Trans Global was organized by SISC in January 1995 to hold all of the stock of Holdings, which was acquired by SISC in December 1993, and RMI, which was was formed by SISC to acquire assets of Job Shop in November 1994. At the time of the organization of Trans Global, Trans Global issued to SISC, in consideration for the shares of Consolidated common stock issued in connection with the acquisitions of Holdings and Job Shop assets, shares of a redeemable preferred stock. Trans Global also issued to SISC warrants to purchase shares of its common stock. The Trans Global stock and warrants were issued to SISC in consideration for the transfer of the stock of Holdings and RMI and the advances made by SISC. In connection with the organization of Trans Global, Trans Global also issued a 3.4% interest to the president of TGS, in exchange for certain rights he had with respect to the stock of Holdings. Also in connection with the organization of Trans Global, SISC transferred a 5% interest in its common stock and warrants in Trans Global to DLB, Inc. ["DLB"] in exchange for DLB's 10% interest in Avionics. DLB is owned by the wife of the chairman of the board and chief executive officer of the Company, however, the chairman dislaims beneficial ownership in DLB or any securities owned by DLB.

Pursuant to the Trans Global Transaction [See Note 1], the Company issued to SISC, the president of the Company and DLB, who were the stockholders of Trans Global, in exchange for the common stock, preferred stock and warrants of Trans Global, an aggregate of (a) 166,666 shares of Common Stock, (b) 25,000 shares of Series A Convertible Participating Preferred Stock ["Series A Preferred Stock"],
(c) 25,000 shares each of Series B and C Preferred Stock which were convertible into an aggregate of 416,666 shares of Common Stock if certain levels of income before income taxes are attained, and (d) 20,000 shares of Series D 6.25% Redeemable Cumulative Preferred Stock ["Series D Preferred Stock"], which were not convertible, but which had an aggregate redemption price of approximately $1.7 million.

Additionally with respect to the Trans Global Transaction, the Company issued two-year warrants to purchase an aggregate of 83,333 shares of Common Stock at $21.00 per share. As a result of the March 1996 amendment to the Company's certificate of incorporation increasing the authorized Common Stock, the 25,000 shares of Series A Convertible Preferred Stock were automatically converted into 333,333 shares of Common Stock. The former stockholders of Trans Global have certain registration rights with respect to securities issued pursuant to the Trans Global Transaction.

In connection with the sale of WWR to an affiliate of SISC, the Company issued to SISC 176,666 shares of Common Stock. In connection with such transaction, WWR satisfied its obligation to pay approximately $2.1 million due to the Company through the issuance of preferred stock of Consolidated, the parent of SISC [See
Note 1].

The Company has a management services agreement with a wholly-owned subsidiary of Consolidated pursuant to which the Company paid a monthly fee of $10,000 through January 1998. Commencing February 1998 such fee was increased to $15,000 through March 2000.

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

At June 30, 1995, SISC converted $200,000 of the Company's obligations to SISC into 5,000 shares of Series E Preferred Stock. In March 1996, as a result of amendment to the Company's certificate of incorporation increasing its authorized common stock, the 5,000 shares of Series E Preferred Stock was automatically converted into 20,000 shares of Common Stock.

SISC advanced approximately $1,100,000 to the Company as of July, 1996. Pursuant to an exchange [the "SISC Recapitalization"], the Company issued to SISC 9,900 shares of Series F Preferred Stock and warrants to purchase 533,333 shares of Common Stock at $7.50 per share in exchange for the cancellation of $750,000 principal amount of the Company's debt to SISC and all of the shares of Series B, C, and D Preferred Stock owned by SISC, including accrued dividends due on the Series D Preferred Stock. As part of the SISC Recapitalization, the Company issued 100 shares of Series F Preferred Stock to DLB, which owned 5% of the Series B and C Preferred Stock. The 10,000 shares of Series F Preferred Stock were converted into 1,666,666 shares of Common Stock in October and December 1996. As a result of the SISC Recapitalization, the Company's obligations to SISC was reduced to $300,000, which was paid in 1996.

In April 1996, the Company issued to its directors warrants to purchase an aggregate of 283,333 shares of Common Stock at $7.50 per share. The warrants which are the same as those issued to SISC pursuant to the SISC Recapitalization, expire on April 1, 2001 and provide the holders with certain registration rights. In connection with the issuance of such warrants, the obligation of the Company to issue to two directors warrants to purchase an aggregate of 25,000 shares at $21.00 per share was terminated.

In July 1997, SISC sold 258,333 shares of Common Stock to Mr. Sicinski for $1.625 per share, which was the market price on the date of sale. Mr. Sicinski issued his five-year non-recourse promissory note in payment of the shares. In August 1997, SISC transferred to Mr. Sicinski a warrant to purchase 83,334 shares of Common Stock at $7.50 per share. SISC and Mr. Sicinski also canceled, ab initio, an option granted by SISC to Mr. Sicinski to purchase 133,333 shares of Common Stock from SISC at $1.50 per share.

The Company has from time to time made advances to three subsidiaries of SISC [the "SISC Subsidiaries"] which are not owned or controlled by the Company. The aggregate amount of such advances outstanding on December 31, 1997 and 1996 was $1,676,000 and $1,509,000, respectively. The amounts outstanding on such dates represent the largest amounts outstanding during the respective years. Advances to the SISC Subsidiaries may continue. The Company has accounted for interest income from these subsidiaries of $130,000, $106,000 and $43,000 for the three years ended December 31, 1997, 1996 and 1995 respectively.

[8] Notes Payable

Other - At December 31, 1997 and 1996, a note payable to former stockholders of an acquired subsidiary due September 1996 with interest at 7% remained outstanding. The payment of principal and interest on this note has been suspended pending the outcome of the Government Printing Office contingency [See
Note 11].

The  weighted  average   interest  rate  on  the  above  short-term   borrowings
outstanding as of December 31, 1997 and 1996 was approximately 7.4% and 7.75%, respectively.

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMEN

[9] Income Taxes

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss carryforwards. The tax effects of significant items comprising the Company's net deferred tax asset as of December 31, 1997 and 1996 are as follows:

                                                     December 31,
                                                   1997        1996

Deferred Tax Liabilities                        $      --      $      --
                                                  -------      ---------
Deferred Tax Assets:
 Allowance for Doubtful Accounts not
  Currently Deductible                             25,000         25,000
 Net Operating Loss Carryforwards               1,482,000      2,200,000
                                                ---------      ---------
Totals                                          1,507,000      2,225,000

Valuation Allowance                             1,152,000      2,225,000
                                                ---------      ---------
Net Deferred Tax Asset                            355,000             --
Net Deferred Tax Asset - Current Portion          177,000             --
                                                ---------      ---------
Net Deferred Tax Asset - Non Current           $  178,000      $      --
                                               ==========      =========


The Company has recorded a net deferred tax asset of $355,000 at December 31, 1997. The realization of the net deferred tax asset is dependent on the Company generating sufficient taxable income in future years. Although realization is not assured, management believes it is more likely than not that all of the net deferred tax asset will be realized. The amount of the net deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

The Company's deferred tax asset valuation allowance was $1,152,000 and $2,225,000 as of December 31, 1997 and 1996, respectively. The valuation allowance represents the tax effects of net operating loss carryforwards and other temporary differences which the Company does not expect to realize. The (decrease) increase in the valuation allowance of $(1,073,000) and $300,000 for the years ended December 31, 1997 and 1996 is comprised of the following:

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

[9] Income Taxes [continued]

                                               1997               1996
                                               ----               ----
Net Operating Loss Carryforwards           $(1,073,000)       $  300,000

The current and deferred income tax components of the provision [benefit] for income taxes consist of the following:
                                       Years ended  December 31,
                                   1997           1996          1995
                                   ----          -----         -----

Current:
 Federal                           $       --       $     --      $     --
 State                                 79,637             --            --
                                      -------       --------      --------
Totals                             $   79,637       $     --      $     --

Deferred:
 Federal                             (277,610)            --            --
 State                               ( 77,390)            --            --
                                     ---------      --------      --------
Totals                             $ (355,000)      $     --      $     --
                                   ----------       --------      --------
Totals                             $ (275,363)      $     --      $     --
                                   ==========       ========      ========

A reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:
                                               Years Ended December 31,
                                            1997            1996        1995
                                            ----            ----        ----
Federal Statutory Rate                       34%             (34%)      (34%)

State Income Taxes, net of
 federal tax                                  7%              --         --

Federal tax benefit of net operating
 loss carryforwards                         (30%)             --         --

(Decrease )Increase in valuation allowance  (48%)             34%        34%
                                            -----            -----      -----
Effective tax rate                          (37%)             --         --
                                            =====            =====      =====


TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

The following summarizes the operating loss carryforwards by year of expiration:

                  Amount                 Expiration Date
                   358,000               December 31, 2008
                 1,067,000               December 31, 2009
                 2,281,000               December 31, 2010
                 ---------
                 3,706,000

[10] Commitments

The Company leases office space and several office machines under operating leases which expire in 2002. The following is an analysis of future minimum lease commitments as of December 31, 1997:

1998                    213,717
1999                    145,121
2000                    112,670
2001                    111,563
2002                     18,750
                       --------
Total           $       601,821

Rent expense amounted to $211,503, $174,312 and $141,684 for the years ended December 31, 1997, 1996 and 1995, respectively.

[11] Contingencies

On May 14, 1991, the Government Printing Office wrote Holdings asking to be reimbursed a total of $296,292 for "unauthorized timework" on two programs. The Company has been in contact with the Department of Justice which has stated that they were declining prosecution of the Company regarding this matter. Management believes these claims are without merit and intends to contest these claims vigorously if reasserted by the Government Printing Office and believes that the ultimate disposition of this matter will not have a material adverse effect on the financial position of the Company.

In November 1997, an action was commenced in the Supreme Court of the State of New York, County of Suffolk, by Ralph Corace against RMI seeking damages of approximately $1.1 million for an alleged breach of contract by the Company. Mr. Corace was the president of Job Shop Technical Services, Inc., from which RMI purchased assets in November 1994. The Company believes that the action is without merit, will vigorously contest this matter and has filed counterclaims against Mr. Corace.

TRANS GLOBAL SERVICES,INC.
NOTES TO FINANCIAL STATEMENTS

Due to the uncertainties in the legal process it is reasonably possible that management's view of the outcomes of the above matters may change in the near term.

[12] Fair Value of Financial Instruments

Effective December 31, 1995, the Company adopted Statement of Financial Accounting Standards ["SFAS"] No. 107, which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed therein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences or realization or settlement. The following table summarizes financial instruments by individual balance sheet accounts as of December 31, 1997 and 1996:
                                  Carrying Amount              Fair Value
                                   December 31,               December 31,
                               1 9 9 7      1 9 9 6     1 9 9 7      1 9 9 6

Investment Preferred Stock of
 Affiliate                    $2,100,730  $2,100,730   $2,100,730  $2,100,730
Debt Maturing Within One Year $3,859,058  $4,129,105   $3,859,058  $4,129,105


For certain financial instruments, including cash and cash equivalents, trade receivables and payables, and short-term debt, it was assumed that the carrying amount approximated fair value because of the near term maturities of such obligations. The investment in preferred stock of affiliate is based upon the fair value of the guarantee of fair value issued by such affiliate.

[13] Economic Dependency

In 1997,  three  customers  of the  Company,  accounted  for  approximately  $20 million, $15 million and $13 million respectively of revenue. Accounts receivable of $2,700,000 were due from these customers collectively at December 31, 1997. Three customers of the Company, accounted for approximately $16 million, $13 million and $9 million respectively, of the revenue for 1996.
Accounts receivable of approximately $2,850,000 were due from these customers collectively at December 31, 1996. These same three customers accounted for $20 million, $9 million and $6 million respectively of revenue for 1995.

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

[14] Employment  and Management Contracts

In October 1997, the President of Trans Global entered into a five-year employment agreement, pursuant to which he receives annual compensation of $260,000 subject to an annual cost of living increase. In addition, he is entitled to an annual bonus of not less than 5% of the net income before tax and all non-cash adjustments and expenses, including charges and fees paid to Consolidated Technology Group, Ltd., its subsidiary and associated companies, for TGS and its wholly or partially owned subsidiaries, currently owned and acquired during the terms of the Agreement provided that such annual bonus shall not exceed 200% of his annual salary. This Agreement supercedes his employment agreement of September 1996.

In January 1995, the Company entered into a consulting agreement through March 31, 2000 with the Trinity Group, Inc. ["Trinity"], a wholly owned subsidiary of Consolidated. Trinity is engaged in the business of providing management services to businesses and has been providing such services to the Company on an ongoing basis. Trinity is receiving monthly compensation at the rate of $10,000 per month. On February 1, 1998, the Company agreed to increase the monthly fee to $15,000 per month.

[15] Stockholders Equity

At December 31, 1997, the authorized capital stock of the Company consisted of 20,000,000 shares of Preferred Stock, par value $.01 per share, and 50,000,000 shares of Common Stock, par value $.01 per share. The Board of Directors has the right to create and to define the rights, preferences and privileges of the holders of one or more series of Preferred Stock.

At December 31, 1997 and 1996, there were no shares of any series of Preferred Stock outstanding.

See Note 7 in connection with (a) the issuance of securities in connection with the Trans Global Transaction, (b) the issuance of shares of Common Stock in connection with the sale of WWR, (c) the SISC Recapitalization and (d) the issuance of warrants to directors of the Company.

In May 1995, contemporaneously with the Trans Global Transaction, the Company issued in a private placement 151,300 units for $3.00 per unit or an aggregate of $453,900. Net proceeds from such offering were $428,300. Each unit consisted of one sixth of one share of Common Stock and a warrant to purchase one half share of Common Stock at $21.00 per share. The warrants are exercisable for 45 days after the effective date of a registration statement which includes such warrants.

In connection with the Trans Global Transaction, the Company issued an aggregate of 35,913 shares of Common Stock and warrants to purchase an aggregate of 17,956 shares of Common Stock at $21.00 per share in exchange for the agreement of certain holders of restricted securities to a lock-up with respect to such shares. The warrants expire in May 1997. Entities which may be affiliated with a former director received 30,180 shares of Common Stock and warrants to purchase 15,090 shares.

Also in connection with the Trans Global Transaction, the Company issued 20,833 shares of Common Stock to an investment banking firm as a finders' fee.

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL SERVICES.

At December 31, 1996, there were also outstanding warrants to purchase 94,540 shares of Common Stock at $42.00 per share, which were issued in connection with the Company's February 1994 initial public offering and expired in May 1997, and warrants to purchase an aggregate of 49,285 shares of Common Stock at prices ranging from $12.00 per share to $50.70 per share, of which warrants to purchase an aggregate of 20,014 shares are held by entities who may be affiliated with a former director of the Company.

A summary of warrant activity is as follows:

                               1997                  1996                 1995
                               Weighted              Weighted           Weighted
                               Average               Average            Average
                               Exercise              Exercise           Exercise
                    Shares     Price       Shares    Price     Shares   Price

Outstand-Beginning
 of Years           1,137,434  $13.92      320,767   $30.26    143,827  $41.64

Granted or Sold
 during the years          --      --      816,667     7.50    176,940   21.00

Cancelled during
 the years                 --      --           --       --         --      --

Expired during
 the years            224,075  (32.51)          --       --         --      --

Exercised during
 the years                 --      --           --       --         --      --

Outstanding-
 End of Years         913,359    9.36    1,137,434    13.92     320,767  30.26
                      =======    ====    =========    =====     =======  =====
Exercisable -
 End of Years         837,109    8.31    1,061,784    13.41     245,117  33.11
                      =======    ====    =========    =====     =======  =====

The following table summarizes warrant information as of December 31, 1997

                                             Weighted Avg.       Weighted Avg.
Range of Exercise Price                      Remaining           Exercise
                            Shares           Contractual Life    Price

  7.50                      816,669          3.3 Years            7.50
 21.00                       75,650            (A)               21.00
 50.70                        9,166          1.2 Years           50.70
 39.00                        8,333           .9 Years           39.00
 12.00                        3,541           .7 Years           12.00
                              -----           --                 -----
                            913,359          3.1 Years            9.36

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

(A) Registration is assumed to be completed December 31, 1998

[15]  Stockholders Equity [Continued]

On January 2, 1996 and July 26, 1996, the Company sold 83,333 shares of common stock and 833,333 shares of common stock pursuant to Regulation S of the Securities Act of 1933 and received net proceeds of $375,000 and $2,000,000, respectively.

Non-Employee Directors, Consultants and Advisors Stock Plan - During the year ended December 31, 1995, the Company authorized a stock option plan for Non-Employee Directors, Consultants and Advisors to provide compensation for services rendered to the Company in lieu of cash payments. At various times, the Company has registered and granted shares pursuant to the plan. During the year ended December 31, 1995, 127,833 shares were granted and exercised, at an average price of $5.40 per share, resulting in $2,543,536 of deferred charge costs computed as follows:

Shares                                                           127,833
Value of Stock at Date of Grant [Weighted Average]      $       25.29885
                                                          ----------------
                                                               3,234,036
Exercise Price                                                  (690,500)
                                                         ----------------
Total Charges Deferred at the Time of Exercise          $      2,543,536
                                                         ================
In accordance with the agreements relating to the various parties involved, amortization of the deferred portion in the amount of $140,872, $101,000 and $2,213,774 was charged to income from operations for the years ended December 31, 1997, 1996 and 1995, respectively. The unamortized deferred consulting expense is recorded in the equity section of the balance sheet. Such deferred charges are being amortized over four years, based on the terms of the related contracts.

Below Market Stock Options - On August 14, 1995, an option was granted under the Company's 1995 stock incentive plan [See Note 16] to a consultant to purchase 18,333 shares of common stock, at a price of $6.00 per share. The market value of the stock at the date of grant was $15.75 per share. The deferred charges amount to:

Shares                                                      18,333
Value of Stock at Date of Grant                      $       15.75
                                                     -------------
                                                           288,750
Exercise Price                                             110,000
                                                     -------------
Total Charges Deferred at the  Time of Exercise      $     178,750
                                                     =============

The option was exercised as to 4,166 shares on October 9, 1995. Such exercise was made by a reduction in the Company's indebtedness to SISC. This option expired on August 14, 1996 with 14,166 shares unexercised. It was replaced with a new grant to purchase 14,166 shares at $3.00 per share with an expiration date of August 13, 1998. The market value of the stock at the date of grant was $8.625. The deferred charges amount to:

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

Shares                                                     14,166
Value of Stock at Date of Grant                      $      8.625
                                                     ------------
                                                          122,188
Exercise Price                                             42,500
                                                     ------------
Total Charges Deferred at the Time of Exercise       $     79,688
                                                     ============
The option was exercised as to 11,166 shares of the 14,166 shares as of
December 31, 1997.

[16] Stock Option Plans

The Company has three stock option plans. In 1993, the Company adopted the 1993 Stock Incentive Plan [the "1993 Plan"], covering an aggregate of 25,000 shares of Common Stock. Options to purchase 20,683 shares of Common Stock were granted at exercise prices of $18.00 as to 9,083 shares, $30.00 as to 2,433 shares and $30.00 as to 9,166 shares. The exercise price of all of such options was reduced to $13.50 per share in February 1995. As of August 31, 1995, options to purchase 1,691 shares had expired unexercised. No options under the 1993 Plan had been exercised. In January 1995, the board of directors adopted the 1995 Stock Incentive plan [the "1995 Plan"], pursuant to which stock options and stock appreciation rights can be granted with respect to 50,833 shares of Common Stock. At August 31,1995, options to purchase 48,333 shares of Common Stock were granted pursuant to the 1995 Plan, of which options to purchase 34,166 shares were exercised and options to purchase 14,166 shares at an exercise price of $6.00 per share were outstanding. In May 1995, the board of directors adopted, and, in March 1996, the stockholders approved the 1995 Long Term Incentive Plan [the "1995 Incentive Plan"], initially covering 83,333 shares of Common Stock.

In April and November 1996, the board of directors and stockholders approved an amendment to the 1995 Incentive Plan which increased the number of shares of Common Stock currently subject to the 1995 Incentive Plan to 415,388 shares. The number of shares of Common Stock subject to the 1995 Incentive Plan automatically increases by 5% of any shares of Common Stock issued by the Company other than shares issued pursuant to the 1995 Incentive Plan. In August 1995, the Company granted to an officer six-year incentive stock options to purchase an aggregate of 41,666 shares of Common Stock pursuant to the 1995 Incentive Plan at an exercise price of $12.75 per share, being the fair market value on the date of grant. The option is immediately exercisable as to 7,833 shares of Common Stock and becomes exercisable as to an additional 7,833 shares of Common Stock on each of January 1, 1996, 1997, 1998 and 1999 and becomes exercisable as to the remaining 2,500 shares of Common Stock on January 1, 2000.

In April 1996, the Company issued to each of Messrs. Lewis S. Schiller and Joseph G. Sicinski a warrant to purchase 66,666 shares of Common Stock at $7.50 per share and to each of Messrs. E. Gerald Kay, Joel S. Kanter and Norman J. Hoskin, a warrant to purchase 50,000 shares of Common Stock at $7.50 per share. In connection with such grants, Messrs. Kay and Kanter agreed to waive the right to receive previously authorized warrants, which had not been issued.

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

In April 1996, the committee granted stock options to purchase an aggregate of 218,333 shares of common stock at $6.75 per share, being the fair market value on the date of grant. Such options were granted to Mr. Joseph G. Sicinski, president of the Company, who received an option to purchase 133,333 shares of common stock, Mr. Lewis S. Schiller, former chairman of the board of the Company, who received an option to purchase 25,000 shares of common stock, one other officer, who received an option to purchase 16,666 shares of common stock, and sixteen other employees who received options to purchase an aggregate of 43,333 shares of common stock. In connection with the grant to Mr. Sicinski, he agreed to the cancellation of the previously granted incentive stock options. The option granted to Messrs. Schiller and Sicinski have a ten year term, and the other options have five year terms [See Note 15].

In October 1997, the committee granted incentive stock options to purchase an aggregate of 216,000 shares of common stock at $3.875 per share, being the fair market value on the date of grant. Such options were granted to Mr. Joseph G. Sicinski, president of the Company, who received an option to purchase 90,000 shares of common stock, Mr. Lewis S. Schiller, chairman of the board of the Company, who received an option to purchase 25,000 shares of common stock, one other officer, who received an option to purchase 20,000 shares of common stock and twenty other employees who received options to purchase an aggregate of 81,000 shares of common stock. All options have a 5 year term.

No compensation cost was recognized for stock-based employee awards.

A summary of the activity under the Company's stock option plans is as follows:
                             1993 Plan       1995 Plan       1995 Incentive Plan

Options Outstanding
  - January 1, 1995          20,683              --                     --

Granted                          --          48,333                 41,666
Exercised                        --        ( 34,166)                    --
Expired                     ( 1,691)             --                     --
                            --------       ---------               -------
Options Outstanding
  - December 31, 1995        18,992          14,167                 41,666
Granted                          --          14,167                220,833
Exercised                        --         ( 8,333)                    --
Canceled                         --         (14,167)              ( 41,666)
                           --------        ---------             ---------

A summary of the activity under the Company's stock option plans (continued)

                             1993 Plan       1995 Plan       1995 Incentive Plan

Options Outstanding
  - December 31, 1996        18,992           5,833                220,833
                           ========        =========            ==========
Granted                          --              --                216,000
Exercised                        --              --                     --
Canceled                         --              --                     --

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

Options Exercisable
  - December 31, 1997        18,992           5,833                436,833
                           ========        =========            ==========
Weighted Average Exercise
    Price                 $   13.50       $    5.28            $      5.33

Weighted Average Remaining
   Contractual Life       $    2.16 years $  2.08 years        $      6.42 years

1997 Information

If the Company had accounted for the issuance of all options and compensation based warrants pursuant to the fair value based method of SFAS No. 123, the Company would have recorded compensation expense totaling $538,460, $1,724,000 and $393,000 for the years ended December 31, 1997, 1996 and 1995, respectively, and the Company's net loss and net loss per share would have been as follows:

                                                 Years ended
                                                 December 31,
                                       1 9 9 7       1 9 9 6       1 9 9 5

Net Income/(Loss) as Reported         $1,022,881    $  (681,250)  $(4,695,745)
                                      =========     ===========   ===========
Pro Forma Net Loss                    $  484,421    $(2,405,250)  $(5,088,745)
                                      =========     ===========   ===========
Basic Earnings (Loss)
 Per Share as Reported                $    .268     $      (.27)  $    ($8.88)
                                      =========     ===========   ===========
Pro Forma Net Earnings Per Share      $    .127     $      (.95)  $    ($9.62)
                                      =========     ===========   ===========
The fair value of options and warrants [See Note 15] at date of grant was estimated using the fair value based method with the following weighted average assumptions:
                                            1997   1996    1995
Expected Life [Years]                        5        2       2
Interest Rate                              6.0%     5.8%     60%
Annual Rate of Dividends                     0%       0%      0%
Volatility                               87.61%    84.0%   83.9%

The weighted average fair value of options at date of grant using the fair value based method during 1997, 1996, and 1995 is estimated at $2.79, $1.22 and $.73, respectively.

[17] Employment Benefit Plans

On November 22, 1994, the Company adopted a Qualified Retirement Plan under the Internal Revenue Code. The Plan requires employees to complete 3 months of service and attain the age of twenty one. The employer does not make any contributions to the plan.

TRANS GLOBAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

[18] Discontinued Segment

During the year ended December 31, 1995, the Company disposed of a segment of the business that was unrelated to its present line. The revenues generated by that segment amounted to $1.5 million. The loss relating to the discontinued operations was $247,000.
[19] New Authoritative Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") has issued Financial Accounting Standards ("SFAS") No.130, "Reporting Comprehensive Income." SFAS No. 130 is effective for fiscal year's beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. SFAS No. 130 is not expected to have a material impact on the Company.

The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. SFAS No. 131 is not expected to have a material impact on the Company.

(20)  Subsequent Events

In April 1998, Mr. Lewis S. Schiller, who was chairman of the board, chief executive officer and a director of Consolidated, the Company and other subsidiaries of Consolidated, resigned as an officer and director of Consolidated and each of its present subsidiaries, including the Company. Messrs. Norman J. Hoskin and E. Gerald Kay, who were directors of Consolidated, the Company and other subsidiaries of Consolidated, resigned as directors of Consolidated and such subsidiaries, including the Company. Contemporaneously with the effectiveness of such resignations, Messrs. Edward D. Bright, Seymour Richter and Donald Chaifetz were elected as directors to fill the vacancies created by the resignation of Messrs. Schiller, Hoskin and Kay. Messrs. Bright, Richter and Chaifetz were also elected as directors of Consolidated.

EXHIBIT 10.1
Employment agreement dated October 15, 1997, between the Company and Joseph G. Sicinski
                           EXECUTIVE EMPLOYMENT AGREEMENT


AGREEMENT made this 15th day of October 1997, by and among TRANS GLOBAL SERVICES, INC., (TGS) and its subsidiary companies, Avionics Research Corporation, Avionics Research Corporation of Fl., and Resource Management International, Inc., collectively referred to as TGS (hereinafter referred to as TGS) and Joseph G. Sicinski (hereinafter referred to as the ("Executive').

Whereas, TGS desires to retain the employ of the Executive as the President and Chief Operating Officer of TGS and Executive is willing to perform the service hereafter described upon the terms and conditions hereinafter set forth;

Now, therefore, it is mutually agreed as follows:

1.0 TERM:

The Company (TGS) hereby retains the employ of the Executive for a period of five (5) years commencing as of the date of this Agreement and expires September 15, 2002.

2.0     DUTIES:

2.1 The Executive shall have the title of President and Chief Operating Officer of TGS.

2.2 The Executive shall have and exercise such duties, responsibilities, privileges, powers, and authority as are established by statute, as are set forth in TGS by-laws and corporate minutes and as may be assigned to him by TGS's Board of Directors; provided that such duties are reasonably consistent with the Executive's education, experience and background.

2.3 The Executive agrees to devote substantially all of his business time, attention, skill and efforts to the business conducted by TGS. The Executive shall report to the Board of Directors of TGS. 2.4 As a condition of the employment of the Executive pursuant to this Agreement, TGS agrees that all decisions relating to distributions or dividends or other major expenditures must be approved by the Executive as well as by a majority of the Board of Directors of TGS.

2.5 At all times during the term of this Agreement, the Executive shall perform his designated duties at TGS offices located in the county of Suffolk in the State of New York.

3.0 COMPENSATION:

In consideration for the Executive entering into and executing this Agreement and for providing services hereunder, the Executive shall be entitled to receive the following compensation plus such additional increases in salary, compensation or benefits as the Board of Directors may direct:

EXHIBIT 10.1
Employment agreement dated October 15, 1997, between the Company and Joseph G. Sicinski
Page 2

3.1 A Minimum base annual salary of $ 260,000 per year payable in equal weekly installments and shall increase annually by the greater of 5% or the increase in cost of living index.

3.2 In addition to the base salary and annual increases set forth herein, the Executive shall be entitled to an annual bonus of not less than 5% of the net income before tax and all non-cash adjustments and expenses including charges and fees paid to Consolidated Technology Group, Ltd., its subsidiary and associated companies, for TGS and its wholly or partially owned subsidiaries, currently owned and acquired during the terms of this Agreement provided that such annual bonus shall not exceed 200% of Executive's gross income.

3.3    REIMBURSEMENT OF ENPENSES:

The Executive is authorized to incur reasonable expenses for performing his duties pursuant to this Agreement and TGS shall reimburse him for all actual expenses, including entertainment, travel and other miscellaneous expenses reasonably incurred in promoting the business of TGS and in performing his duties as described herein.

3.4    VACATION:

The Executive shall be entitled to annual vacation time with full pay in accordance with the TGS's policies but not less than four (4) weeks per year, which shall be accrued if not utilized in full.

3.5 The Executive shall be provided with a company automobile. Said compensation shall be made by payment of monthly lease or car loan payment, insurance, gas, service and maintenance costs. At the end of the lease or loan period and at the discretion of TGS, the car will be transferred to the Executive at a fair and reasonable market value or lease buy back value or at the option of TGS will lease or finance another new car comparable to the initial car provided under this provision.

4.0    BENEFITS:

4.1 Nothing contained in this Agreement shall be construed to impair or limit the Executive's rights to participate in all employee benefit plans of TGS of every nature, and he shall , in fact, be entitled to participate in and be a member of all such benefits plans in proportion to his total compensation hereunder. "Benefit plans " shall include:
                    Holidays
                    Life Insurance
                    Hospitalization
                    Medical and Major Medical (family)
                    Dental insurance (family)
                    Stock option (s)
                    Stock purchase or bonus plans
                    Retirement programs

EXHIBIT 10.1
Employment agreement dated October 15, 1997, between the Company and Joseph G. Sicinski
Page 3

4.2     SPECIAL LIFE INSURANCE:

TGS shall maintain at its expense a life insurance policy upon the life of the Executive in the face amount of $2,000,000; half of which is payable to TGS ($1,000,000) and the remaining ($1,000,000) payable to such beneficiary as the Executive shall designate from time to time, in writing, and in the absence of such designation to his estate. Such insurance may be part of such group insurance as TGS maintains for the benefit of salaried employees generally of the rank and status of the Executive.

5.0     TERMINATION AND SEVERANCE:

5.1 Nothing herein is intended to prohibit TGS from terminating this Agreement for serious and willful misconduct on the part of the Executive, provided, that in the event that the Executive's employment is terminated for cause by TGS, nevertheless the Executive shall be entitled to receive such benefits under TGS's employee benefit plans, in which he is a participant, or as are provided by this Agreement.

5.2 If the employee shall become totally and permanently disabled and is unable to work by reason of temporary or permanent disability, TGS will continue his base salary for the full term of this Agreement at the rate as provided above inclusive of all bonuses and incentives, including full payment of medical and life insurance for the full term of this Agreement.

5.3 If during the term of this Agreement, TGS's Board of Directors appoints a person other than the Executive to the position of President currently held by the Executive at TGS, or to a position with similar duties, powers and responsibilities, the Executive shall have the night to retire from full-service from TGS and to render only such part-time consulting and advisory services as TGS may reasonably request. Any such services and the conditions under which they shall be performed shall be fully in keeping with the position or positions the Executive held under this Agreement. The Executive shall continue to be entitled to receive the full compensation provided for in this Agreement including salary, bonuses and benefits for the full term of this Agreement.

5.4  Termination  at  will.  The  Board  of  Directors  may  not  terminate  the
Executive's   employment   by  TGS  or   diminish   his   duties,   powers   and
responsibilities pursuant to this Agreement without cause as set forth herein.

5.5 Any dispute or difference of opinion between the Executive and TGS as to the latter's right to terminate this Agreement shall be submitted to and determined by arbitration in accordance with the provisions of Section 7.4 hereof set forth below. TGS shall notify the Executive of said actions in writing and provide at least 30 days to remedy such failures.

EXHIBIT 10.1
Employment agreement dated October 15, 1997, between the Company and Joseph G. Sicinski
Page 4

5.6 Non-Curable Termination For Cause: Executive's employment with TGS may be terminated "immediately" for cause if the Executive is determined to (1) repeatedly have acted dishonestly or engaged in deliberate misconduct; (2)
repeatedly breached a fiduciary trust for the purpose of gaining personal profit; (3) repeatedly neglected to perform customary duties of his position after 30 days due written notice of said omission from the President or Board of Directors; or (4) have been convicted of the commission of a felony.

In the event of termination, the President or Board of Directors is required to give 10 days notice in writing to the Executive, by certified or registered mail, mailed to the Executive's last known address and the same notice by ordinary mail or courier to the Executive's principal office at TGS.

6.0    NOTICE OF CHANGE (S) AND/OR REVISIONS(S):

Any notice, request or other communication required or permitted pursuant to this Agreement shall be in writing and shall be deemed dully given when received by the party to whom it shall be deemed dully given when received by the party to whom it shall be given or three days after being mailed by certified, registered or express mail, postage prepaid, address as follows:

                  If to the Company:
                  TRANS GLOBAL SERVICES, INC.
                  1393 Veterans Memorial Highway
                  Hauppauge, New York 11788

                  If to the Executive:
                  Joseph G. Sicinski
                  3 8 Woodhollow Rd.
                  Great River, N.Y. 11739

Any party may change the address to which communications are to be mailed given notice of such change on the manner provided above.

7.0    SPECIAL TERMS AND CONDITIONS:

7.1 The Board of Directors of TGS reserves the right to increase the compensations and benefits specified in this contract at any time hereafter and no such increase (s) or adjustments(s) shall operate as cancellation of this Agreement but merely as an amendment hereto.

7.2    REORGANIZATION:

If the Company shall at any time be merged or consolidated substantially all assets of TGS are transferred to another corporation or entity, the provisions of this Agreement shall survive any such transaction and shall be binding upon and inure to the benefit of the corporation resulting from such merger or consolidation.

EXHIBIT 10.1
Employment agreement dated October 15, 1997, between the Company and Joseph G. Sicinski
Page 5

7.3 Nothing herein contained shall in any manner modify, imperil or affect existing or future rights or interests of the Executive to receive any employee benefits to which he would otherwise be entitled or as a participant in the present or any future incentive, profit-sharing or bonus plan of TGS providing for his participation, or in any present or future stock option plan of TGS, to the extent such plans are applicable generally to salaried employees, it being understood and agreed that the rights and interests of the Executive to any employee benefits or as a participant or beneficiary in or under any or all said plans, respectively, shall not be adversely affected hereby.

7.4 ARBITRATION:

Any controversy or claim arising under this Agreement shall be settled by binding arbitration in accordance with Rules of the American Arbitration Association then in effect, and such arbitration shall be held either 'in Nassau or Suffolk County. This shall be the exclusive remedy for the violation of either party of the terms of this Agreement. The controversy or claim shall be submitted to three arbitrators, one of whom shall be chosen by TGS, one of whom shall be chosen by the Executive, and the third of whom shall be chosen by the two so selected. The party desiring arbitration shall give written notice to the other party of its desire to arbitrate the particular matter 'in question, naming the arbitrator selected by it. If the other party shall fail within a period of 15 days after such notice shall have been given to reply in writing naming the arbitrator selected by it, then the party not in default may appoint an arbitrator to fill the place so remaining vacant. The decision of any two of the arbitrators shall be final and binding upon the parties hereto and shall be delivered in writing, signed in triplicate by the concurring arbitrators to each of the parties hereto. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

8.0    MISCELLANEOUS:

8.1 This Agreement shall become effective as of the day and date first above written.

8.2 The heading or captions of sections or paragraphs are used for convenience of reference merely and shall be ignored in the interpretation hereof

8.3 As used herein, terms such as "herein:, "hereof', "hereto" and similar language shall be interpreted to refer to this entire 'instrument as not merely the paragraph or sentence in which they appear, unless so limited by express language.

8.4 Neither this Agreement nor any of his rights hereunder may be assigned by the Executive without the written consent of TGS unless specifically identified in this Agreement.

8.5 In the event of a suit or claim against the Executive arising out of his corporate duties, TGS will provide and pay for legal counsel approved by the Executive, and hold the Executive harmless and indemnify the Executive for any and all costs, fees, suits, judgments and settlements arising therein.

EXHIBIT 10.1
Employment agreement dated October 15, 1997, between the Company and Joseph G. Sicinski
Page 6


IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and date first above written:

Trans Global Services, Inc.
Avionics Research Corporation
Avionics Research Corporation of Fl.
Resource Management International, Inc.



by:        ______________________________________
         LEWIS S. SCHILLER, Chief Executive Officer



by:        ______________________________________
         Joseph G. Sicinski, Executive

EXHIBIT 10.3
Amendment dated February 15, 1998 to the management services agreement between the Company and The Trinity Group, Inc.


                         The Trinity Group, Inc.
                            160 Broadway
                        New York, New York 10038

                                                    February 15, 1998

Trans Global Services, Inc.
1393 Veterans Memorial Highway
Hauppauge, NY 11788

                                            Re: Management Services Agreement

Gentlemen:

This will confirm our agreement and understanding that, effective with the month of February 1998, the monthly fee payable by Trans Global Services, Inc., a Delaware corporation (the ACompany@), pursuant to the Management Services Agreement dated January 1, 1995 between the Company and The Trinity Group, Inc. will increase to $15,000. This amendment supersedes and terminates the amendment dated as of January 1, 1997 to the Management Services Agreement.

                                              THE TRINITY GROUP, INC.



By:
                                              Lewis S. Schiller, CEO

AGREED TO:

TRANS GLOBAL SERVICES, INC.


By:
     Joseph G. Sicinski, President

EXHIBIT 10.13
Letter agreement dated January 29, 1998, between the Company and Metro.

                            METRO FINANCIAL SERVICES
                              Walnut Glen Tower
                       8144 Walnut Hill Lane, Suite 1099
                            Dallas, Texas 75231-4316


January 29, 1998

VIA FAX: (516) 724-0039

Resource Management International, Inc.
1393 Veterans Memorial Highway
Hauppauge, New York 11788-3025

Attention:  Mr. Glenn Charles, CFO

Dear Glenn:

Please be advised that Resource Management International, Inc.'s present financial agreement with us has been approved for continuation through the earlier of the closing of refinancing through the Bank of Tokyo or December 31, 1998. We appreciate the opportunity to work with you all these years and look forward to working with you through this time of transition.

As always, your professional courtesy and cooperation are sincerely appreciated.


Very truly yours,


Richard G. Worthy
President


RGW:njw

EXHIBIT 10.14
Voluntary settlement agreement between Resource Management Corporation, the Secretary of Labor and the court appointed independent trustee of the Job Shop Technical Services, Inc. 401(k) Plan.

IN RE: JOB SHOP TECHNICAL SERVICES, INC.
 407(k) PROFIT SHARING PLAN

VOLUNTARY SETTLEMENT AGREEMENT RESOURCE MANAGEMENT INTERNATIONAL INC.("Resource Management formerly known as ITS MANAGEMENT CORP. ("ITS"), ROBERT B. REICH, Secretary of Labor, United States Department of Labor, ("the Secretary") , and JOHN BRASLOW, Court appointed Independent Trtstee of the JOB SHOP TECHNICAL SERVICES INC. 401(K) PROFIT SHARING PLAN ("Job Shop 401(k) Plan"), agree as follows:

WHEREAS, on August 19, 1994 ITS purchased all the assets of JOB SHOP TECHNICAL SERVICES, INC. ("Job Shop"), Plan Sponsor of the Job Shop 401(k) Plan, and at the time of said purchase Job Shop had failed to forward monies withheld from employees paychecks for contribution to the Job Shop 401(k) Plan, and;

WHEREAS, the Secretary and John Braslow have asserted claims against Resource Management relating to the August 19, 1994 purchase by ITS of the assets of Job Shop arising under Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") , 29 U.S.C. 1001, et seq., and based on theories of successor corporate liability, and;

WHEREAS, the parties desire to resolve all potential disputes over these questions without resort to further administrative or legal proceedings.

NOW, THEREFORE, it is mutually agreed between the Secretary, John Braslow, on behalf of the Job Shop 401 (k) Plan, and Resource Management, that:

1. Resource Management, without admitting or denying any violation of ERISA, the Secretary, and John Braslow, on behalf of the Job Shop 401(k)Plan, agree to this settlement as a full and complete resolution of all claims that have been, or could be, asserted by the Secretary or John Braslow on behalf of the Job Shop 401(k) Plan arising out of the August 19, 1994 purchase by ITS of the assets of Job Shop. The Secretary of Labor and the Independent Trustee agree that they will not resort to administrative, or other legal proceedings against Resource Management with respect to these issues.

2. This settlement is not binding on any government agency other than the United States Department of Labor.

3. Resource Management shall pay to the Job Shop 401(k) Plan the principal amount of $300,000.00. Such payment shall be made in a Lump sum on or before March 31, 1997. In the event however that the public offering of stock by Resource Management is not completed, in accordance with the terms of the offering, on or before March 31, 1997, Resource Management shall pay the principal amount of $300,000.00 in 18 monthly installments, with interest accruing on the balance of the principal due, beginning on April 1, 1997 at a rate equal to the post judgment interest rate that would be applicable if this were a judgment under 28 U.S.C. 1961.

The first installment of $16,666.78 is due and payable on April 1, 1997. The remaining seventeen installments of $16,666.66 in principal, plus interest, are due on the first day of each month thereafter, continuing until all payments are made. Resource Management may pre-pay any installment.

EXHIBIT 10.14
Voluntary settlement agreement between Resource Management Corporation, the Secretary of Labor and the court appointed independent trustee of the Job Shop Technical Services, Inc. 401(k) Plan.


4. In the event that Resource Management defaults in the payment of any amount due under this Settlement Agreement, and fails to correct said default within 20 days of the mailing by the Independent Trustee or his successor, of written notice of such default, the entire principal amount remaining to be paid under this Settlement Agreement shall become due and payable immediately and the Independent Trustee may take whatever steps are necessary to exercise the Plan's rights with respect to this agreement.

5. Resource Management shall provide the Secretary with notice of each payment made to the Job Shop 401 (k) Plan under the terms of this Settlement Agreement by mailing a copy of proof of each such payment to John E. Wehrum, Regional Director, Pension Welfare Benefits Administration, 1633 Broadway, Room 226, New York, New York 10019.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE

                                           Years ended December 31,
                                       1997             1996              1995

Average shares outstanding          3,819,574         2,530,495         528,782

Dilutive effect of stock
 options and warrants computed
 by use of treasury stock
 method                                69,415                 0               0

Computation of Earnings Per
 Share=Net Income/Average
 common and common share
 equivalent shares                  1,022,881          (681,252)     (4,695,745)
outstanding                         3,888.989         2,530,495         528,782
                                    ---------         ---------         -------
Earnings Per Share                       0.26             (0.27)          (8.88)




                       Trans Global Services, Inc.
                       1393 Veterans Memorial Highway
                       Hauppauge, New York 11788

May 14, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Dear Sirs:

Pursuant to regulations of the Securities and Exchange Commission, submitted herewith for filing on behalf of Trans Global Services, Inc. (the "Company") is the Company's Quarterly Report on Form 10-Q for the first quarter ended March 31, 1998.

This filing is being effected by direct transmission to the Commission's EDGAR System.

Very truly yours,

Glen R. Charles
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
Form 10-Q

QUARTERLY REPORT UNDER SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

For Quarter Ended March 31, 1998         Commission File  Number 0-23382

TRANS GLOBAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware                                  62-1544008
(State or other jurisdiction of           (I.R.S. Employer
 incorporation or organization)           Identification Number)

1393 Veterans Memorial Highway, Hauppauge,             NY  11788
Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  (516)  724-0006

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes X          No

Number of shares of common stock outstanding as of May 1, 1998: 3,819,716

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES

INDEX


Part 1 - Financial Information:

Item 1. Financial Statements:                                     Page No.
                                                                 ---------

Balance Sheets as of March 31, 1998 and December 31, 1997              4

Consolidated Statements of Operations-
Three Months Ended March 31, 1998 and March 31, 1997                   5

Consolidated Statements of Cash Flows-
Three Months Ended March 31, 1998 and March 31, 1997.                  6-7


Notes to Consolidated Financial Statements                             8-9

Item 2.  Management's Discussion and Analysis of Financial
         Condition and Results of Operations                           10-11

Part 11  Other Information


Item 6. Exhibit 11 Calculation of Earnings per Share                   12

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES CONSOLIDATED
BALANCE SHEETS
-----------------------------------------------------------------------------

                                               March 31          December 31,
                                                 1998                 1997
                                              (Unaudited)
Assets
  Current Assets:
  Cash and Cash Equivalents                  $    381,887        $   328,484
  Accounts Receivable- Net                      6,402,867          5,470,353
  Loans Receivable-Officer                         47,500             47,500
  Deferred Tax Asset -Current Portion             177,000            177,000
  Prepaid Expenses and Other Current Assets       185,195            176,353
                                                ---------          ---------
Total Current Assets                            7,194,449          6,199,690
                                                ---------          ---------
  Property and Equipment-Net                      191,209            194,513
                                                ---------          ---------
Other Assets:
  Due from Affiliates                           1,699,299          1,675,955
  Customer Lists                                2,557,325          2,613,564
  Goodwill, Net                                   763,400            775,545
  Deferred Acquisition Costs                      160,645            160,645
  Deferred Tax Asset-Non Current                  178,000            178,000
  Other Assets                                     40,628             43,232
  Investment in Preferred Stock of Affiliate    2,100,730          2,100,730
                                                ---------          ---------
             Total  Other Assets                7,500,027          7,547,671
                                                ---------          ---------
             Total Assets                    $ 14,885,685      $  13,941,874
                                               ==========         ==========



See Notes to Financial Statements

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES CONSOLIDATED
BALANCE SHEETS
-----------------------------------------------------------------------------

                                         March 31, 1998       December 31,1997
                                           (Unaudited)

Liabilities and Stockholders' Equity
 Current Liabilities:
  Accounts Payable and Accrued Expenses   $    526,186         $     591,614
  Accrued Income Taxes Payable                     -0-                76,357
  Accrued Payroll and Related Taxes and
    Expenses                                 2,622,589             1,416,134
  Voluntary Settlement Agreement               100,000               150,000
  Loans Payable, Asset-Based Lender          3,543,853             3,570,828
  Note Payable- Other                          138,230               138,230
                                               ---------             ---------
             Total Current Liabilities       6,930,858             5,943,163
                                             ---------             ---------

Commitments and contingencies [4]                  --                    --
                                             ---------              --------
  Stockholders'  Equity:
    Common Stock, $.01 Par Value, 50,000,000
     Shares Authorized, Issued and
     Outstanding [3,819,716- March 31,1998
     and December 31, 1997]                     38,197                38,197

    Capital in Excess of Par Value          12,887,851            12,887,851

    Deferred Consulting Fees                  (121,951)             (162,601)

    Accumulated Deficit                     (4,849,270)           (4,764,736)
                                           -----------            ----------
    Total Stockholders' Equity               7,954,827             7,998,711

    Total Liabilities and
     Stockholders Equity                  $ 14,885,685          $ 13,941,874
                                            ==========            ==========
See notes to consolidated financial statements

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
-----------------------------------------------------------------------------

                                                        Three Months Ended
                                                             March 31,
                                                       1998           1997

Revenues                                          $ 18,488,508   $ 19,249,424

Cost of Services Provided                           17,024,711     17,832,243
                                                    ----------     ----------
Gross Profit                                         1,463,797      1,417,181

Selling, General and Administrative                  1,272,176      1,218,021
Related Party Administrative Expenses                   40,000         30,000
Amortization of Intangibles                             68,387        113,800
                                                     ---------      ---------
Total Operating Expenses                             1,380,563      1,361,821

Operating Profit                                        83,234         55,360

Other Income (Expenses):
  Interest Expense                                    (183,329)      (185,795)
  Other Income                                          15,560         33,610
                                                      --------       --------
Total Other Expenses- Net                             (167,769)      (152,185)
                                                     ---------      ---------

Net Loss                                           $  ( 84,535)    $ ( 96,825)
                                                    ==========      =========


Basic Loss Per Share
  Net Loss                                         $ (    .02)    $ (    .03)
                                                      --------       --------

Weighted Average Number of Shares                   3,819,716      3,819,123

Diluted Loss Per Share:
  Incremental Shares from Assumed Conversion
   of Options and Warrants                             65,461            -0-
                                                     --------       --------

Weighted Average Number of Shares
  Assuming Dilution                                 3,885,177      3,819,123

Diluted Loss Per Share:
  Net Loss                                          $ (   .02)     $ (   .03)




See notes to consolidated financial statements

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED  STATEMENTS OF CASH FLOWS (UNAUDITED)
-----------------------------------------------------------------------------

                                                         Three Months
                                                        Ended March 31,
                                                        1998          1997
Operating Activities:
 Loss from Continuing Operations                  $  (84,535)       $ ( 96,825)
 Adjustments to Reconcile Net Loss
 to Net Cash Provided by Operating
 Activities:
    Depreciation and Amortization                      86,358           123,208
    Charges from Option Exercise                       40,650            35,218

Change in Assets and Liabilities:
(Increase) Decrease in Assets:
 Receivables                                         (932,514)         (499,258)
 Loans Receivable - Officer                               -0-          (  5,000)
 Prepaid Expenses and Other Current Assets           (  8,842)           55,658
Increase (Decrease) in Liabilities:
 Accounts Payable and Accrued Expenses               ( 65,428)          214,480
 Accrued Payroll  and Related Taxes and Expenses    1,206,455           908,985
 Accrued Payroll Tax Penalties                            -0-            83,424
 Accrued Income Taxes Payable                        ( 76,357)              -0-
 Accrued Voluntary Settlement Agreement              ( 50,000)              -0-
                                                     ---------         ---------
    Total Adjustments                                 200,322           916,715
                                                    ---------        ---------
Net Cash Provided by Operating Activities             115,787           819,890


TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) CONTINUED
-----------------------------------------------------------------------------

                                                        THREE MONTHS
                                                        Ended March 31,
                                                     1998          1997

Net Cash - Provided by
 Operating Activities Forwarded                  $  115,787       $  819 890
Investing Activities:
 Capital Expenditures                             (  14,669)        ( 18,353)
 Interest on Advances to Affiliates               (  23,344)        (118,878)
 Other, net                                           2,604         ( 18,324)
                                                 ----------        ---------
Net Cash - Used in Investing Activities           (  35,409)        (155,555)
                                                 -----------        ---------
Financing Activities:
 Net Payments to Asset-Based Lender               (  26,975)        (136,168)
 Issuance of shares of Common Stock                      --         (115,144)
 Exercise of Stock Options                               --            8,500

                                                  ---------       ----------
Net Cash - Used in Financing Activities           (  26,975)        (242,812)
Net Increase in Cash and Cash Equivalents            53,403          421,523
Cash and Cash Equivalents - Beginning of Year       328,484           56,231
Cash and Cash Equivalents - End of Year          $  381,887        $ 477,754
                                                ==========        ==========
Supplemental Disclosures of Cash
  Flow Information:
  Cash Paid For:
   Interest                                      $  183,329        $ 185,795
   Income Taxes                                  $   76,357        $

See notes to consolidated financial statements

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------
(1) Basis of Presentation

Trans Global Services, Inc, a Delaware corporation, operates through two subsidiaries, Avionics Research Holdings, Inc. ["Holdings"], and Resource Management International, Inc. ["RMI"]. The Company is engaged in providing technical temporary staffing services throughout the United States. The principal stockholder of the Company is SIS Capital Corp. ["SISC"], a wholly-owned subsidiary of Consolidated Technology Group Ltd. ["Consolidated"], a publicly held company.

In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company as of March 31, 1998 and December 31, 1997 and the results of its operations for the three months ended March 31, 1998 and 1997. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto together with management's discussion and analysis of financial condition and results of operations contained in the Company's Form 10-K for the year ending December 31, 1997. The results of operations for the three months ended March 31,1998 are not necessarily indicative of the results for the entire year or any future interim period.

(2)  Summary of Significant Accounting Policies

The accounting policies followed by the Company are set forth in Note 2 to the Company's consolidated financial statements included in the Company's Form 10-K for the year ended December 31, 1997.

[3]  Accounts Receivable and Loan Payable - Asset Based Lender

Receivables are shown net of an allowance for doubtful accounts of $62,500 at March 31, 1998 and December 31, 1997. The Company finances a majority of its receivables from an asset-based lender under agreements entered into in February 1995 and subsequently amended. The agreements have a maximum availability of funds of $5,500,000. Funds can be advanced in an amount equal to 85% of the total face amount of outstanding and unpaid receivables, with the asset-based lender having the right to reserve 15% of the outstanding and unpaid receivables financed. The interest rate is equal to the base lending rate of an agreed upon bank, which was 8.50% at March 31, 1998 and at December 31, 1997 plus 2% and a fee of .3% of the receivables financed. The asset-based lender has a security interest in all accounts receivables, contract rights, personal property, fixtures and inventory of the Company. At March 31, 1998 and December 31, 1997 the total amount advanced by the asset- based lender was $3,543,853 and $3,570,828 respectively. The weighted average interest rate on this short-term borrowing outstanding as of March 31, 1998 and December 31, 1997 was approximately 10.50%.

On April 28, 1998 the Company entered into a two year revolving credit agreement with Citizens Business Credit Company, a division of Citizen's Leasing Corporation ("Citizens"). Pursuant to the credit agreement, the Company can borrow up to 85% of its qualified accounts receivables at an interest rate of prime plus 3/4% with a maximum availability of $7.5 million. As a result of this agreement, the Company terminated its lending agreement with its asset-based lender.

Item 2.  Management's Discussion and Analysis of Financial
         Condition and Results of Operations

Three Months Ended March 31, 1998 and 1997

Revenue from technical temporary staffing services is based on the hourly cost of payroll plus a percentage. The success of the Company's business will be dependent upon its ability to generate sufficient revenues to enable it to cover its fixed costs and other operating expenses, and to reduce its variable costs, principally its interest. Under its agreements with its clients, the Company is required to pay its employees and pay all applicable Federal and state withholding and payroll taxes prior to receipt of payment from the clients. Furthermore, the Company's payments from its clients are based upon the hourly rate paid to the employee, without regard to when payroll taxes are payable with respect to the employee. Accordingly, the Company's cost of services is greater during the first part of the year, when Federal Social Security taxes and state unemployment and related taxes, which are based on a specific level of compensation, are due. Thus, until the Company satisfies its payroll tax obligations, it will have a lower gross margin than after such obligations are satisfied. Furthermore, to the extent that the Company experiences turnover in employees, its gross margin will be adversely affected. For example, in 1998, Social Security taxes are payable on the first $68,400 of compensation. Once that level of compensation is paid with respect to any employee, there is no further requirement for the Company to pay Social Security tax for such employee. Since most of the Company's employees receive compensation in excess of that amount, the Company's costs with respect to any employee are significantly higher during the period when it is required to pay Social Security taxes than it is after such taxes have been paid.

The Company had revenue of $18.5 million for the three months ended March 31, 1998 (the "March 1998 period"), reflecting a 4% decrease form revenue of $19.2 million for the three months ended March 31, 1997 (the "March 1997 period"). This decline in revenue reflects a reduction by the Company of business generating a lower gross margin, which was partially offset by revenue from other clients. During the March 1998 and 1997 periods, approximately 77% and 81%, respectively, of revenue was generated from its five largest customers, which were the same both periods.

The Company's gross margin for the March 1998 period was 7.9%, compared to 7.4% for the March 1997 period, resulting from both increased business generating a higher gross margin and reduced business generating a lower gross margin.

Selling, general and administrative expenses for the March 1998 period, exclusive of related party expenses, remained at approximately the same level as it did for the March 1997 period.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations [Continued]

The Company has been financing its payroll obligation by borrowing from a non-affiliated asset-based lender at an interest rate of 2% in excess of prime. The Company also pays a fee of .30% of the face amount of the invoices financed, regardless of the amount borrowed against the invoice. The borrowings are secured by a security interest in all of the Company's assets. At March 31, 1998, such borrowings from the asset-based lender were approximately $3.5 million. The interest rate (exclusive of the fee) payable by the Company at March 31, 1998 and 1997 was 10.50%. During the March 1998 period, interest expense was $183,000, 1% less than the amount for the March 1997 period.

On April 23, 1998, the Company entered into a two year revolving credit agreement with Citizens Business Credit Company, a division of Citizen's Leasing Corporation ("Citizens"). Pursuant to the credit agreement, the Company can borrow up to 85% of its qualified accounts receivables at an interest rate of prime  plus  3/4% with a  maximum  availability  of $7.5  million.  The  Company terminated its lending agreement with its previous lender. The Company anticipates that the credit agreement with Citizens will enable it to significantly reduce its interest costs.


Amortization of customer lists and other intangible assets was reduced by 40% during the three months ended March 31, 1998 as compared to the three months ended March 31, 1997 due to certain intangible assets related to Avionics Research Holding having been fully amortized during 1997.


The Company had a net loss of $85,000, or $.02 per share, for the three months ended March 31, 1998, as compared with a net loss of $97,999, or $.03 per share, for the comparable period a year earlier. This loss can be attributed to the greater cost of services during this period, when federal social security taxes and state unemployment insurance and related taxes, which are based on specific levels of compensation are due.


Liquidity and  Capital Resources

As of March 31, 1998, the Company had working capital of approximately $264,000. The most significant current asset at March 31, 1998 is the Company's accounts receivables, which were $6.4 million, which were offset by payroll and related expenses of $2.6 million, and $3.5 million due to the Company's asset-based lender for loans incurred to enable the Company to meet its prior payroll obligations. The payroll and related taxes and expenses relates primarily to compensation to the Company's contract employees and related taxes, which were paid during the first week of April 1998.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations [Continued]


In April 1998, the Company entered into a secured credit agreement with Citizens. Pursuant to the credit agreement, the Company can borrow up to 85% of the amount of its qualified accounts receivable at an interest rate of prime
plus 3/4%,  with  a  maximum   availability  of  $7.5  million.  The  Company's
obligations to Citizens are secured by a lien on substantially all of the Company's assets. As a result of this agreement, Trans Global was able to terminate its lending agreement with its asset-based lender. The Company believes that the agreement with Citizens will enable it to significantly reduce its interest costs.

During 1997 and the first quarter of 1998, the Company has relied primarily on its cash flow from operations and financing from its asset-based lender to fund its operations. However, the Company believes that unless the Company can improve its working capital, it may be unable either to increase its revenue from certain major clients or attract other clients that require the Company to have greater working capital.

In May 1991, prior to the acquisition of Avionics by the Company, the Government Printing Office wrote Avionics asking for reimbursement of approximately $300,000 for allegedly unauthorized work on two programs. Although the Company believes that these claims are without merit and intends to contest these claims vigorously if reasserted, it believes that the ultimate disposition of this matter will not have a material adverse affect on the Company's consolidated financial position.

Year 2000 Issue

Many existing computer programs use only two digits to identify a year in a date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. This issue is referred to as the "Year 2000 issue". A significant portion of the Company's computer software, particularly the software relating to payroll and other employee records, is performed for the Company by an outside service company which has advised the Company that it will be year 2000 compliant. The Company is in the process of evaluating the potential cost to it in addressing the Year 2000 issue with respect to its other software and the potential consequences of an incomplete or untimely resolution of the Year 2000 issue. Although the Company believes that it will not incur significant expenses to become Year 2000 compliant, no assurance can be given that the Company will not incur significant cost in addressing the Year 2000 issue or that the failure to adequately address the Year 2000 issue will not have a material adverse effect upon the Company.

Forward Looking Statements

Statements in this Form 10-Q that are not descriptions of historical facts may be forward-looking statements that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified in this Form 10-Q, the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and in other documents filed by the Company with the Securities and Exchange Commission.

Item 6.  Exhibits and Reports on Form 8-K.

     (a)  Exhibits

     10.1 Credit Agreement dated as of April 23, 1998 between Trans Global Services, Inc. and its subsidiaries, TGS Services, Inc. Avionics Research
Holdings, Inc., Resource Management International, Inc., Avionics Research Corporation, and Avionics Research Corporation of Florida, as co-borrowers, and Citizens Business Credit Company, a division of Citizens Leasing Corporation, with the form of note, pledge agreement and security agreement.

     (b)  Reports on Form 8-K.

 No reports on Form 8-K were filed during the quarter ended March 31, 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Trans Global Services, Inc.
(Registrant)


                                            -------------------------
Date:  May  13   ,1998                       Joseph G. Sicinski
                                            (Chief Executive Officer)





                                            ------------------------
Date:  May  13    ,1998                      Glen R. Charles
                                            (Chief Financial Officer)

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY

                                CREDIT AGREEMENT


Agreement made as of April 23, 1998 between TRANS GLOBAL, SERVICES, INC., a Delaware corporation (hereinafter referred to as the "Company"); TGS SERVICES, INC., a Delaware corporation ("TGS"); AVIONICS RESEARCH HOLDINGS, INC., a New York corporation ("Holdings"); RESOURCE MANAGEMENT INTERNATIONAL, INC., a Delaware corporation ("IMI"); AVIONICS RESEARCH CORPORATION, a New York corporation ("Avionics-NY") and AVIONICS RESEARCH CORPORATION OF FLORIDA, a Florida corporation ("Avionics-FL") as co-borrowers and CITIZENS BUSINESS CREDIT COMPANY, a division of Citizens Leasing Corporation, a Rhode Island corporation (hereinafter referred to as "Citizens") as lender.

WHEREAS, TGS is a wholly owned subsidiary of the Company; Holdings and RMI are wholly owned subsidiaries of TGS; and Avionics-NY and Avionics-FL are wholly owned subsidiaries of Holdings,

WHEREAS,   the  Company,   TGS,  Holdings,   RMI,  Avionics-NY  and  Avionics-FL
(collectively, the "Borrowers") are financially integrated using centralized cash management and providing financial support to each other;

WHEREAS, Citizens has agreed to establish a credit facility for the Borrowers;

           NOW, THEREFORE, the parties agree as follows:


  ARTICLE 1.  AMOUNT AND TERMS OF THE CREDIT

Section.1.0.1. The Credit.

Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, Citizens hereby establishes a credit facility in favor of the Borrowers in the principal amount of $7,500,000 (the "Credit"). The Credit consists of a revolving line of credit ("Revolving Credit").

Section l.02. The Revolving Credit.


(a) Amount. Provided no Event of Default (as defined in Article V), or event which with the passage of time or notice or both would become an Event of Default, has occurred and is continuing, the Borrowers in the aggregate may from time to time from the date hereof up to April 23, 2000 (the "Maturity Date") borrow and reborrow from Citizens, and Citizens shall advance funds under the Revolving Credit to the Company (an "Advance" or the "Advances"); provided that the aggregate of all Advances outstanding at any time shall not exceed the lesser of (i) $7,500,000 (the "Maximum Credit") or (ii) the "Borrowing Base" (as defined below).

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

(b) Borrowing Base. The Borrowing Base shall consist of eighty-five percent (85%) of Qualified Accounts.

"Qualified Accounts" means accounts receivable of any of the Borrowers which (a) arise from providing temporary staffing and related services to account debtors (which staffing has been provided and which services have been performed); (b) are not outstanding for more than 90 days after the date of invoice for such services; (c) are not past due for more than 60 days beyond the, due date specified in the invoice; (d) are not represented by a note or other negotiable instrument; (e) are not subject to any setoff or dispute; (f) the account debtor is credit worthy and not subject to any insolvency proceedings; (g) are not due from a Subsidiary (as hereinafter defined) or an Affiliate (as hereinafter defined); and (h) are subject to a first priority perfected security interest in favor of Citizens. In addition, the accounts receivable must be due from an account debtor located in the United States; provided, however with respect to any account debtor located in New Jersey, Minnesota or West Virginia (or any other state that requires a creditor to qualify to do business or file a report in order to enforce remedies against an account debtor), such accounts are Qualified Accounts only if the Borrower owed the accounts has complied with the requirements of such state so as to be authorized to bring suit and enforce remedies through judicial process against such account debtor.

The Company shall furnish a computation of the Borrowing Base on the form attached as Exhibit 1.02(b) ("Borrowing Base Certificate"), together with supporting schedules acceptable to Citizens, at the time of each request for an Advance, which certificate shall be prepared as of the close of business on the prior business day and be signed by the Company's chief financial officer. By prior notice, Citizens may require daily Borrowing Base Certificates whether or not an Advance is requested. Citizens shall be under no obligation to) make any Advance if the Company fails to furnish a current Borrowing Base Certificate.

In calculating the Borrowing Base, the Company shall deduct from Qualified Accounts the amount of any (i) deposit which an account debtor may have paid with respect to the services to which such account receivable relates; (ii) potential setoff; (iii) dispute; and (iv) advertising or other allowance that will be deducted from the receivable in the ordinary course of collection. Any accounts in foreign currency shall be converted to U.S. dollars based upon the exchange rate on the date of the Borrowing Base Certificate.

Citizens, in its reasonable discretion, may from time to time by ninety (90) days prior notice to the Company reduce the percentage used to compute the Borrowing Base, but in no case shall it reduce the percentage to less than eighty percent (80%). Citizens, in its reasonable discretion, may from time to time by seven (7) days prior notice to the Company establish reasonable reserves against the collection of any accounts receivable where Citizens has a basis to doubt the full and timely collectability of such accounts receivable.

(c) Revolving Credit Payment. The aggregate Advances outstanding at any time shall not exceed the lesser of the Borrowing Base as reflected in the most recent Borrowing Base Certificate or the Maximum Credit. If the aggregate Advances outstanding at any time exceed such limit, then the Borrowers shall immediately pay such excess.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

Citizens may, without prior notice: to the Borrowers, charge any of the Borrowers' accounts under the control of Citizens in order to effect such payment.

(d)  The Revolving Credit Note.
Amounts owed by the Borrowers with respect to Advances made by Citizens shall be evidenced by Citizen's books and records and may, at the request of Citizens, be further evidenced by a revolving credit note, in the form of Exhibit 1.02(d), in the maximum principal amount of the Revolving Credit (the "Revolving Credit Note"). The unpaid principal balance of the Revolving Credit may be voluntarily prepaid in whole or in part during the continuation of the Revolving Credit without premium or penalty; provided that if the Revolving Credit is to be terminated by. the Borrowers, thirty (30) days prior notice shall be given to Citizens. Upon termination, the Borrowers shall satisfy the provisions of
Section 6.01 and (ii) pay the prepayment fee provided in Section 1. 10. The Revolving Credit Note is subject to mandatory repayments, as provided in Section 1.02(c).

(e) Interest. Advances made by Citizens shall bear interest prior to maturity or default (computed on the basis of actual number of days elapsed over a 360 day year) on the unpaid principal balances outstanding from time to time at a rate per annum equal to (a) the Prime Rate plus seventy-five hundredths percent (.75%). At such time as the Company achieves, and so long as it maintains, both
(a) a Tangible Capital Base of $4,000,000 and (b) a Cash Flow to Debt Service Ratio equal to or greater than 2.75 to 1.0, such interest rate shall be reduced to the Prime Rate plus twenty-five hundredths percent (.25%).

Such interest rate shall be adjusted downward and upward based upon the quarterly Compliance Certificate delivered pursuant to Section 4.08(b) and shall be effective the first day of the month after delivery of such Certificate. In the event the Company falls to deliver a Compliance Certificate within the time required by Section 4.08(b), such interest rate shall return to the higher rate subject to further adjustment in future quarters.

After then Maturity Date or the occurrence of an Event of Default, the unpaid principal balance shall bear interest at the Prime Rate plus five (5 %) percent. Interest shall be payable monthly in arrears on the last day of each month. The effective rate of interest shall change on each day the: Prime Rate changes.

(f) Requests for Advances. Each Advance shall be made on the Banking Day on which Citizens receives notice from the Company, if such notice is received prior to 11:00 a.m. Boston time, on such Banking Day, and otherwise on the next Banking Day. Etch request for an Advance shall be accompanied by a current Borrowing Base Certificate and made to Citizens in writing or by telephone by a duly authorized representative of the Company. Citizens may rely upon any telephone request which it believes is made by such a representative. The Borrowers agree to indemnify and hold Citizens harmless for any action, including the making of Advances hereunder, or loss or expense, taken or incurred by Citizens in good faith reliance upon such telephone request. At the time of the initial request for an Advance, the Company shall have provided Citizens with a Compliance Certificate (as hereinafter defined). Citizens shall be entitled to rely upon the most recent Compliance Certificate in its possession until it is superseded by another certificate.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

(g) Method of Advances. In order to facilitate Advances, the Company shall maintain an operating account with Citizens Bank Rhode Island (the "Depository Bank"). The Company shall be responsible for all bank charges in connection with the maintenance or operation of such account. Unless otherwise agreed upon between Citizens and the Company, every Advance shall be made by transferring funds to the Company's operating account with the Depository Bank.

(h) Expiration. The Revolving Credit shall expire on the Maturity Date and all Advances then outstanding under the Revolving Credit shall be due and payable without notice on such date. In the event Citizens continues Advances after the Maturity Date without a written extension of the, Maturity Date, all such Advances (i) shall be made within the sole discretion of Citizens; (ii) the entire Credit shall be due on demand; and (iii) the entire Credit shall earn interest at the rate specified to be earned after the Maturity Date in Section 1.02(e).

(i) Overadvances. Citizens may from time to time in its sole discretion permit Advances to exceed the limitations set forth in this Agreement, including, without limitation, Advances in (,excess of the Maximum Credit or the Borrowing Base and Advances after the Maturity Date or the occurrence of an Event of Default. All such Advances shall be deemed part of the Credit secured by any collateral securing the Credit and supported by any guaranties or other credit enhancements supporting the Credit. The making of an Advance on one or more occasion will not operate to limit, waive or otherwise modify any rights of Citizens hereunder on any future occasion unless otherwise agreed in writing. Even where Citizens consciously makes such Advance, the existence of Advances in excess of the Borrowing Base shall b(, an Event of Default.

(j) Agency. Each of the Borrowers hereby irrevocably appoints the Company as its agent for purposes of administration of this Agreement. The Company is authorized to provide Borrowing Base Certificates, Compliance Certificates and all other reports under this Agreement on behalf of all Borrowers and to take any and all actions under this Agreement on behalf of the Borrowers.

(k) Joint and Several Obligation. All obligations under this Agreement shall be the joint and several obligation of each of the Borrowers.

(1) Separate Loans. Citizens reserves the right, upon seven (7) days prior notice to the Borrowers, to require separate Borrowing Base Reports for each of the Borrowers and to maintain separate loans to each or to some aggregate of Borrowers limited in accordance with such separate Borrowing Base Reports which loans in the aggregate shall not exceed the Maximum Credit.


 Section 1.03. Definitions.

"Banking Day" shall mean any day which Citizens is open to conduct commercial banking business in Boston, Massachusetts and the Depository Bank is open to conduct commercial banking business in Providence, Rhode Island.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

"Notes" shall mean the Revolving Credit Note and any other notes issued by the Borrowers to Citizens pursuant to this Agreement.

"Prime Rate" shall mean the rate of interest per annum from time to time specified by Citizens Bank Rhode Island ("Citizens RI") as its prime rate, it being understood that such rate is a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

The following terms are defined in the following sections:

Advance                                                    Section 1.02(a)
Affiliate                                                  Section 4.17
Banking Day                                                Section 1.03
Base Financial Statement                                   Section 2.04
Borrowing Base                                             Section 1.02(b)
Borrowing Base Certificate                                 Section 1.02(b)
Citizens RI                                                Section 10.3
Cash Flow                                                  Section 4.22
Closing Fee                                                Section 1.06
Compliance Certificate                                     Section 3.01(j)
Credit                                                     Section 1.01
Debt                                                       Section 4.21
Debt Service                                               Section 4.22
Depository Bank                                            Section 1.02(g)
ERISA                                                      Section 2.10
Event of Default                                           Article V
Facility Fee                                               Section 1.07
Maturity Date                                              Section 1.02(a)
Maximum Credit                                             Section 1.02(a)
Notes                                                      Section 1.03
Pledge Agreements                                          Section 3.01(d)
Prepayment Fee                                             Section 1.11
Prime Rate                                                 Section 1.03
Qualified Accounts                                         Section 1.02(b)
Restricted Payments                                        Section4.25
Revolving Credit                                           Section1.01
Revolving Credit Note                                      Section1.02(d)
Security Agreements                                        Section 3.01(c)
Service Fee                                                Section 1.08
Special Counsel                                            Section 3.01(b)
Stock                                                      Section 4.25
Subordinated Debt                                          Section 4.21
Subsidiaries                                               Section 2.02
Tangible Assets                                            Section 4.21
Tangible Capital Base                                      Section 4.21


Section 1.04. Payments

All payments and prepayments of principal and interest with respect to the Credit and all other sums due hereunder shall be made by the Borrowers in immediately available funds to the Depository Bank.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

 Section 1.05. Credit For Uncollected Items.

Citizens will give the Borrowers credit for uncollected items deposited with the Depository Bank (a) the next Banking Day for purposes of computing availability under the Revolving Credit and (b) two (2) Banking Days after deposit for purposes of computing interest and fees with respect to the Credit.

 Section 1.06.   Closing Fee

On the date hereof, the Borrowers shall pay Citizens a one-time non-refundable closing fee (the "Closing Fee") of $37,500 (.5% of the Credit).

Section 1.07. Facility Fee.

On the first day of each month (and upon the day of termination if the Credit is terminated), the Borrowers shall pay Citizens a facility fee of Twenty-Five Hundredths percent (0.25 %) divided by twelve (12) of the average daily balance of the portion of the Revolving Credit unused during the preceding month. The unused portion of the Revolving Credit shall be the difference between the Credit and the average daily balance of the outstanding Advances.

Section 1.08. Service Fee.

On the first day of each month, the Borrowers shall pay Citizens a Service Fee of $2,000 on account of the projected continuation of the Credit during the next month. Such fee shall be fully earned at the commencement of each month and shall not be refunded or pro-rated upon termination of the Credit.

Section 1.09. Audit Expenses.

The Borrowers shall pay Citizens on demand Citizen's customary fee for audit reviews by employees of Citizens (currently $600/per man-day plus out-of-pocket expenses). Prior to the occurrence of an Event of Default, Citizens will not seek reimbursement of audit expenses in excess of $12,000 during any 365 day period.

Section 1.10.  Prepayment Fee.

The Borrowers shall pay Citizens a prepayment fee if the Credit is terminated by the Company prior to the Maturity Date of one percent (I%) of the amount of the Credit for any reason other than (a,) a reduction by Citizens of the terms of the percentage used to calculate the Borrowing Base, unless such change is made subsequent to an Event of Default, or (b) any sale by Citizens of all or substantially all of its business, whether through a sale of assets, sale of stock, merger, consolidation or similar transaction.

 Section 1.11. Usury

It is the intention of Citizens to comply strictly with any applicable usury law. In no event shall Citizens be entitled to receive interest, fees, charges or other payments equivalent to interest in excess of the maximum rate Citizens may lawfully charge. In the event Citizens ever receives payments that would be excessive interest under applicable law, such excess shall be applied in reduction of principal, and if the principal is paid in full, any remaining excess shall be refunded to the Borrowers.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

ARTICLE II.  REPRESENTATIONS AND WARRANTS
The Borrowers, jointly and severally, represent and warrant as follows:

Section 2.01.  Corporate Existence and Power.

The Company and each of its Subsidiaries (as defined in Section 2.02) are corporations duly incorporated, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have full corporate and other power and authority to conduct their businesses and own their properties as now conducted and owned. The Company and each of its Subsidiaries are licensed or qualified as foreign corporations in each Jurisdiction where the conduct of their respective businesses or the ownership of their respective properties require such licensing or qualification and where the failure to be so licensed or qualified would have a material adverse effect on the business, finances or operations of the Company or any Subsidiary.

Section 2.02. Subsidiaries.

Any corporation, business trust, partnership or other business entity in which the Company or any Subsidiary owns or has options to acquire 50% or more of the voting control shall constitute a Subsidiary. The Company currently has no Subsidiaries except as set forth in Exhibit 2.02. The Company's ownership of each Subsidiary is set forth on Exhibit 2.02.

Section 2.03  Power and Authority Relative to Borrowing;
              Legal and Binding Nature; Compliance with Other Instruments.

Each of the Borrowers has full power and authority and has taken all required corporate and other action necessary to permit such Borrower to execute and deliver and perform all of its obligations contained in this Agreement and all documents or instruments required hereby or incident or collateral hereto, and to borrow hereunder. and none of such actions will violate any provision of law applicable to, or of the charter or by-laws of, the Company or any other Borrower, or result in the breach of or constitute a default under any agreement or instrument to which the Company or any Borrower is a party or by which any of them is bound. This Agreement and all documents or agreements required hereby or incident hereto to which any of the Borrowers is a party are the valid and binding obligations of such Borrower enforceable in accordance with their terms subject to bankruptcy 7 insolvency or laws effecting the rights of creditors generally. Neither the execution, delivery nor performance by the Company or any other Borrower of any of the obligations contained in this Agreement or in any document or instrument required hereby or incident or collateral hereto requires the consent, approval or authorization of any person or governmental authority.

Neither the Company nor any other Borrower is in violation of any term of its charter or by-laws, or any agreement, instrument, mortgage, indenture, contract, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or such Borrower, except for possible minor violations none of which could, either individually or in the aggregate, have any material adverse effect on the business, financial condition or assets of the Company or any other Borrower and except as otherwise disclosed on an Exhibit to this Agreement. The execution, delivery and performance of this Agreement, all agreements incident or collateral hereto, and the Credit will not result in the creation of any security interest, lien, charge or encumbrance upon any of the properties or assets of the Company or any other Borrower except in favor of Citizens.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

Section 2.04. Financial Condition.

The audited financial statement dated December 31, 1997 previously delivered to Citizens (the "Base Financial Statement") has been prepared in accordance with generally accepted accounting principles and practices. The Base Financial
Statement fairly presents the financial condition of the Company and its Subsidiaries as of the date of such statement and the results of their operations for the year then ending. The Company and its Subsidiaries have no material contingent liability (including. without limitation, contingent tax and environmental liability) nor any burdensome agreement or commitment which could have a material adverse effect on its business or financial condition except as disclosed in the Base Financial Statement or in this Agreement.

Section 2.05. No Material  Adverse Change.

Since the date of the Base Financial Statement, there has been no material adverse change in the condition (financial or otherwise), properties or business operations of the Company or any of the Subsidiaries and neither the Company nor any of the Subsidiaries his paid any dividends or made any distributions on or purchased or otherwise acquired any shares of the capital stock of the Company or any Subsidiary.

Section 2.06. Litigation.

Except as set forth in Exhibit 2.06 hereto, there are no suits or proceedings pending, or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary which could have a material adverse effect on the business, assets or financial condition of the Company or any Subsidiary. Moreover, there are no suits or proceedings pending or, to the knowledge of the Company, threatened with respect to the transactions contemplated by this Agreement.

Section 2.07. Title.

Except as set forth in Exhibit 2.07, the Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the Base Financial Statement or .acquired since such date, (except for materials used, inventory sold, accounts receivable collected and other items disposed of, all in the ordinary course of business) free and clear of all mortgages, liens and encumbrances except liens permitted by Section 4.14; easements, restrictions and minor defects in title which do not, either individually or in the aggregate, materially detract from the value or materially limit the use of any real property-, and certain assets listed on Exhibit 2.14 which are not owned but which are reflected on the balance sheet as capitalized leases.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

Section 2.08. Tax Returns and Payments.

Except as set forth on Exhibit 2.08 attached hereto, all of the tax returns and tax reports relating to taxes on income and, to the best knowledge of the Company, all other tax returns and reports of the Company and the Subsidiaries required by law to be filed have been duly filed, or extensions of the time for filing have been duly obtained, and, except as set forth in Exhibit 2.08 hereto, the Company and Subsidiaries have paid all taxes shown due thereon. Except as set forth in Exhibit 2.08 attached hereto, the federal income tax returns of the Company and Subsidiaries have never been audited by the Internal Revenue Service. Except as set forth on Exhibit 2.08 attached hereto, there are in effect no waivers of the applicable statutes of limitations for federal taxes for any period. No deficiency assessment or proposed adjustment of the federal income taxes of the Company or of any of the Subsidiaries is pending except as set forth in Exhibit 2.08 and the Company has no knowledge of any proposed liability of a substantial nature for any tax to be imposed upon any of its properties or assets, for which there is not an adequate reserve reflected in its Base Financial Statement or which accrued in the ordinary course of business since the date of such financial statement.

Section 2.09. Compliance with Law.

The Company and the Subsidiaries have all necessary franchises, permits, licenses and other rights to allow them to conduct their businesses as presently conducted, and are not in default with respect to any order or decree of any court, or under any law, order or regulation of any governmental authority, or under the provisions of any contract or agreement to which any of them is a party or by which they may be bound, which default would have a material adverse effect on the business, finances or operations of any of them.

Section 2.10. Pension Matters.

Except as set forth on Exhibit 2. 10, neither the Company nor any Subsidiary has incurred (a) any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974. as amended ("ERISA"), or
(b) any material liability to the Pension Benefit Guaranty Corporation in connection with any employee benefit plan established or maintained by it; nor has the Company or any Subsidiary had any tax assessed against it by the Internal Revenue Service for any alleged violation under Section 4975 of the Internal Revenue Code. Neither the Company nor any Subsidiary has any material unfunded liability under a pension plan or a contingent liability for withdrawal from a multi-employer pension plan except as disclosed in the Base Financial Statement. All obligations to the Department of Labor assumed in connection with the acquisition of the assets of Job Shop Technical Services, Inc. have been satisfied in full.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

Section 2.11. Environmental Matters

Except as set forth on Exhibit 2. 1 1, neither the Company nor any Subsidiary has (a) been named as a potentially responsible party or received notice of an investigation that could lead to such designation under any proposed environmental cleanup; (b) incurred any unsatisfied liability (contingent or otherwise) in connection with the release, spill, generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of hazardous materials, toxic substances or solid waste under any state or federal environmental law; or (c) occupied in the past or currently occupies any site designated as environmentally contaminated. The Company and all Subsidiaries have all licenses, permits, certificates and similar authorizations required to conduct its business under applicable environmental laws and is not subject to any pending investigation or proceeding to revoke, limit or terminate such authorizations.

Section 2.12. Compliance with Regulation U

None of the proceeds of the Credit will be used to purchase, carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin securities" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

Section 2.13. Credit Agreements

Set forth on Exhibit 2.13 is a complete and correct list of all existing loan agreements, indentures, purchase agreements, leases, guarantees or other instruments relating to extensions of credit or money borrowed for an amount in excess of $25,000 under which the Company or any Subsidiary is or may become directly or indirectly obligated.

Section 2.14.  Leases and Options to Purchase

Set forth on Exhibit 2.14 is a complete and correct list of all existing leases with respect to, or options to purchase any, real estate or any equipment involving a commitment or potential commitment in excess of $25,000 under which the Company or any Subsidiary is or may become directly or indirectly obligated.

Section 2.15  Real Estate Owned

Set forth on Exhibit 2.15 is a complete and correct list of all real estate owned by the Company or any Subsidiary.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

ARTICLE Ill.  CONDITIONS.

 Section 3.0l. Conditions to the First Advance.

The obligation of Citizens to make the first Advance is subject to the fulfillment of the following conditions:

(a) The Note. The Borrowers shall have executed and delivered the Revolving Credit Note to Citizens.

(b) Legal Opinions from Counsel for the Company. Citizens shall have received the written opinion of Esanu Katsky Korins & Siger, LLP counsel for the Borrowers, in form and substance satisfactory to Citizens and Goodwin, Procter & Hoar LLP special counsel to Citizens (said special counsel and any successor counsel shall be hereinafter referred to as "Special Counsel").

(c) Security Agreements. The Borrowers shall have executed and delivered to Citizens security agreements in form and substance satisfactory to Citizens and Special Counsel (the "Security Agreements"), granting to Citizens a first security interest in substantially all the assets of the Borrowers and all financing statements and other documents in connection therewith shall have been duly filed or recorded.

(d) Pledge Agreements. The Borrowers shall have executed and delivered to Citizens pledge agreements in form and substance satisfactory to Citizens and Special Counsel ("Pledge Agreements") with respect to the stock of the Subsidiaries indicated on Exhibit 2.02. The Pledge Agreements will be accompanied by the stock certificates and stock powers representing all of the shares pledged under the Pledge Agreement.

(e) Life Insurance. The Borrowers shall have delivered to Citizens evidence of a life insurance policy on the life of Joseph Sicinski in the amount of $500,000 payable to the Company in a form and substance satisfactory to Citizens and Special Counsel.

(f) Lockbox Agreement. The Borrowers shall have delivered to Citizens agreements providing Citizens with a collateral assignment of the Borrowers' bank accounts in a form and substance satisfactory to Citizens and Special Counsel.

(g) Minimum Availability. The Borrowers shall have the ability to borrow not less that $250,000 under the Revolving Credit after the payment of all obligations to be paid in connection with the execution of this Agreement.

(h) Closing Fee.   Citizens  shall  have  received  the  Closing  Fee  from the
Borrowers.

(i) Officer's Insurance Certificate. The Borrowers shall have delivered to Citizens a list of all insurance required by Section 4.07 which is in force showing the insurer, the face amount and the nature of the coverage in substantially the form of Exhibit 3.01(i) hereto ("Insurance Certificate").

(j) Officer's Compliance Certificate. The Borrowers shall have delivered to Citizens a certificate dated the date of the first Advance in substantially the form of Exhibit 3.01 (j) hereto ("Compliance Certificate")

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


(k) Officer's Certificate re Places of Business and Collateral. The Borrowers shall have delivered to Citizens a certificate in substantially the form of
Exhibit 3.01(k) hereto.

(l)  Legal  Existence.   Each  Borrower  shall  have  delivered  to  Citizens  a
Certificate of Legal Existence and Good Standing.

(m) Bylaws and Resolutions. Each Borrower shall have delivered to Citizens a copy of its bylaws and corporate resolutions authorizing this Agreement certified by an officer of the Company.

(n) Charter Documents. Each Borrower shall have delivered to Citizens a copy of its charter documents certified by an appropriate governmental official.

(0) Borrowing Base Certificate. The Borrowers shall have delivered to Citizens a current Borrowing Base Certificate substantially in the form of Exhibit 1.02(b) hereto.

(p) Request for Loan. The Borrowers shall have delivered to Citizens a written request specifying the amount of the initial Advance.

(q) No Defau1t. No Event of Default and no event which, with the giving, of notice or the lapse of time, or both, would become an Event of Default, has occurred and is continuing.

Section 3.02.  Conditions to Subsequent Advances.

Each request for a subsequent Advance shall be deemed to be a representation by the Borrowers to Citizens that all representations and warranties contained in
Article 11 hereof or in any Exhibit, Schedule or Certificate attached hereto or delivered to Citizens in connection herewith were true and correct when made, and continue to be true and correct except those items which relate to a specific date and except as disclosed to Citizens by the Borrowers, and that no Event of Default, and no event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, has occurred and is then continuing.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


ARTICLE IV.  COVENANTS OF THE COMPANY

The Borrowers, jointly and severally, covenant, unless Citizens shall otherwise consent in writing, that:

Section 4.01.  Payment of Amounts Due.

The Borrowers will make all payments of principal and interest on the Credit in accordance with the terms hereof and thereof and will observe, perform and comply with each and every one of the covenants, terms and conditions contained herein, in the Credit or in any other document or instrument required hereby or incident or collateral hereto to be observed, performed or complied with by it.

Section 4.02.  Corporate Existence.

The Company and each of the Subsidiaries will maintain and preserve in full force and effect their respective corporate existences and, insofar as reasonable and practicable, will maintain and preserve in full force and effect all material rights, licenses, patents and franchises, and comply with all applicable regulations in all jurisdictions necessary for the conduct of their businesses.

Section 4.03.  Maintenance of Properties.

The Company and each of the Subsidiaries will maintain, preserve, protect and keep all properties used or useful in the conduct of their businesses in good repair, working order and condition, and from time to time make such repairs, renewals, replacements, betterments and improvements thereto as are necessary to permit such businesses to be properly and advantageously conducted at all times.

Section 4.04. Payment of Taxes.

The Company and each of the Subsidiaries will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits, or upon any property belonging to them before the same shall become past due, as well as all lawful claims for labor, materials and supplies, which, if not paid when due, might become a lien or charge upon such property or any part thereof; provided, however, that neither the Company nor any Subsidiary shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and an adequate reserve for the payment thereof is established on the books of the Company or such Subsidiary in accordance with generally accepted accounting principles.

Section 4.05. Compliance with ERISA

The Company and each of its Subsidiaries will satisfy, or cause to be satisfied, the minimum annual funding standard required by ERISA for any employee benefit plan established or maintained by it which is subject to ERISA and the Company or the Subsidiary will not permit any tax or penalty to be incurred by it as a result of any failure to satisfy any such minimum funding requirement or as a result of any violation of the provisions of Section 4975 of the Internal Revenue Code or any regulation issued thereunder.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

Section 4.06  Compliance with Laws.

The Company and each of the Subsidiaries at all time in all material respects will comply with applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders and observe all requirements of federal, state, local and other governmental authorities including, without limitation, all provisions of the Fair Labor Standard Rules of 1938, the Occupational Safety and Health Act of 1970 and all applicable environmental laws.

Section 4.07.  Insurance.

The Company and each of the Subsidiaries will keep their insurable properties insured by insurers reasonably satisfactory to Citizens against such risks and in such amounts as are deemed prudent by the Company and are reasonably acceptable to Citizens and will name Citizens as a Loss Payee under all insurance policies maintained with respect to insurable properties subject to a security interest or lien in favor of Citizens. The Company and each of the Subsidiaries will maintain in full force and effect public liability insurance against claims for bodily injury, death or physical property damages occurring upon, in, about, or in connection with the use of any properties occupied or controlled by them, or through the operation of any motor vehicles by their agents or employees or arising in any manner out of the businesses carried on by them in such amounts and with such coverages as are deemed prudent by the Company and are reasonably acceptable to Citizens.

Section 4.08.  Accounts and Reports

The Company will furnish or cause to be furnished to Citizens the following reports:

(a) Annual Reports. As soon as available, and in any event within one hundred and five (105) days after the end of each fiscal year, consolidated and consolidating audited financial statements of the Company and its Subsidiaries, together with all notes thereto, prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied (except there will be no required notes to the consolidating balance sheet) such consolidated (but not consolidating) statements to be duly certified by Moore Stephens, P.C. or other certified, independent public accountants selected by the Company and acceptable to Citizens. Such statements shall be accompanied by a statement of such certified, independent public accountants that the examination made in certifying such statements did no disclose the existence of any condition or event which constitutes an event of default under this Agreement or which, after notice or lapse of time or both, would constitute such an event of default, or a statement specifying the nature and period of existence of any such condition or event disclosed by such examination. As soon as available and in any event within sixty (60) days after the end of each fiscal year, preliminary consolidated and consolidating unaudited financial statements of the Company and it Subsidiaries prepared in reasonable detail and in accordance with the usual practices of the Company subject to year-end audit adjustments.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

(b) Quarterly Reports. As soon as available, and in any event within fifty (50) days after the end of each quarterly accounting period in each fiscal year, unaudited financial statements of the Company prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied (except that such statements need not, contain notes thereto) certified by the chief financial officer of the Company, which statements shall contain balance sheets as of the end of such accounting period and statements of profit and loss for the period from the beginning of such fiscal year to the end of such accounting period. With the quarterly financial statements furnished pursuant to this subsection (b), (i) a Compliance Certificate and (ii) a list of the names and addresses of all customers of the Company.

(c) Monthly Reports. As soon as available,  and in any event within twenty- five
(25) days after the end of each monthly accounting period in each fiscal year, consolidated and consolidating unaudited financial statements of the Company and its Subsidiaries prepared in reasonable detail in a form acceptable to Citizens (except that such statements need not contain notes thereto and except as may be otherwise required hereby) certified by the chief financial officer, which statements shall contain balance sheets as of the end of such accounting period and statements of profit and loss for the period from the beginning of such fiscal year to the end of such accounting period.

(d) Periodic Reports. With the monthly financial statements furnished pursuant to subsection (c) hereof, (1) summary of all Advances outstanding at the end of such period, (ii) consolidated and consolidating accounts receivable aging based on invoice date, and (iii) such other reports as Citizens shall reasonably request.

(e) Auditor's Management Letter. Promptly after receipt by the Company copies of the management letter, if any, provided by the independent certified public accountants who audit the annual financial statements.

(f) Public Information. Promptly, copies of all reports and financial statements which the Company sends to its stockholders as a class or which the Company, or any of the Subsidiaries, file with the Securities and Exchange Commission or any other public body.

(g) Projections. At least thirty (30) days prior to the end of each fiscal year of the Company, projections for the next fiscal year indicating the Company's expected operating results (on a consolidated and consolidating basis), Borrowing Bases and proposed capital expenditures. Such projections shall be made on a month-by-month basis.

(h) Accounting Principles. Reports furnished under this Agreement shall be prepared in accordance with generally accepted accounting principles except that unaudited statements shall be subject to normal year end adjustments and there shall be no requirement for notes thereto. Any accounting terms not otherwise defined shall have the same meaning provided by generally accepted accounting, principles. Compliance with the covenants set forth in this Agreement will be determined on the basis of accounting principles used in the preparation of the Base Financial Statements. In the event that any subsequent reports shall have been prepared in accordance with accounting principles different than those used in the Base Financial Statements, the Company shall inform Citizens of such changes in accounting principles and shall provide to Citizens, with such subsequent reports, such supplemental reconciling financial information as may be required to ascertain performance by the Company and the Subsidiaries with the covenants contained in this Agreement.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

 Section 4.09.  INformation and Inspection

At all reasonable times and as often as Citizens shall reasonably request, the Company will furnish to Citizens from time to time with reasonable promptness full information pertinent to any covenant, provision or condition hereof or to any matter in connection with its business and permit any authorized representative designated by Citizens to visit and inspect any of its properties and those of the Subsidiaries, including their books (and to make extracts therefrom), and to discuss their affairs, finances and accounts with their officers. The Company and its Subsidiaries, will, in addition, furnish to Citizens with reasonable promptness such financial information as Citizens shall reasonably request. Without limiting the generality of the foregoing, Citizens shall be entitled to conduct field audits of the accounts receivable and inventory of the Company and the Subsidiaries.

Section 4.10.  Additional Advice.

The Company will promptly advise Citizens of (i) any material casualty loss whether or not insured; (ii) the written threat of or commencement of any material litigation; (iii) the assertion by any governmental authority or private party of a material violation of or material liability arising under any environmental law; (iv) any change which constitutes or, after notice or lapse of time or both, would constitute an Event of Default of this Agreement; and (v) each waiver, consent or amendment granted made with respect to instruments or agreements relating to borrowed money in excess oi'$25,000 and each request by the Company therefor.

Section 4.11. Payment of  Citizens Expenses.

The Borrowers will bear all reasonable expenses incurred by Citizens in connection with the negotiation, preparation, execution, amendment, interpretation, administration, termination or enforcement of this Agreement (whether or not the Credit is consummated) and the making and collection of the Credit including, without limitation, the reasonable fees and disbursements of Special Counsel and appraisers employed by Citizens. In any event, prior to the occurrence of an Event of Default, Citizens will not seek reimbursement of audit expenses in excess of the amount provided in Section 1. 10.

Section 4.12.   Limitation on Indebtedness.

Neither the Company nor any Subsidiary will create, incur, assume, or become, be or remain liable in any manner in respect of, or allow to exist, any indebtedness (which term includes all indebtedness, obligations and liabilities which in accordance with generally accepted accounting principles would be reflected on the balance sheet of the Company or any Subsidiary as a liability and any negative cash balance; all indebtedness, obligations and liabilities, whether or not assumed by the Company or any Subsidiary, secured by any mortgage, pledge or lien existing on property owned by the Company or any Subsidiary), and all amounts representing rental payments which, in accordance with generally accepted accounting principles, would be classified as a liability on its balance sheet), except for:

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

(a) the Credit and any other obligations owed to Citizens in connection with this Agreement;

(b) indebtedness representing trade debt, wages, employee benefits and similar indebtedness incurred in the ordinary course of business;

(c) indebtedness secured by liens to the extent permitted by Section 4.14;

(d) liabilities for taxes, assessments, governmental charges, liens or claims to the extent that payment thereof is not required by Section 4.04;

(e) indebtedness in respect of final judgments for the payment of money not in excess of $50,000 in the aggregate at any time outstanding (excluding sums covered by insurance) which has been in force for less than the applicable appeal period or less than sixty (60) days, whichever is sooner, provided that such indebtedness may remain outstanding if the Company or the appropriate
Subsidiary at the time shall in good faith be prosecuting an appeal, or proceedings for review or pending and in respect of which a stay shall have been obtained pending such appeal or review; and

(f)such other indebtedness of the Company and Subsidiaries which is specifically disclosed in Exhibit 4.12(f) attached hereto and any refundings or refinancings thereof which does not increase the then outstanding principal amount of such indebtedness.

Section 4.13.  Limitation on Liability for Obligations of Others.

Neither the Company nor any Subsidiary will assume, guarantee, endorse or otherwise be or become liable, contingently or otherwise, for the obligations of any other corporation, firm or entity or other person, except:

(a) for the endorsement of negotiable instruments for deposit or collection in the normal course of its business; and

(b) guarantees and other contingent liabilities which are disclosed on Exhibit 4.13(b).

Section 4.14. Limitation on Liens.

Neither the Company nor any Subsidiary will create, incur, assume or allow to be created, incurred or assumed, or to exist. any pledge of, or any mortgage, lien, charge encumbrance of any kind on, any of its property or assets, or subject any of such assets to prior payments of any other indebtedness whether by subordination agreement, transfer of assets or otherwise, or own or acquire or agree to acquire any property of any character subject to or upon any mortgage, conditional sale agreement or other title retention agreement except:

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

(a) mortgages, liens, or encumbrances which existed on the date hereof and which are specifically permitted by Section 2.07 hereof or set forth in Exhibit 2.07 hereto, and any replacements thereof incurred in connection with the refunding or refinancing of the indebtedness secured by such mortgages, liens or encumbrances provided that the replacement shall expand the size or extent of the original mortgage, lien or encumbrance.

(b) liens in favor of Citizens;

(c) liens securing the purchase price of fixed assets to be used-in the business of the Company or any Subsidiary (which may be in the form of leases), but not any renewal, extension or refunding of any such lien or the indebtedness secured thereby, provided that each such lien shall at all times be confined solely to the item of property so acquired;

(d) liens for taxes, assessments, governmental charges and levies or for claims to the extent that payment thereof is not then required by Section 4.04;

(e) liens in respect of judgments which had been in force for less than the applicable appeal period or less than sixty (60) days, whichever is sooner, so long as execution is not levied thereunder, or in respect of which the Company or the appropriate Subsidiary at the time shall in good faith be prosecuting an appeal, or proceedings for review are pending and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(f) liens on deposits made in connection with, or to secure payment of, workmen's compensation, unemployment insurance or similar programs; liens, charges or encumbrances imposed by law, such as carriers', warehousemen's and mechanics' liens and similar involuntary liens arising in the ordinary course of business which do not, individuals or in the aggregate, materially detract from the value or limit the use of any property subject thereto; landlords' liens in respect of rent not in default; and liens on deposits made to secure the performance of bids, appeal bonds and surety bonds; and

(g) liens and encumbrances which are disclosed on Exhibit 4.14(g).

Section 4.15. Sale of Accounts Receivable.

Neither the Company nor any Subsidiary will sell or transfer any of its accounts receivable, whether with or without recourse.

Section 4.16. Loans and Investments.

Neither the Company nor any subsidiary will purchase or otherwise acquire or retain any stock, partnership interest, or obligations of or make any loans or advances to, or investments in any corporation or other entity or person, including loans or advances to or investments in the Company or in any Subsidiary, other than;

(a) investments, loans and advances from one Borrower to another Borrower;

(b) open account transactions between the Company and Subsidiaries and between Subsidiaries in the ordinary course of business;

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

(c) loans or advances for reimbursable expenses to employees not exceeding $100,000 outstanding in the aggregate at any time;

(d) obligations of the United States of America, or any agency thereof, maturing not more than one (1) year from the date of issue thereof, provided that Citizens shall acquire a perfected first security interest in such obligation simultaneously with its purchase or acquisition;

(e) certificates of deposit or other obligations maturing not more than one (1) year from the date of issue thereof issued by a bank, provided that Citizens have a perfected first security interest in such obligation; and

(f) loans and investment listed on Exhibit 4.16(f).

Section 4.17. Transactions With Affiliated Persons.

Neither the Company nor any Subsidiary will enter into any transaction with any Affiliate, except on terms no less favorable to the Company or such Subsidiary than would be available in a bona fide arm's length transaction with a non-affiliated person or entity except as provided in Exhibit 4.17. "Affiliate" means any officer, director or shareholder who owns ten percent (10%) or more of any class of securities of the Company or any Subsidiary; any entity where the Company owns directly or indirectly ten percent (10%) or more of any class of securities or interest issued by such entity; or any entity that controls, is controlled by or under common control with the Company or any of the Subsidiaries.

Section 4.1.8. Consolidation, Merger and Disposition of Assets.

Neither the Company nor any Subsidiary will consolidate with or merge into or with another corporation, partnership or other entity; directly or indirectly issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or the capital stock of any Subsidiary; sell, lease or otherwise dispose of all or any material portion of its properties or assets (other than in the ordinary course of its business) to any firm, person or corporation; or acquire any material portion of the properties or assets of any other corporation, partnership or entity, whether in one or a series of related transactions, except:

(a) any Subsidiary may merge into or consolidate with the Company (provided that the Company shall be the Surviving corporation) or any other Subsidiary that is a Borrower under this Agreement;

(b) any Subsidiary may sell, lease, exchange, transfer or dispose of any of its assets to the Company or a Subsidiary which has granted to Citizens a lien in substantially, all of its assets;

(c) the Company may issue capital stock for cash and may issue options or warrants to any person for cash or to employees for services:

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

(d) the Company may, with notice to Citizens, liquidate and dissolve a Subsidiary if the Subsidiary is an inactive entity without revenue or tax benefit from any source or if the Subsidiary's business is transferred to another Subsidiary;

provided that in each case no Event of Default as set forth in Article V hereof, and no condition or event which after notice or lapse of time, or both, would constitute an Event of' Default, would exist immediately after any such transaction or series of related transactions.

Section 4.19. Changes in Business.

The Company and its Subsidiaries shall continue to be engaged principally in tile business of providing temporary staffing and related services.

Section 4.20. Intentionally Left Blank.

Section 4.21 Tangible Capital Base.

The Tangible Capital Base of the Company shall be at least equal to the amounts set forth below at all times during each fiscal quarter ending during the respective periods indicated:

 Period                                        Amount
 Quarter Ending       6/30/98                 $100,000
 Quarter Ending       9/30/98                 $350,000
 Quarter Ending      12/31/98                 $700,000
 Quarter Ending       3/31/99                 $700,000
 Quarter Ending       6/30/99                 $800,000
 Quarter Ending       9/30/99               $1,200,000
 Quarter Ending      12/31/99               $1,500,000

 and thereafter

"Debt" shall mean the sum of all liabilities (including all liabilities to Citizens), both short-term and long-term, of the Company and all Subsidiaries, but excluding stockholders equity and Subordinated Debt.

"Soft Assets" means the sum of all assets, repayments, loans, dividends or distributions of any nature due from Affiliates, investments in the stock of an Affiliate, or any similar items reasonably deemed to be Soft Assets by Citizens.

"Subordinated Debt" means the outstanding, principal amount of the Company's debt subordinated to the obligations of the Company to Citizens in form and substance satisfactory to Citizens and Special Counsel.

"Tangible Assets" shall mean the sum of all assets of the Company and all Subsidiaries, but excluding intangible assets such is goodwill, organization expenses, patents, trademarks, copyrights, research and development costs, training costs, unamortized debt discount, unamortized offering costs, customer lists and similar items deemed to be intangible by Citizens.

"Tangible Capital Base" shall mean Tangible Assets, less Soft Assets and Debt, plus Subordinated Debt.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

Section 4.22 Cash Flow.

The ratio of Cash Flow to Debt Service of the Company computed at the end of each fiscal quarter shall be not less than 2.25 to 1.0. "Cash Flow" shall mean
(a) all net income before interest and taxes, plus (b) depreciation and amortization of assets, plus (c) non-cash charges relating to the write off of deferred public offering costs or deferred acquisition costs or investments or sums due from Affiliates less (d) capital expenditures. "Debt Service" shall mean (a) all interest on the Revolving Credit, plus (b) all interest and principal on money borrowed from any sources other than the Revolving Credit, plus (c) all lease payments on all capitalized assets. For purposes of this Section, Cash Flow and Debt Service shall be computed on a retroactive basis for the prior four fiscal quarters and be on a consolidated basis for the Company and all Subsidiaries.

Section 4.23. Profitability

The Company and all Subsidiaries on a consolidated basis shall maintain Net Operating Profit as of the end of each fiscal year of not less than $640,000.

"Net Operating Profit" means net income before interest expenses, taxes, other income or expenses, extraordinary gains or losses, write-offs, reserves or amortization relating to Soft Assets, plus any non-cash charges of deferred public offering costs and deferred acquisition costs which were deducted in determining net income.

Section 4.24. Capital Expenditure.

The Company and its Subsidiaries shall not make or incur expenditures which are properly chargeable to capital account under generally accepted accounting principles (including leases which are capitalized) in an aggregate amount in excess of $250,000 in any fiscal year and no such expenditure(s) on an individual item shall exceed $50,000.

Section 4.25. Restricted Payments

The Company and its Subsidiaries will not, directly or indirectly, declare, order, pay or make any Restricted Payment (as hereinafter defined), except the Company may, prior to the occurrence of an Event of Default or an event which with notice or the passage of time will constitute an Event of Default, so long as such Event of Default or event remains uncured, and provided that such Restricted Payment will not constitute such an event, but not after such occurrence so long as such Event of Default remains uncured:

(a) declare and pay dividends on its Stock payable solely in Stock;

(b) make exchanges of one or more classes of Stock of the Company provided that no cash or other property is distributed in such exchange by the Company; or

(c) retire Stock out of the net proceeds of the simultaneous sale of other Stock; and

(d) pay interest and  scheduled  principal  payments on account of  Subordinated
Debt.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

For the purposes of this Section 4.27, the following terms shall have the following respective meanings:

(i) Restricted Payments shall mean:

(a) any payment or declaration of any dividend on any class of Stock of the Company or any other distribution on account of any class of Stock;

(b) any redemption, purchase or other acquisition by the Company, directly or indirectly, of any shares of its Stock; and

(c) any payments of principal or interest made by the Company in respect of any Subordinated Debt.

(ii) "Stock" shall mean capital stock and warrants or options to purchase stock.

Section 4.26. Restriction on Use of Proceeds.

None of the proceeds of the Credit shall be used by the Company to purchase commodities except for use in the ordinary course of the Company's business or for the purpose of purchasing or carrying, or refinancing any borrowing the proceeds of which were used to purchase or carry any "margin securities" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

Section 4.27. Management.

If Joseph G. Sicinski shall cease to be the chief executive officer or chief operating officer of the Company, he shall be replaced within one hundred and twenty (120) days by a person reasonably satisfactory to Citizens.

Section 4.28. Accounts.

The Borrowers shall maintain at all times an account with the Depository Bank and its principal operating accounts with banks approved by Citizens. A complete list of all existing bank, mutual fund, brokerage or other accounts containing cash, cash equivalents or marketable securities for the Company and all subsidiaries is set forth on Exhibit 4.28.

Neither the Company nor any Subsidiary will open any further account of the type required to be listed on Exhibit 4.28 without prior notice in writing to Citizens.

Section 4.29. Further Security.

The Borrowers agree to provide Citizens with such security interest or liens as Citizens may hereafter reasonably request with respect to the assets of the Company or any Subsidiary.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

ARTICLE V. EVENTS OF DEFAULT.

If, while any part of the principal of or interest on the Credit remains unpaid or while this Agreement shall be in effect, any one of the following "Event of Default" shall occur:

(a) nonpayment of principal of the Advances when due;

(b) failure to pay within two (2) business days any Advances in excess of the Borrowing Base as required by Section 1.02(c);

(c)failure to pay within two (2) business days any fees or amounts due with respect to letters of credit when due;

(d)nonpayment of interest on the Advances within two (2) business days of when due;

(e) any Borrower shall (1) apply for or consent to the appointment of 'a receiver, trustee or liquidator of it or of all a substantial part of its assets; (ii) admit in writing its inability to pay its debts as they mature;
(111) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law; (vi) file any answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or fail to dismiss such petition within sixty (60) days after the filing thereof; or (vii) take any corporate action for the purpose of effecting any of the foregoing;

(f) an order, judgment or decree shall be entered, without the application, approval or consent of a Borrower by any court of competent jurisdiction, approving a petition seeking reorganization or liquidation of any Borrower or appointing a receiver, trustee or liquidator of any Borrower or of all or a substantial part of its assets;

(g) any representation or warranty made by any Borrower herein or hereunder or in any certificates document or instrument furnished 1) pursuant hereto shall proven to have been false or incorrect in any material respect when made,

(h) default by any Borrower in the performance of any covenant or agreement contained in Article IV hereof:

(i) except as otherwise set forth herein, default by any Borrower in the performance of any other covenant or agreement contained herein or in any document or instrument required hereby or incidental or collateral hereto which shall not have been remedied within thirty (30) days after written notice thereof shall have been given to the Borrower by Citizens;

(j) default by any Borrower in the performance of any covenant or agreement contained in any agreement (other than this Agreement and the related loan documents) to which it is a party or by which it is bound involving a liability in excess of $50,000 of the Borrower which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied without the consent or waiver of the other party thereto, unless such default is waived or excused as a matter of law or is being contested in good faith by appropriate legal proceedings;

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

(k) failure by any Borrower to make any payment of principal or interest beyond the period of grace contained in the respective instrument or agreement evidencing any indebtedness for money borrowed in excess of $25,000 to which it is a party or by which it may be bound (unless such default is the result of a good faith dispute arising under such agreement or instrument), or default by any Borrower in the performance of any other covenant or agreement contained in any such agreement or instrument which results in the acceleration of the maturity of any indebtedness to others of the Borrower under such agreement or instrument;

(1) default by any Borrower in the performance of any covenant or agreement contained in any of the Security Agreements or other documents in favor of Citizens executed in connection with this Agreement which continues beyond any grace period provided therein;

(m) any guarantor of any Borrower's obligations shall take any action to terminate a guarantee or there shall exist any default thereunder;

(n) all or any substantial part of the property of any Borrower shall be condemned, seized or otherwise appropriated by any governmental authority or any officer or instrumentally thereof; or

(o) a judgment or judgments for the payment of money in excess of the sum of $50,000 in the aggregate (not covered by insurance) shall be Tendered against any Borrower and such judgment or judgments shall remain unsatisfied and in effect for any period of sixty (60) days without a stay of execution:,

(p) any Borrower shall fail to deposit  proceeds of Citizens's  collateral  with
Citizens:
(q)  any  Borrower  shall  deliver,  a  materially   inaccurate  Borrowing  Base
Certificate to Citizens; or

(r) there shall occur any material adverse change in the financial condition of any Borrower; then and in every such event, while such event shall be continuing, Citizens may, by written notice to the Company, declare the Credit.(and any Notes issued) to be forthwith due and payable, whereupon the Credit shall forthwith become due and payable and the right to borrow hereunder shall terminate; provided, however, that upon the happening of any event under Subsections (e) or (f) of this Article V, then the Credit shall, without the taking of any action by Citizens, immediately become due and payable and the right to borrow hereunder shall immediately terminate.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

ARTICLE VI.  MISCELLANEOUS

Section 6.01. Term of Agreement.

This Agreement shall terminate whenever all of the following conditions shall have been met: (i) all principal of and interest of the Credit and all other amounts due and payable under this Agreement have been paid and discharged in full, (ii) all other financial accommodations provided by Citizens under this Agreement shall have been terminated or an indemnity provided in a form acceptable to Citizens, (iii) the Borrowers shall have provided indemnity by cash or other collateral satisfactory to Citizens for any projected fees, expenses and other contingent liabilities, (iv) the Borrowers shall have no further right to borrow under the Credit; and (v) the Borrowers shall have provided Citizens with a general release in form acceptable to Citizens. Until each of the foregoing contributions are satisfied, Citizens shall have no obligation to release financing statements or guarantees or return any other collateral securing the obligations of the Borrowers' to Citizens. The provisions of this Article VI shall survive termination of this Agreement,

Section 6.02. Indemnity.

Each of the Borrowers agrees to indemnify and hold harmless Citizens, its participants and each of their directors, officers, agents, employees and counsel, from and against any and all losses, claims, damages, liabilities or expenses imposed on or incurred by any of them in connection with the lending relationship reflected in this Agreement except as a result of such indemnified parties' gross negligence or willful misconduct.

Section 6.03. Reinstatement.

All obligations of any Borrower, and of any guarantor or other person liable, under this Agreement or related documents shall be reinstated as though payment had never been received by Citizens if after any payment all or a portion of the amounts paid are voided, rescinded or otherwise returned upon the Borrowers insolvency, bankruptcy or reorganization.

Section 6.04. Consent to Jurisdiction.

EACH OF THE BORROWERS AND ANY GUARANTOR OF ANY BORROWER'S OBLIGATIONS UNDER THIS AGREEMENT IRREVOCABLY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION 01,- THE SUPERIOR COURT IN THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MASSACHUSETTS IN CONNECTION WITH ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT. IN ANY SUCH LITIGATION, -EACH OF THE BORROWERS AND ALL GUARANTORS WAIVE PERSONAL SERVICE AND AGREE THAT SERVICE MAY BE MADE BY CERTIFIED MAIL, IN THE CASE OF THE BORROWERS, TO THE PLACE SPECIFIED FOR NOTICES UNDER THIS AGREEMENT AND, IN THE CASE OF GUARANTORS, TO THEIR LAST KNOWN ADDRESS.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)
Section 6.05. Waiver of Jury Trial

EACH OF THE BORROWERS AND ANY GUARANTOR OF THE COMPANY'S OBLIGATIONS UNDER THIS AGREEMENT WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT.

Section 6.06. Notices.

Except as otherwise specifically provided in this Agreement, all notices hereunder shall be deemed to have been given when delivered in person or, if mailed, when actually received by the party to whom addressed; provided, however, that any written notice given pursuant to Article V hereof shall be deemed to be effective when mailed, so long as such notice is mailed by registered or certified mail, addressed to any party at its address set forth below or at any other address notified in writing to the other parties hereto. Actual receipt shall be conclusively presumed if such notice shall be mailed by registered or certified mail, addressed to any party at its address set forth below or at any other address notified in writing to the other parties hereto by notice pursuant to this Section, and if the sender shall have received back a return receipt.

         To Citizens:               Citizens Business Credit Company
                                    28 State Street
                                    Boston, Massachusetts 02109
                                    Attention:  Ralph L. Letner
                                    Fax: (617) 725-5827

          With a copy to:           Goodwin, Procter & Hoar LLP Exchange Place
                                    Boston, Massachusetts 02109
                                    Attention: Jon D. Schneider, P.C.
                                    Fax: (617) 570-8150

           To the Borrowers:        Trans Global Services, Inc.
                                    1393 Veterans Memorial Highway
                                    Suite 307
                                    Hauppauge, NY 11788
                                    Attention: Glen R. Charles, Treasurer
                                    Fax: (516) 724-0039

           With a copy to:          Esanu Katsky Korins & Siger, LLP
                                    605 Third Avenue
                                    New York, NY 10158
                                    Attention:  Asher S. Levitsky, P.C.
                                    Fax: (212) 953-6899

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

Section 6.07. No Waiver.

No failure to exercise, and no delay in exercising, on the part of Citizens, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

Section 6.08. Setoff.

Any sums due from Citizens, Citizens RI or other affiliate of Citizens to any of the Borrowers, any property of any of the Borrowers in the possession of Citizens, Citizens RI other affiliate of Citizens and any balance in any of the Borrowers' account with the Depository Bank may be held and treated as collateral security for the payment of the obligations of the Borrowers to Citizens and may be applied to the payment of such obligations regardless of the adequacy of other collateral. Any sums due from any financing institution that may participate in the Credit or property of the Borrowers in the possession of such institution may be held as collateral security for the payment of the obligations of the Borrowers to Citizens as if such institution had extended the Credit directly to the Borrowers and may be applied to the payment of such obligations regardless of the adequacy of other collateral.

Section 6.09. Construction.

This Agreement shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts, and shall be construed in accordance with the laws of the Commonwealth of Massachusetts. The descriptive headings of the several Sections hereof.

Section 6. 1 0. Entire Agreement.

This Agreement and the other documents referred to in this Agreement represent the entire agreement between Citizens, the Borrowers, and any I Guarantors and are intended to supersede and replace any prior proposals, commitments, agreements or negotiations whether written or oral.

Section 6.11. Amendments-Waivers and Consents.

The parties contemplate an arrangement which will involve frequent oral discussion. However, the Borrowers and other parties interested in this lending relationship understand and agree that this Agreement and other documents executed in connection with this Agreement may be amended only in writing signed by Citizens and that Citizens will not be legally bound with respect to any aspect of the lending relationship except as set forth in writing signed by Citizens. Compliance by the Borrowers with any term, covenant or condition of this Agreement may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) only by a consent or consents in writing signed by Citizens.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


Section 6.12. Counterparts.

This Agreement may be executed in any number of counterparts which together shall constitute one Agreement.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                        [SIGNATURE PAGE FOLLOWS]

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.


         BORROWERS:

                     TRANS GLOBAL SERVICES, INC.
                     By: Joseph G. Sicinski
                     Title:  President

                     TGS SERVICES, INC.
                     By: Joseph G. Sicinski
                     Title:  President

                     AVIONICS RESEARCH HOLDINGS, INC.
                     By:  Joseph G. Sicinski
                     Title:  President

                     RESOURCE MANAGEMENT INTERNATIONAL, INC.
                     By: Joseph G. Sicinski
                     Title:  President

                     AVIONICS RESEARCH CORPORATION
                     By:  Joseph G. Sicinski
                     Title:  President

                     AVIONICS RESEARCH CORPORATION OF FLORIDA
                     By:  Joseph G. Sicinski
                     Title:  President


        LENDER:
                     CITIZENS BUSINESS CREDIT COMPANY
                     By:  Ralph L. Letner
                     Title: President

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

                             REVOLVING CREDIT NOTE

    $7,500,000.00                                           April 23,   1998

FOR VALUE RECEIVED, the undersigned (the "Borrowers"), jointly and severally hereby promise to pay to the order of Citizens Business Credit Company, a division of Citizens Leasing Corporation, a Rhode Island corporation ("Citizens"), in lawful money of the United States of America in immediately available funds at its office at 28 State Street, Boston, Massachusetts 02109, the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) or such lesser sum as may from time to time be outstanding under the terms of a Credit Agreement between the Borrowers and Citizens of even date herewith (the "Credit Agreement").

The Borrowers promise to pay interest on the unpaid principal balance at the rates and at the times provided in the Credit Agreement. This Note may be prepaid only in accordance with the terms of the Credit Agreement.

This Note will become due and payable at the Maturity Date (as defined in the Credit Agreement) and earlier upon the occurrence of an Event of Default (as defined in the Credit Agreement). The undersigned agree to pay all legal fees and other costs or collection of this Note.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right, nor shall any waiver on one occasion be deemed to be an amendment or waiver of any such right with respect to any future occasion. The undersigned and every endorser and guarantor of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind and assents to any one or more indulgences, to any substitution, exchange or release of collateral (if at any time there be available collateral to the holder of this Note) and to the addition or release of any other party or persons primarily or secondarily liable.

This Note shall be governed and construed under the laws of the of the Commonwealth of Massachusetts and shall be deemed to be under seal.

                    {REMAINDER OF PAGE INTENTIONALLY, LEFT BLANK}
                              {SIGNATURE PAGE, FOLLOWS}

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)



  Signature Page of Revolving Credit Note for
  $7,500,00  in favor- of Citizens Business
  Credit Company, a division of  Citizens
  Leasing Corporation - Page 2 of 2


                                   TRANS GLOBAL SERVICES, INC.
                                   By: Joseph G. Sicinski
                                   Title:  President

                                   TGS SERVICES, INC.
                                   By: Joseph G. Sicinski
                                   Title:  President

                                   AVIONICS RESEARCH HOLDINGS, INC.
                                   By:  Joseph G. Sicinski
                                   Title:  President

                                   RESOURCE MANAGEMENT INTERNATIONAL, INC.
                                   By: Joseph G. Sicinski
                                   Title:  President

                                   AVIONICS RESEARCH CORPORATION
                                   By:  Joseph G. Sicinski
                                   Title:  President

                                   AVIONICS RESEARCH CORPORATION OF FLORIDA
                                   By:  Joseph G. Sicinski
                                   Title:  President


WITNESS:

Glen R. Charles

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

                              PLEDGE AGREEMENT


THIS PLEDGE AGREEMENT dated as of April 23, 1998, made between AVIONI("S RESEARCH HOLDINGS, INC., a New York corporation (the "Pledgor"), to CITIZENS BUSINESS CREDIT COMPANY, a division of Citizens Leasing Corporation, a Rhode Island corporation (hereinafter referred to as "CITIZENS").

                                  RECITALS

WHEREAS, the Pledgor is the legal and beneficial owner of all the issued and outstanding shares of capital stock of

WHEREAS, Pledgor, its affiliates and CITIZENS are parties, to a Credit Agreement of even date herewith (as amended from time to time, the "Credit Agreement");

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged by the parties hereto, it is hereby agreed as follows:

1 . Definitions. Any capitalized term used in this Agreement which is not otherwise expressly defined herein shall have the meaning ascribed thereto in the Credit Agreement. In addition, the following terms shall have the respective meanings set forth below:

"Collateral" shall mean the Stock and any other property now or hereafter pledged to CITIZENS hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof.

"Obligations" shall mean and include all indebtedness and other liabilities and obligations of the Pledgor to CITIZENS including, without limitation, the Credit as defined in the Credit Agreement, any reasonable costs and expenses incurred by CITIZENS in attempting to collect or enforce any of the foregoing, and any and all other liabilities and obligations of every name and nature whatsoever of the Borrower to CITIZENS whether such liabilities and obligations be direct or indirect, absolute or contingent, secured or unsecured, now existing or hereafter arising or acquired, due or to become due including, without limitation and without-. regard as to whether or not contemplated at the time of this Agreement, any extensions of credit hereinafter made by CITIZENS to the Borrower, any obligations of the Borrower acquired by CITIZENS, and any guaranties by the Borrower of obligations owed by others to CITIZENS.

"Stock" shall mean all of the shares of capital stock listed on Schedule I attached hereto and any additional shares of stock of any corporation or company at the time pledged with CITIZENS hereunder. The term "Stock" shall include any and all new, substituted or additional securities issued by reason of any stock dividend, distribution, reclassification, readjustment, merger or other change declared by or made in the capital structure of any of the issuers of securities constituting the Stock or issued by reason of the exercise of subscription warrants or other rights or options issued in connection with the ownership of securities constituting the Stock. All such new, substituted or additional stock, or other securities shall be delivered to CITIZENS, endorsed in form reasonably satisfactory to CITIZENS, and shall be held under the terms hereof.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

     The term "Stock" shall further include all cash or non-cash income from the shares of stock pledged hereunder, all increases thereii.1 and proceeds thereof, other than dividends or interest received by the Pledgor pursuant to Section 5 hereof.

2. Pledge. As security for the payment and performance of the Obligations, the Pledgor hereby pledges and grants to CITIZENS, for its benefit and the ratable benefit of the Lenders and their respective successors, transferees and assigns, a security interest in the Collateral. The certificates for the Stock, accompanied by stock powers or other appropriate instruments of assignment, endorsed in blank, have been delivered to CITIZENS to be held by CITIZENS subject to the terms and conditions hereinafter set forth.

3. Title to the Collateral. The Pledgor represents and warrants that:

it is the legal and beneficial owner of all of the Collateral free and clear of all liens, encumbrances, security interests and other charges except as created hereby; (ii) it has all necessary right, power and authority to enter into this Agreement and to grant the security interest and make the assignment provided herein; and that it will defend CITIZENS's and the Lenders' right, title, special property and security interest in and to the Collateral against the claims or demands of any person, firm, corporation or other legal entity or any governments agency or authority; (iii) the information set forth in Schedule I attached hereto is complete and correct in all respects and, except as set forth on such Schedule, the Pledgor does not own any stock or other securities or evidence of indebtedness of any of its Subsidiaries (other than the Inactive Subsidiaries); and (iv) each share of Stock has been validly issued to the Pledgor and is fully paid and non-assessable.

4. Rights and Duties of CITIZENS with respect to Collateral. Beyond the exercise of reasonable care to assure the safe custody of securities and notes constituting Collateral while in CITIZEN's possession, CITIZENS shall not be under any duty to collect or protect the Collateral or income thereon or to preserve rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it to the Pledgor.

5. Registration, Dividends and Voting Rights with respect to Stock. CITIZENS may, at any time after an Event of Default has occurred hereunder and is continuing, at its option, transfer any of the Stock into its own name or the name of any nominee acting on CITIZENS's behalf. So long as no Event of Default has occurred, the Pledgor shall be entitled to receive and retain any dividends or interest paid in cash with respect to the Stock and shall retain all voting rights incident to ownership of the Stock; provided, however, that no vote shall be cast or consent, waiver or ratification given by the Pledgor if the effect thereof would be inconsistent with the terms of this Agreement or the Credit Agreement or the rights of CITIZENS and the Lenders hereunder and thereunder.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


     After the occurrence and during the continuance of an Event of Default, (a) CITIZENS shall have the sole right to receive any dividends, interest or distributions with respect to the Stock, and shall hold the same as security hereunder or apply the same against any of the Obligations, and (b) CITIZENS shall be expressly empowered to exercise all powers of voting and consent with respect to the Stock, and CITIZENS is authorized to provide a copy of this Agreement to the transfer agent for the common stock of any issuer of the Stock as conclusive evidence of the registration, voting and other rights herein granted. In order to permit the Pledgor to exercise powers of voting and consent and to receive cash dividends prior to an Event of Default, CITIZENS shall, from time to time, upon written request of the Pledgor and at Pledgor's expense, execute and deliver to the Pledgor appropriate proxies and dividend or payment orders.

6. Events of Default, Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, CITIZENS may declare this Agreement to be in default and shall thereafter have the following rights and remedies, in addition to the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts, all such rights and remedies being cumulative and not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as CITIZENS deems expedient:

(i) if CITIZENS so elects, CITIZENS may vote any or all shares of the Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, for the removal of existing officers and directors, the election of new officers and directors, the liquidation of the assets of the issuer thereof, and give all consents, waivers and ramifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing CITIZENS the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so);

(ii) CITIZENS may demand, sue for, collect or make any compromise or settlement CITIZENS deems suitable in respect of any Collateral;

(iii) CITIZENS may sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as CITIZENS deems expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

CITIZENS may cause all or any part of the Collateral held by it to be transferred into its name or the name of its nominee or nominees; and

(a) CITIZENS may set off against the Obligations any and all sums deposited with it or held by it, including without limitation, any income or proceeds received on account of the Collateral.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


(b) In the event of any  disposition  of any  Collateral  as  provided in clause
(iii) of Section 6(a), CITIZENS shall give to the Pledgor at least ten (10) days' prior written notice of the time and place of any public sale of such Collateral or of the time after which any private sale or any other intended disposition is to be made. The Pledgor hereby acknowledges that ten (10) days prior written notice of such sale or sales shall be reasonable notice. CITIZENS may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law). CITIZENS and the Lenders may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, CITIZENS may buy at private sale and may make payments thereof by any means.

(c) The Pledgor recognizes that CITIZENS may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), federal banking laws, and other applicable laws, rules or regulations, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. CITIZENS shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even it' the issuer would agree to do so. CITIZENS agrees that, taking the foregoing into account any sale of the Collateral shall be made in a commercially reasonable manner, and the Pledgor agrees to use its best efforts to cause the issuer or issuers of the Collateral contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at the Pledgor's expense, all such instruments and documents, and to do or cause, to be done all such other acts and things as may be necessary to exempt such Collateral from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of CITIZENS, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor further agrees to use its best efforts to cause such issuer or issuers to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which CITIZENS shall designate and, if required, to cause such issuer or issuers to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of applicable securities laws.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


(d) The Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Collateral pursuant to this Section 6 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange, Commission applicable thereto and all applicable state securities or "Blue Sky" laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section 6 will cause irreparable injury to CITIZENS and the Lenders, that CITIZENS and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 6 shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

7. Marshalling. CITIZENS shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such security or other assurances of payment in any particular order. All of CITIZENS's rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of CITIZENS's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Pledgor hereby irrevocably waives the benefits of all such laws.

8. Application of Proceeds. The proceeds of all sales and collections, and any other moneys, the application of which is not otherwise provided for herein, shall be applied as follows:

First, to the payment of the reasonable costs and expenses of CITIZENS incurred in connection with such sale or sales and collections of the Collateral, including, without limitation, the expenses of retaking, holding, preparing for sale, selling and the like and reasonable attorneys' fees;

Second, any surplus then remaining to the payment of the Obligations in accordance with the provisions of the Credit Agreement; and

Third, any surplus then remaining shall be delivered to the Pledgor.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

9. Covenants. The Pledgor agrees that until satisfaction in full of the Obligations, the Pledgor will not, unless CITIZENS otherwise consents in writing, (i) enter into or make any agreement or covenant which would prevent the Pledgor from making any sale, assignment, transfer, exchange, pledge, hypothecation or disposition of any of the Collateral except to the extent that such agreement or the Pledgor's inability to comply with such covenant upon the sale, transfer or other disposition of the Collateral would not have a material adverse effect on the value of the Collateral, or (ii) create any lien or encumbrance on or security in the Collateral in favor of any party other than CITIZENS, or (iii) sell, transfer or otherwise dispose of all or any portion of the Collateral, other than as expressly permitted by the Credit Agreement. In connection with any such disposition permitted by the Credit Agreement, CITIZENS agrees, at the Pledgor's sole expense, to take all such actions as are reasonably required to release the lien granted hereunder or that portion of the Collateral so disposed of.

10. Further Assurances. The Pledgor will at any time and from time to time upon the written request of CITIZENS, join in the execution and filing of appropriate Uniform Commercial Code financing statements and will also do, make, execute and deliver all such additional and further acts, things, deeds, instruments, documents and assurances (including, without limitation, Federal Reserve Form U-1) as CITIZENS may reasonably request in order to perfect and protect more completely CITIZENS's rights hereunder and its security interest in the Collateral and to carry out the terms of this Agreement. CITIZENS, in its own name or in the name of the Pledgor, may likewise take such steps in case the Pledgor shall fail to do @;o. All reasonable costs and expenses incurred by CITIZENS or the Pledgor in connection with anything contemplated hereunder, including without limitation, reasonable legal fees and other costs and expenses relating to any judicial proceedings, shall be borne by the Pledgor, and to the extent they are paid or incurred by CITIZENS, shall be reimbursed, with interest, by the Pledgor upon demand.

11. Waiver of Demands. Notices, Diligence, etc, The Pledgor hereby assents to all the terms and conditions of the Obligations and, except to the extent expressly provided in the Credit Agreement, waives (a) demand for the payment of the principal of any Obligation or of any claim for interest or any part of any thereof; (b) notice of the occurrence of a default or of an event of default under any Obligation; (c) protest of the nonpayment of the principal of any Obligation or of any claim for interest or any part of any thereof; (d) notice of presentment, demand or protest; (e) notice of any indulgences or extensions granted to the Pledgor or to any other person or entity which shall have succeeded to or assumed the obligations of the Pledgor; (f) any requirement of diligence or promptness on the part of CITIZENS in the enforcement :)f any of its rights under the provisions of any Obligation or of this Pledge Agreement;
(g) any enforcement of any Obligation; (h) any right which the Pledgor might have to require CITIZENS to proceed against any guarantor of the Obligations or to realize on any collateral security therefor; and (i) any and all notices of every kind and description which may be required to be given by any statute or rule of law in any jurisdiction except as provided herein. The waivers set forth in this Section shall be effective notwithstanding the fact that the Pledgor ceases to exist by reason of its liquidation, merger, consolidation or otherwise.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

12. Information. The Pledgor agrees to provide CITIZENS with such information with respect to the Collateral as CITIZENS shall reasonably request from time to time and to notify CITIZENS promptly of all actions and events which could reasonably be expected to have a material adverse effect upon the Collateral.

13. Termination. This Agreement shall terminate upon the later of payment and satisfaction in full of all Obligations or the termination of the Credit Agreement, whereupon the Pledgor shall be entitled to the return of such Collateral in the possession or control of the Pledgee as has not theretofore been disposed of pursuant to the provisions hereof and as to which the Pledgee has not received written instructions from the Pledgor to deliver all or part of such Collateral to a party other than the Pledgor, together with any moneys and other property of the Pledgor at the time held by the Pledgee hereunder,

14. Notices. Unless specified otherwise, all notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed b)7 United States mail, postage prepaid, or delivered by hand or by nationally-recognized overnight courier service, or sent by telegraph, telex or electronic facsimile transmission, confirmed in writing, addressed to the parties hereto at its address indicated below or at any other address as any party shall from time to time designate in writing to the other parties hereto:

(a) If to CITIZENS, as follows:

                           Citizens Business Credit Company
                           28 State Street
                           Boston, MA 02109
                           Attention:      Ralph L. Letner
                           Telefax: (617) 725-5827
     With a copy to:
                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           53 State Street
                           Boston, MA 02109-2881
                           Attention:      Jon D. Schneider, P.C.
                           Telefax: (617) 570-8150

 (b)    If to the Pledgor, at:

                           Avionics Research Holdings, Inc.
                           1393 Veterans Memorial Highway, Suite 307
                           Hauppauge, NY 11788
                           Attention:     Glen R. Charles, Treasurer
                           Fax: (516) 724-0039

      With copies to:
                           Esanu Katsky Korins & Siger, LLP
                           605 Third Avenue
                           New York, NY 10158
                           Attention:     Asher S. Levitsky, P.C.
                           Fax: (212) 953-6899

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


Any notice so addressed shall be deemed to have been given (i) when delivered by hand, (ii) three Business Days after deposited in the United States mails, registered or certified mail, postage prepaid, (iii) one Business Day after deposit with a nationally-recognized overnight courier or delivery service, and
(iv) when sent by telex, telegraph or electronic facsimile transmission, answerback received.

15. Miscellaneous.

(a) No course of dealing between the Pledgor and CITIZENS, and no failure to exercise nor any delay in exercising on the part of CITIZENS, any right, power or privilege hereunder or under any other instrument or agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further privilege. The rights and remedies herein provided are cumulative and are in addition to, and not exclusive of any rights or remedies provided under any other agreement or by law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

(b) This Agreement is subject to amendment or modification only by a writing signed by the Pledgor and CITIZENS. The Collateral shall secure all Obligations.

(c) In case any provision of this agreement shall be determined to be invalid or unenforceable under applicable law, such provision shall, insofar as possible, be construed or applied in such manner as will permit enforcement; otherwise this Agreement shall be construed as though such provision had never been made a part hereof.

(d) This Agreement is intended to take effect as a sealed instrument governed by the laws of The Commonwealth of Massachusetts and shall inure to the benefit of CITIZENS and its successors and assigns and shall be binding upon the Pledgor and its successors and assigns.

16. WAIVER OF JURY TRIAL. CITIZENS AND THE PLEDGOR AGREE THAT NONE OF THEM NOR ANY OF THEIR RESPECTIVE ASSIGNEES OR SUCCESSORS SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY CITIZENS AND THE PLEDGOR, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER CITIZENS OR THE PLEDGOR HAS AGREED WITH OR REPRESENTED TO THE OTHERS THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


IN WITNESS WHEREOF, the Pledgor and CITIZENS have caused this Agreement to be duly executed and delivered under seal by their officers thereunto duly authorized as of the day and year first above written.

                             AVIONICS RESEARCH HOLDINGS, INC.
                             By:  Joseph  G. Sicinski
                             Title:    President

                             CITIZENS BUSINESS CREDIT  COMPANY
                             By:   Ralph L. Letner
                             Title: Vice President

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)
                               SECURITY AGREEMENT

Agreement made as of this 23rd day of April, 1998, by and between TRANS GLOBAL SERVICES, INC., a Delaware corporation; TGS SERVICES, INC., a Delaware corporation ("TGS"); AVIONICS RESEARCH HOLDINGS, INC., a New York corporation; RESOURCE MANAGEMENT INTERNATIONAL, INC., a Delaware corporation; AVIONICS RESEARCH CORPORATION, a New York corporation; and AVIONICS RESEARCH CORPORATION OF FLORIDA, a Florida corporation (hereinafter collectively the "Borrowers") and CITIZENS BUSINESS CREDIT COMPANY, a division of Citizens Leasing Corporation, a Rhode Island corporation (hereinafter referred to as "Citizens").

                                WITNESSETH:
     WHEREAS, the Borrowers have entered into a Credit Agreement with CITIZENS of even date herewith (as amended from time to time, the "Credit Agreement") providing for the establishment by CITIZENS of a credit facility in favor of the Borrowers;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1. Security Interest. Each of the Borrowers grants CITIZENS a security interest (the "Security Interest") in all accounts, inventory, equipment and other goods, documents, instruments, chattel paper and general intangibles (as such terms are defined by the Uniform Commercial Code) in which such Borrower now has or hereafter acquires any right and the proceeds therefrom (including, without limitation, proceeds of insurance and proceeds in deposit accounts) and accessions thereto as more particularly set forth in Exhibit A (the Collateral

2. Secured Obligations. The Security Interest shall secure the following obligations (the "Obligations"):

     (a) The prompt and complete payment when due (whether by acceleration or otherwise) of the Revolving Credit (as defined in the Credit Agreement); (b) Any and all other liabilities and obligations of every name and nature whatsoever of any of the Borrowers to CITIZENS whether such liabilities and obligations be direct or indirect, absolute or contingent, secured or unsecured, now existing or hereafter arising or acquired, due or to become due including, without limitation and without regard as to whether or not contemplated at the time of this Agreement, any extensions of credit hereinafter made by CITIZENS to any of the Borrowers, any obligations of any of the Borrowers acquired by CITIZENS, and any guaranties by any of the Borrowers of obligations owed by others to CITIZENS.

3. Financing Statements and Other Action. Each of the Borrowers agree to do all acts which CITIZENS reasonably deems necessary or desirable to protect and enforce the Security Interest including, but not limited to, the execution of financing, continuation, amendment and termination statements and similar instruments. Each of the Borrowers hereby irrevocably appoints CITIZENS as the Borrower's attorney-in-fact (which power is coupled with an interest) to do all acts which the Borrower may be required to do under this Paragraph.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

4. Debtor's Place of Business. Each of the Borrowers warrants that its places of business, chief executive office, the location where the records concerning its accounts and contract rights are located and the record owners of any real estate on which any of the Collateral is located are as set forth on Exhibit B attached hereto. Each of the Borrowers agrees to notify CITIZENS of the addition or discontinuance of any place of business, chief executive office or any change in the information contained on Exhibit B. None of the Collateral shall be removed from the locations specified on Exhibit B other than sales in the ordinary course of business unless CITIZENS is given thirty (30) days prior written notice of such removal, which notice shall state the location or locations to which the Collateral will be removed. Each of the Borrowers represents that all of the Collateral presently is located at the locations set forth on Exhibit B and agrees that the Collateral will remain at such locations and at such other locations of which CITIZENS receives notice in accordance with this Paragraph 4.

5. Name. Each of the Borrowers warrants that its precise legal name is set forth in the introduction to this Agreement and agrees to notify CITIZENS immediately of any change in the Borrower's legal name.

6. Encumbrances. Each of the Borrowers represents that it has title to the Collateral and that there are no sums owed or claims, liens, security interests or other encumbrances against the Collateral other than those permitted by the Credit Agreement. Each of the Borrowers agrees to notify CITIZENS of any lien (except inchoate liens arising by the operation of law), security interest or other encumbrance securing an obligation in excess of $50,000 against the Collateral (even though permitted by the Credit Agreement). Each of the Borrowers shall defend the Collateral against any claim, lien, security interest or other encumbrance adverse to CITIZENS, except for liens permitted by the Credit Agreement.

7. Maintenance of Collateral. The Borrowers shall preserve the Collateral for the benefit of CITIZENS. Without limiting the generality of the foregoing, the Borrowers shall:

          (a) sell inventory only in the ordinary course of business;
          (b) preserve all beneficial contract rights to the extent commercially reasonable;
          (c) take commercially reasonable steps to collect all accounts; and
          (d) pay all taxes, assessments or other charges on the Collateral when due, except to the extent otherwise permitted by the Credit Agreement.

8. Collection. CITIZENS may communicate with account debtors in order to verify the existence, amount and terms of any accounts or contract rights under procedures approved by the Borrowers which approval will not be unreasonably withheld. The Borrowers will maintain such lockbox or blocked accounts as CITIZENS shall specify. All proceeds of Collateral in the possession of the officers, employees or agents of the Borrowers shall be field in trust for the benefit of CITIZENS. All proceeds of Collateral including, without limitation, collections from accounts and proceeds from cash sales of Collateral shall be deposited into such lockbox or blocked accounts or remitted directly to CITIZENS.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


At any time after the occurrence and during the continuance of an Event of Default, CITIZENS (a) may notify account debtors of the Security Interest and require that payments on accounts and returns of goods be made directly to CITIZENS; (b) may require the Borrowers to notify account debtors and indicate on all billings that payments and returns are to be made directly to CITIZENS; and (c) may collect, compromise, endorse, sell or otherwise deal with the accounts or proceeds thereof in its own name or in the name of the Borrowers.

If any of the Borrowers' accounts or contract rights arise out of contracts with a governmental body subject to the Federal Assignment of Claims Act or a similar statute, the Borrowers shall notify CITIZENS thereof in writing and identify any such accounts separately on any Borrowing Base Certificate delivered to CITIZENS. Upon request of CITIZENS, the Borrowers shall execute any instruments and take any action required by law to ensure that all monies due and to become due under such contract shall be paid directly to CITIZENS.

9. Insurance. The Borrowers shall maintain insurance covering the Collateral ,Is provided in the Credit Agreement. All such insurance policies with respect to Collateral shall be written so as to be payable in the event of loss under an applicable secured party's endorsement, shall provide for thirty (30) days prior written notice to CITIZENS of cancellation or modification, and shall contain an endorsement providing that the insurer cannot withhold payment to CITIZENS on account of any action by the Borrowers. CITIZENS is hereby irrevocably appointed as attorney-in-fact (which power is coupled with an interest) to collect the proceeds of such insurance, to settle any claims with the insurers in the event of loss or damage, to endorse settlement drafts, to cancel, assign or surrender any insurance policies; provided, however, that CITIZENS will not exercise the foregoing power of attorney except after the occurrence and during the continuance of an Event of Default.

10. Additional Provisions Concerning the Collateral.

          (a) Each of the Borrowers hereby irrevocably appoints Citizens as the Borrower's attorney-in-fact (which such power of attorney is coupled with an interest) with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time after the occurrence and during the continuation of an Event of Default, to take any action or execute any instrument which CITIZENS may deem necessary or advisable to accomplish the purposes of this Agreement to the extent permitted by applicable law, including, without limitation: (i) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (ii) to receive, endorse, and collect any checks, drafts, letters of credit, or other instruments, documents, and chattel paper in connection with clause (i) above; (iii) to sign Borrower's names on any invoice or bill of lading relating to any account, on drafts against customers, on schedules and assignments of accounts, on notices of assignment, financing statements and other public records, on verification of accounts and on notices to customers (including notices directing customers to make payment direct to CITIZENS);

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

          (iv) to notify the post office authorities to change the address for delivery of its mail to an address designated by CITIZENS; (v) to receive, open and process all mail addressed to Borrower; (vi) to send requests for verification of accounts to customers; and (vii) to file any claims or take any action or institute any proceedings in the name of the Borrower which CITIZENS may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of CITIZENS with respect to any of the Collateral.

          (b) If any of the Borrowers fails to perform any agreement contained herein, CITIZENS may itself perform, or cause performance of, such agreement or obligation, and the costs and expenses of CITIZENS incurred in connection therewith shall be payable by the Borrowers on demand and shall be secured by the Collateral. All such expenditures shall bear interest at the rate specified in the Credit Agreement for obligations outstanding after an Event of Default.

          (c) The powers conferred on CITIZENS under this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon CITIZENS to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the CITIZENS shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

          (d) Anything herein to the contrary notwithstanding, (i) the Borrowers shall remain liable under any contracts and agreements relating to the Collateral to the extent set forth therein to perform all of their obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by CITIZENS of any of its rights hereunder shall not release the Borrowers from any of its obligations under the contracts and agreements relating to the Collateral; and (iii) CITIZENS shall not have any obligation or liability by reason of this Agreement under any contracts and agreements relating to the Collateral, nor shall CITIZENS be obligated to perform any of the obligations or duties of the Borrowers thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

11. Fixtures. It is the intention of the Borrowers that none of the equipment, machinery or other property securing the Obligations hereunder shall become fixtures.

12. Default. If any one or more of the following events (herein referred to as "Events of Default") shall occur:

          (a) Any of the Borrowers shall fail to perform or observe any provision of this Agreement and such default shall continue for a period of ten (10) days after written notice from CITIZENS; or

          (b) An Event of Default shall have occurred under the Credit Agreement; then, CITIZENS shall have (a) the right to accelerate any or all of the Obligations, and (b) all of the rights and remedies set forth in Section 13 below.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

13. Remedies. CITIZENS shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and shall have full power and authority to sell or otherwise dispose of the Collateral or any part thereof. Any such sale or other disposition, subject to the provisions of applicable law, may be by public or private proceedings and may be made by one or more contracts, as a unit or in parcels, at such time and place, by such method, in such manner and on such terms as CITIZENS may determine. Except as required by law, such sale or other disposition may be made without advertisement or notice of any kind or to any person. Where reasonable notification of the time or place of such sale or other disposition is required by law, such requirement shall have been met if such notice is delivered as provided in the Agreement, at least ten (10) days before the time of such sale or other disposition. Upon notice from CITIZENS, the Borrowers shall assemble the Collateral at a time and place specified by CITIZENS. To the extent permitted by law, CITIZENS or any other holder of the Obligations may buy any or all of the Collateral upon any sale thereof. To the extent permitted by law, upon any such sale or sales, the Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption or any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Borrowers. In the event, any consent, approval or authorization of any governmental agency shall be necessary to effectuate any such sale or sales, the Borrowers shall execute, as necessary, all applications or other instruments as may be required.

CITIZENS may commence proceedings in any court of competent jurisdiction for the appointment of a receiver (which term shall include a receiver-manager) of the Collateral or of any part thereof. Upon the occurrence and during the continuation of an Event of Default, the Borrowers consent to appointment of a receiver. CITIZENS may, if permitted without the commencement of a proceeding, appoint any person to be a receiver of the Collateral or arty part thereof and may remove any receiver so appointed and appoint another in his stead. tiny such receiver appointed by CITIZENS, or a court at the request of CITIZENS, shall have power (i) to take possession of the Collateral or any part thereof; (ii) to carry on the business of the Borrowers; (iii) to borrow money on the security of the Collateral for the maintenance, preservation or protection of the Collateral or any part thereof or for the carrying on of the business of the Borrowers; and
(iv) to sell, lease or otherwise dispose of the whole or any part of the Collateral at public auction, by public tender or by private sale, either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine; provided that CITIZENS shall not be in any way responsible for any misconduct or negligence of any such receiver.

CITIZENS is granted permission to use all of the Borrowers' trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other similar rights for purposes of disposing of inventory or other Collateral and is authorized to use all of the Borrowers' equipment and to occupy any premises which the Borrowers have a right to occupy for purposes of completing and liquidating Collateral.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

14. Proceeds. After deducting all reasonable costs and expenses of collection, custody, sale or other disposition or delivery (including legal costs and reasonable attorneys' fees) and all other charges due against the Collateral, the residue of the proceeds of any such sale or other disposition shall be applied to the payment of the Obligations and any surplus shall be returned to the Borrowers, except as otherwise provided by law. The Borrowers shall be liable for any deficiency in payment of the Obligations, including all reasonable costs and expenses of collection, custody, sale or other disposition or delivery and all other charges due against the Collateral, as hereinbefore enumerated.

15. Waivers. To the extent permitted by law, the Borrowers and any third party providing a guaranty or other credit enhancement with respect to the Obligations ("Secondary Party") hereby waive demand for payment, notice of dishonor or protest, rights of redemption, prior notice of the appointment of a receiver and all other notices of any kind expect notices specifically required hereby or by the Credit Agreement. CITIZENS may modify the liability of any Secondary Party and release any Collateral provided by such Secondary Party without giving notice to the Borrowers or any other Secondary Party. Such modifications, changes, renewals, releases or other actions shall in no way affect the obligations of the Borrowers or any Secondary Party hereunder.

16. Expenses. The Borrowers agree to pay, indemnify and hold harmless CITIZENS and all agents of CITIZENS from and against all costs and expenses (including taxes, if any) arising out of or incurred in connection with the administration and sale of Collateral and all reasonable costs and expenses (including reasonable legal fees) incurred by CITIZENS in connection with the negotiation, preparation, execution, amendment, interpretation, termination or enforcement of this Agreement.

17. Statement as to Default. The Borrowers agree that any written statement by an officer of CITIZENS asserting the occurrence of an Event of Default or the authorization for the exercise by CITIZENS of any right hereunder shall be presumed to be true, and that any purchaser of the Collateral at a foreclosure sale shall have the right to rely on such a statement.

18. Setoff. Any sums due from CITIZENS, Citizens Bank Rhode Island or other affiliate of CITIZENS to any of the Borrowers or any property in the possession of CITIZENS, Citizens Bank Rhode Island or other affiliates may be held and treated as Collateral and may be applied to the payment of the Obligations regardless of the adequacy of the Collateral.

19. Modification. This Agreement may be modified or amended only in writing signed by each of the parties hereto.

20. Notices. All notices and other communications hereunder shall be deemed to have been sufficiently given if delivered as provided in the Credit Agreement.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


21. Waivers. No course of dealing between the Borrowers and CITIZENS, nor any delay in exercising, on the part of CITIZENS, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

22. Governing Law; Binding Effect; Counterparts. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any other holder or holders of any Obligations and may be executed in two or more counterparts, each of which shall together constitute one and the same agreement.

23. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

24. Separate Agreements. The Agreement shall be deemed to be and considered as separate security agreements for each of the Borrowers.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written,

                                  TRANS GLOBAL SERVICES, INC.
                                  By: Joseph G. Sicinski
                                  Title:  President

                                  TGS SERVICES, INC.
                                  By: Joseph G. Sicinski
                                  Title:  President

                                  AVIONICS RESEARCH HOLDINGS, INC.
                                  By:  Joseph G. Sicinski
                                  Title:  President

                                  RESOURCE MANAGEMENT INTERNATIONAL, INC.
                                  By: Joseph G. Sicinski
                                  Title:  President

                                  AVIONICS RESEARCH CORPORATION
                                  By:  Joseph G. Sicinski
                                  Title:  President

                                  AVIONICS RESEARCH CORPORATION OF FLORIDA
                                  By:  Joseph G. Sicinski
                                  Title:  President

                                   CITIZENS BUSINESS CREDIT COMPANY
                                   By: Ralph L. Letner
                                   Title:  Vice President

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)

                                EXHIBIT A


A continuing security interest in:

(a) accounts including without limitation all accounts receivable, sums due from factors, contracts, contract rights, notes, bills, drafts, acceptances, instruments, documents, chattel paper, chooses in action, and all other debts, obligations and liabilities in whatever form, owing to Borrower from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to Borrower, for goods sold by it or for services rendered by it, or however otherwise same may have been established or created, all guaranties and securities therefor, all right, title and interest of Borrower in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit and all rights of an unpaid seller of merchandise or services;

(b) inventory including, without limitation, all goods, merchandise, raw materials, goods and work in process, finished goods, and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or consumed in the Borrower's business;

(c) equipment including without limitation all fixtures, machinery, equipment, molds, tools, dies, motor vehicles, trailers, boats and other goods (as defined in the Uniform Commercial Code) whether now owned or hereafter acquired by Borrower and wherever located, all replacements and substitutions therefor or accessions thereto;

(d) general intangibles including without limitation, tax refunds, insurance premium rebates, pension refunds, trademarks, copyrights, patents, the corporate name, trade names, trade styles and all products names, catalogs, product literature, reports, computer programs and information on electronic media, blueprints, drawings, customer lists, rate lists, purchase orders, contract rights, rights to payment under royalty or license agreement infringement claims and chooses in action; and

(e) all products and proceeds from any of the foregoing including without limitation all proceeds of credit, fire or other insurance and deposit accounts.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


                               EXHIBIT
             List of Locations of Places of Business and Collateral

  Name of Borrower:   TRANS GLOBAL SERVICES, INC.

  The Borrower warrants that:

  (a)    its principal place of business is:
                               1393 Veterans Memorial Highway, Suite 307
                               Hauppauge, New York 11788

  (b)    its chief executive office is:
                               Same
  (c)      its records concerning accounts are located at:
                               Same
  (d)      its only other places of business are: See Attachment

  (e) all of the Collateral is located at its places of business and the following: See Attachment

Description of Collateral     Location                Owner of Location

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)


                           ATTACHMENT TO EHHIBIT B



Places of Business and Locations of Collateral:

Pursuant to the provisions of a Credit Agreement dated as of April -1 1998 (the "Agreement") between Trans Global Services, Inc. (the "Company"), TGS Services Corp ("TGS"), Avionics Research Holdings, Inc. ("Holdings"), Resource Management International, Inc. ("RMI"), Avionics Research Corporation of New York ("Avionics-NY") and Avionics Research Corp. of Florida, ("Avionics-FL") and Citizens Business Credit Company, a division of Citizens Leasing Corporation, a Rhode Island corporation ("Citizens"), the undersigned certifies that the following is a complete list of all of the locations where the Company and any Subsidiary (as defined in the Agreement) maintains a place of business:


 Address:

Trans Global Services, Inc.              See attached for addresses for
1393 Veterans Mem. Hwy., Suite 307S      Resource Management International, Inc.
Hauppauge, NY 11788                      Avionics Research Corp. and Avionics
                                          Research Corp. of Florida

TGS Services Corp.
1393 Veterans Mem. Mwy., Suite 307S
Hauppauge, NY 11788

All of the assets of the Company and its Subsidiaries are located at the above listed places of business and the following:

                                                 Description of
                                                 Collateral at
               Address:                          Such Location.






I hereby certify that the above is true and correct as of this day of April, 1998.

                                          Name:
                                          Title:

*State if a public or private warehouse.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 10.1 Credit Agreement between Trans Global Services, Inc. and CITIZENS BUSINESS CREDIT COMPANY (Continued)



                           ATTACHMENT TO EXHIBIT B
                                  (continued)


Resource Management International, Inc.

1393 Veterans Memorial Hwy.  Hauppauge, N.Y. 11788
2727 Avenue E East Suite 801, Arlington, Texas 76011
27201 Tourney Rd. Suite 201-G, Valencia, Ca. 91355
2211 E. Highland Ave. Suite 160, Phoenix, Az 85016
1648 W. Sam Houston Pkwy.  N, Houston, Tx 77043 .

515 116th Avenue NE Suite 253, Bellevue, Washington 98004
PO Box 416, Henryville, Pa. 18332

Avionics Research Corp.

1393 Veterans Mem.  Hwy.  Suite 307S, Hauppauge, N.Y. 11788
8649 SW 17th St., Ft.  Lauderdale, Fl. 33324

Avionics Research Corp. of Florida

706 E. Colonial Dr., Orlando, Fl. 32803

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 11.1- Computation of Earnings per Share

                                               Three Months March 31,
                                               1998             1997

Net Loss                                      ( 84,535)         ( 94,825)
Weighted Average Number of
 Shares Outstanding                          3,819,716         3,819,123

Dilutive effect of stock
 options and warrants computed
 by use of treasury stock method                65,461                 0                0


Weighted Average Number of
 Shares Outstanding Assuming Dilution        3,885,177         3,819,123
                                             ---------         ----------

Computation of Loss Per
 Share=Net Loss/Average
 common and common share
 equivalent shares
 outstanding


Basic Loss Per Share                       $(     .02)       $ (    .03)
                                           -----------       -----------

Diluted Loss Per Share                     $(     .02)       $ (    .03)




















